                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No. __________)

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:
/X/      Preliminary proxy statement
/ /      Definitive proxy statement
/ /      Definitive additional materials
/ /      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Jefferson Bancorp, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                            Jefferson Bancorp, Inc.
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box): (previously paid by wire transfer)
/ /      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         (1)     Title of each class of securities to which transaction
                 applies:    common stock
                         -------------------

         (2)     Aggregate number of securities to which transaction applies:
                 2,064,505
                 ---------------

         (3)     Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11:   $23.00
                 ---------------------------------------------------------------

         (4)     Proposed maximum aggregate value of transaction:
                 $48,737,243.36*
                 --------------------

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount previously paid:
                 _______________________________________________________________


         (2)     Form, schedule or registration statement no.:
                 _______________________________________________________________

         (3)     Filing party:
                 _______________________________________________________________

         (4)     Date filed:
                 _______________________________________________________________


* Includes $1,253,628.36 to be paid in settlement of outstanding stock options.

                         [JEFFERSON BANCORP LETTERHEAD]




                                                                 August 19, 1996

Dear Stockholder:

         You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of Jefferson Bancorp, Inc. ("Jefferson"), which will be held at Jefferson's main office located at 1011 Fourth Street, Gretna, Louisiana, on Thursday, September 19, 1996 at 10:00 a.m., Central Time.

         At the Special Meeting, stockholders will be asked to approve the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") and a related Plan of Merger (the "Plan of Merger"), both dated as of May 24, 1996, whereby ISB Acquisition Corp. will be merged into Jefferson (the "Merger"), with Jefferson as the surviving corporation. If the Merger is consummated, each share of common stock of Jefferson, par value $.01 per share (the "Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Louisiana law, and shares held by ISB Financial Corporation ("ISBF") or Iberia Savings Bank ("ISB") in other than a fiduciary capacity) shall be converted into and represent the right to receive $23.00 in cash without any interest thereon (the "Merger Consideration").

         As a result of the Merger, Jefferson will become a wholly owned subsidiary of ISBF. Immediately thereafter, Jefferson will be merged with and liquidated into ISBF (the "Liquidation"). Immediately prior to the Merger, Jefferson Federal Savings Bank ("Jefferson Federal"), the wholly owned subsidiary of Jefferson, will convert to a Louisiana-chartered savings bank known as "Jefferson Savings Bank," which will be operated as a separate subsidiary of ISBF following the Merger. Approval by Jefferson's stockholders of the Reorganization Agreement and the Plan of Merger is a condition to consummation of the Merger. The terms of the Merger are explained in detail in the accompanying Proxy Statement, which we urge you to read carefully.

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE SAME BECAUSE THE BOARD BELIEVES THEM TO BE IN THE BEST INTERESTS OF STOCKHOLDERS.

         Enclosed is a Notice of Special Meeting of Stockholders, the Proxy Statement, a proxy card, and Jefferson's 1995 Annual Report to Stockholders and Form 10-Q for the quarter ended June 30, 1996. Your vote is important, regardless of the number of shares you own. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If you decide to attend the meeting, you may vote your shares in person whether or not you have previously submitted a proxy. On behalf of the Board, I thank you for your attention to this important matter.

                                          Sincerely,


                                          Karen L. Knight
                                          President and Chief Executive Officer

                            JEFFERSON BANCORP, INC.
                               1011 Fourth Street
                            Gretna, Louisiana  70053
                                 (504) 368-1011

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON  SEPTEMBER 19, 1996

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Jefferson Bancorp, Inc. ("Jefferson") will be held at Jefferson's main office located at 1011 Fourth Street, Gretna, Louisiana, on Thursday, September 19, 1996, commencing at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         1. To consider and vote upon the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated as of May 24, 1996, by and among ISB Financial Corporation ("ISBF"), Iberia Savings Bank ("ISB"), Jefferson and Jefferson Federal Savings Bank ("Jefferson Federal"), and a related Plan of Merger (the "Plan of Merger"), pursuant to which (i) ISB Acquisition Corp. ("Interim") will be merged into Jefferson (the "Merger"), with Jefferson as the surviving corporation; and (ii) each share of common stock of Jefferson, par value $.01 per share ("Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Louisiana law, and shares held by ISBF or ISB in other than a fiduciary capacity) shall be converted into and represent the right to receive $23.00 in cash ("Merger Consideration"), as described in the Proxy Statement and in the Reorganization Agreement which is attached as Appendix A thereto;

         2. To adjourn the Special Meeting, if necessary, to solicit additional proxies; and

         3. To transact such other business, if any, as may properly come before the Special Meeting or any adjournment thereof.

         Only holders of record of the Common Stock at the close of business on August 9, 1996 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

         Dissenting stockholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than 80% of Jefferson's total voting power. For a summary of the rights of stockholders of Jefferson to dissent, see "The Merger - Dissenters' Rights" in the attached Proxy Statement and Appendix D thereto.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Dr. G. Robert Murphy, Jr., Secretary


Gretna, Louisiana
August 19, 1996


- - --------------------------------------------------------------------------------
     YOU ARE  CORDIALLY  INVITED TO  ATTEND  THE  SPECIAL MEETING.   IT  IS
  IMPORTANT  THAT YOUR  SHARES  BE REPRESENTED REGARDLESS OF THE NUMBER  YOU
  OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU  ARE URGED TO COMPLETE, SIGN, DATE
  AND RETURN THE ENCLOSED  PROXY PROMPTLY IN THE ENVELOPE  PROVIDED.  IF YOU
  ATTEND THE MEETING, YOU  MAY VOTE EITHER IN PERSON  OR BY YOUR PROXY.  ANY
  PROXY GIVEN MAY BE REVOKED  BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR
  TO THE EXERCISE THEREOF.
- - --------------------------------------------------------------------------------

                               TABLE OF CONTENTS



                                                                                                                              Page
                                                                                                                              ----
INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
SELECTED CONSOLIDATED FINANCIAL AND OTHER INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
         Background of and Reasons for the Merger; Recommendation of the
           Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
         Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
         Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
         Surrender of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
         Representations and Warranties; Conditions to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         Regulatory and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
         Business Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
         Effective Date of the Merger; Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31
         Accounting Treatment of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
         Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
         Expenses of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
ADJOURNMENT OF SPECIAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37

Appendix A -- Agreement and Plan of Reorganization and
                     the exhibits thereto . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Appendix B -- Stock Option Agreement Dated as of
                     March 29, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
Appendix C -- Opinion of Jefferson's Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
Appendix D -- Statutory Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1

                            JEFFERSON BANCORP, INC.
                                PROXY STATEMENT

                                  INTRODUCTION

         This Proxy Statement is being furnished to the stockholders of Jefferson Bancorp, Inc. ("Jefferson") in connection with the solicitation of proxies by the Board of Directors of Jefferson for use at the special meeting of stockholders, and any adjournment thereof, to be held at the time and place set forth in the accompanying notice of special meeting ("Special Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about August 19, 1996.

         At the Special Meeting, stockholders of Jefferson will be asked to approve and adopt an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") and a related Plan of Merger of ISB Acquisition Corp. ("Interim") with and into Jefferson (the "Plan of Merger"). The Reorganization Agreement and related Plan of Merger each are dated as of May 24, 1996, and copies of each are attached hereto as Appendix A.

         Upon the Effective Date (as defined in the Reorganization Agreement) of the merger transaction underlying the Plan of Merger (the "Merger"), each share of the common stock of Jefferson, par value $.01 per share ("Common Stock"), issued and outstanding immediately prior to the Effective Date (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Louisiana law, and shares held by ISBF or ISB in other than a fiduciary capacity) shall be converted into and represent the right to receive $23.00 in cash without any interest thereon (the "Merger Consideration"). Immediately after effectiveness of the Merger, Jefferson will be merged, liquidated and dissolved (the "Liquidation") pursuant to the Plan of Merger and Liquidation of Jefferson Bancorp, Inc. by ISB Financial Corporation ("Plan of Liquidation"). The Merger and the Liquidation will occur consecutively and are expected to occur contemporaneously, or with each transaction occurring as soon as practicable after consummation of the preceding transaction. For a more complete description of the Reorganization Agreement and the terms of the Merger, see "The Merger."

         The Common Stock is quoted and traded from time to time on the Nasdaq National Market System ("Nasdaq/NMS") under the symbol "JEBC". The last reported closing sales price per share of Common Stock as of August ___, 1996, the latest practicable trading day before printing of this Proxy Statement, was $_______. See "Summary - Market Prices."

         ALL STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission ("SEC") by Jefferson (File No. 0-24618) pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") are incorporated by reference in this Proxy Statement:

         1. Jefferson's Annual Report on Form 10-K for the year ended December 31, 1995 (including certain information contained in Jefferson's Proxy Statement dated March 15, 1996, used in connection with Jefferson's 1996 Annual Meeting of Stockholders and incorporated by reference in the Form 10-K and the portions of Jefferson's 1995 Annual Report to Stockholders incorporated by reference herein pursuant to clause 4 below);

         2. Jefferson's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

         3. Jefferson's Current Reports on Form 8-K dated January 25, 1996, January 31, 1996, March 29, 1996, May 24, 1996 and July
                 15, 1996; and

         4. The following portions of Jefferson's Annual Report to Stockholders for the year ended December 31, 1995: management's discussion and analysis of financial condition and results of operation (pages 4 through 11); selected consolidated financial and operating data (page 14); and audited consolidated financial statements and notes thereto (pages 15 through 35).

         Accompanying this Proxy Statement are Jefferson's 1995 Annual Report to Stockholders and Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

         The Reorganization Agreement between ISBF, ISB, Jefferson and Jefferson Federal Savings Bank ("Jefferson Federal") dated as of May 24, 1996 and the exhibits thereto are included herewith as Appendix A and are incorporated by reference herein. Discussions of the terms and conditions of the Reorganization Agreement are summary in nature, and holders of Common Stock are referred to the Reorganization Agreement for a more complete discussion of the terms and conditions of the Merger, the Reorganization Agreement and related transactions.

         Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement or any supplement hereto.

         Also incorporated herein by reference are the documents attached hereto as Appendices B, C and D to this Proxy Statement.

         THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS FILED BY JEFFERSON WITH THE SEC WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. ALL OF SUCH DOCUMENTS WITH RESPECT TO JEFFERSON ARE AVAILABLE, UPON WRITTEN OR ORAL REQUEST, FROM DR. G. ROBERT MURPHY, JR., SECRETARY, JEFFERSON BANCORP, INC., 1011 FOURTH STREET, GRETNA, LOUISIANA 70053; TELEPHONE NUMBER (504) 368-1011. COPIES WILL BE FURNISHED (WITHOUT EXHIBITS UNLESS THE EXHIBITS HAVE BEEN SPECIFICALLY INCORPORATED BY REFERENCE) FREE OF CHARGE BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 6, 1996.


                                    SUMMARY

         THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE MATTERS DESCRIBED HEREIN. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT AND IN THE APPENDICES ATTACHED HERETO. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND THE APPENDICES HERETO IN THEIR ENTIRETY.

THE PARTIES TO THE MERGER

         JEFFERSON AND JEFFERSON FEDERAL. Jefferson is a Louisiana corporation and a unitary savings and loan holding company registered under the Home Owners' Loan Act, as amended (the "HOLA"). Jefferson is the parent holding company of Jefferson Federal, a federally chartered savings bank. Jefferson has no significant assets other than the shares of Jefferson Federal's common stock and United States Government and federal agency obligations. The deposits of Jefferson Federal are insured to the maximum extent provided by law by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"). The principal business of Jefferson Federal consists of attracting deposits from the general public through its offices and using those and other available funds to purchase mortgage-backed securities and investment securities and to originate loans.
At June 30, 1996, mortgage-backed securities, investment securities and the net loan portfolio amounted to $116.2 million, $71.0 million and $62.8 million, respectively, representing 43.8%, 26.7% and 23.6% of total assets, respectively, at such date. The loan portfolio consists primarily of loans secured by single-family residences located in the New Orleans, Louisiana metropolitan area and consumer loans. Jefferson's executive offices are located at 1011 Fourth Street, Gretna, Louisiana 70053, and its telephone number is (504) 368-1011. At June 30, 1996, Jefferson had total consolidated assets of $265.6 million, total liabilities of $229.5 million, including deposits of $227.5 million, and stockholders' equity of $36.1 million.

         For additional information concerning Jefferson, its business, financial condition and results of operations, see "Incorporation Of Certain Documents By Reference" and "Selected Consolidated Financial and Other Information."

         ISBF AND ISB. ISBF is a Louisiana corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). ISBF is the parent holding company of ISB, a Louisiana-chartered savings bank which conducts its business from its main office located in New Iberia, Louisiana and 18 full-service branch offices located in New Iberia, Lafayette, Jeanerette, Franklin, Morgan City, Crowley, Rayne, Kaplan, St. Martinville and Abbeville, all of which are in southwestern Louisiana. ISB attracts retail deposits from the general public and the business community through a variety of deposit products and uses such funds to originate first and second liens on single-family (one-to-four units) residences as well as consumer and commercial loans in ISB's primary market in southwestern Louisiana. ISB's deposits are insured primarily by the SAIF and, to a much lesser extent, the Bank Insurance Fund ("BIF"), each of which is administered by the FDIC, within applicable limits. ISBF's executive offices are located at 1101 East Admiral Doyle Drive, New Iberia, Louisiana 70560, and its telephone number is (318) 365-2361. At June 30, 1996, ISBF had total consolidated assets of $686.5 million, total liabilities of $569.0 million, including deposits of $515.3 million, and stockholders' equity of $117.5 million.

THE SPECIAL MEETING

         The Special Meeting will be held at Jefferson's main office located at 1011 Fourth Street, Gretna, Louisiana on September 19, 1996 at 10:00 a.m., Central Time. Only the holders of record of the outstanding shares of Common Stock at the close of business on August 9, 1996 (the "Voting Record Date") are
entitled to notice of and to vote at the Special Meeting.   At the Voting
Record Date, 2,195,635 shares of Common Stock were both outstanding and entitled to vote. A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Special Meeting in order for a quorum to be present. Shares as to which the "ABSTAIN" box has been marked on the proxy will be counted as present for determining if a quorum is present. Each share of Common Stock entitles the holder thereof to one vote on each matter to be submitted to Jefferson's stockholders at the Special Meeting.

         At the Special Meeting, Jefferson's stockholders will be asked to consider and vote upon (a) a proposal to approve the Reorganization Agreement and a related Plan of Merger, and (b) an adjournment of the Special Meeting if necessary to solicit additional proxies, as well as the transaction of such other business as may properly come before the Special Meeting and any adjournment thereof. The affirmative vote of at least two-thirds of the total votes present in person or by proxy at the Special Meeting is required to adopt and approve the Reorganization Agreement and the related Plan of Merger. The affirmative vote of the holders of a majority of the total votes present in person or by proxy at the Special Meeting is required to adjourn the Special Meeting, if such adjournment is necessary. Because of the required votes, abstentions will have the effect of a vote against each of the proposals. Under rules of the New York Stock Exchange ("NYSE"), each of the proposals to approve the Reorganization Agreement and related Plan of Merger and to approve any necessary adjournment of the Special Meeting are "non-discretionary" items upon which brokerage firms may not vote in the absence of voting instructions from their clients. Because there are no "discretionary" proposals being submitted to stockholders, there will be no broker non-votes (i.e., the withholding of a vote by a broker on a non-discretionary proposal as to shares that are being voted on a discretionary proposal by the broker).

         The directors of Jefferson intend to vote or cause to be voted all shares of Common Stock which they have the right to vote for approval and adoption of the Reorganization Agreement. As of the Voting Record Date, the directors and executive officers of Jefferson and their associates in the aggregate beneficially owned 110,172 shares, or 5.0% of the issued and outstanding Common Stock, excluding shares subject to options.

         Revocability of Proxies. Holders of Common Stock may revoke a proxy at any time prior to its exercise by filing with the Secretary of Jefferson (Dr. G. Robert Murphy, Jr., Secretary, 1011 Fourth Street, Gretna, Louisiana 70053) a written notice of revocation or a proxy bearing a later date, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not of itself constitute revocation of a proxy. If your shares are not registered in your own name, you will need additional documentation from your recordholder in order to vote personally at the Special Meeting.

         HOLDERS OF COMMON STOCK ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE MEETING. ALL PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE MEETING WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED ON THE PROXY CARDS IN ACCORDANCE WITH ANY INSTRUCTIONS THEREON AND, IF NO INSTRUCTIONS ARE GIVEN, WILL BE VOTED FOR ADOPTION AND APPROVAL OF THE REORGANIZATION AGREEMENT AND THE RELATED PLAN OF MERGER AND FOR ANY NECESSARY ADJOURNMENT OF THE SPECIAL MEETING.

TERMS OF THE MERGER

         In accordance with the terms of the Reorganization Agreement, on the Effective Date, Interim will be merged with and into Jefferson (the "Merger"), with Jefferson as the surviving corporation. Each share of Common Stock outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Louisiana law, and shares held by ISBF or ISB in other than a fiduciary capacity) shall be converted into and represent the right to receive $23.00 in cash without any interest thereon (the "Merger Consideration"). As of the date of this Proxy Statement, ISBF owns 107,000 shares of Common Stock in other than a fiduciary capacity, which shares will be cancelled as of the Effective Date. In addition, each outstanding option to purchase Common Stock (other than pursuant to the Stock Option Agreement, dated as of March 29, 1996) issued by Jefferson ("Jefferson Option") shall be cancelled, and each holder shall be entitled to receive, whether or not vested or exercisable, an amount determined by multiplying the excess of the Merger Consideration over the applicable exercise price per share of such option by the number of shares of Common Stock subject to such Jefferson Option. Immediately prior to the Merger, Jefferson Federal will convert from a federally chartered stock savings bank to a Louisiana-chartered stock savings bank to be known as "Jefferson Savings Bank". Also, on the Effective Date, Jefferson will be merged, liquidated and dissolved into ISBF (the "Liquidation") pursuant to the Plan of Liquidation. As a result, ISBF will become a multiple bank holding company with ISB and Jefferson Savings Bank as wholly-owned, Louisiana-chartered savings bank subsidiaries.

FAIRNESS OPINION

         The Board of Directors of Jefferson has received a written opinion from Charles Webb & Company ("Webb"), dated as of August 19, 1996, to the effect that the consideration to be paid to Jefferson's stockholders pursuant to the Reorganization Agreement is fair to the stockholders of Jefferson from a financial point of view. A copy of the fairness opinion of Webb is attached hereto as Appendix C and should be read in its entirety. See "The Merger - Opinion of Financial Advisor."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF JEFFERSON

         The Board of Directors of Jefferson has determined that the Merger is in the best interests of the stockholders and, accordingly, has unanimously approved the Merger. THE BOARD OF DIRECTORS OF JEFFERSON UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE REORGANIZATION AGREEMENT AND THE RELATED PLAN OF MERGER. SEE "THE MERGER - BACKGROUND OF AND REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS."

OPTION AGREEMENT

         In fulfillment of a condition to ISBF's entry into a Letter of Intent on March 29, 1996 and to induce such entry, Jefferson and ISBF entered into a Stock Option Agreement dated as of March 29, 1996 ("Option Agreement"), a copy of which is attached hereto as Appendix B. Pursuant to the Option Agreement, Jefferson granted to ISBF a stock option (the "ISBF Option"), exercisable in whole or in part only under certain circumstances, to purchase up to 241,000 authorized but unissued shares of Common Stock at a price of $19.375 per share, which would represent approximately 9.99% of the issued and outstanding shares of Common Stock in the event of a full exercise of the ISBF Option. The per share exercise price of the ISBF Option was determined by arm's length negotiations and was based on the historical market price of the Common Stock prior to the announcement of the Merger. The purpose of the ISBF Option is to increase the likelihood that the Merger will occur by making it more difficult and expensive for another party to acquire Jefferson. See "The Merger - Option Agreement."

CONDITIONS TO THE MERGER

         The obligations of the parties to the Reorganization Agreement to consummate the transactions contemplated thereunder are subject to a variety of conditions, including the approval by the stockholders of Jefferson, the receipt of all required regulatory approvals, the receipt of opinions from counsel to Jefferson and ISBF, the absence of any order, judgment or decree or any suit, action or proceeding pending or threatened which seeks to restrain or prohibit the Merger, the continued accuracy of the representations and warranties of each party to the Reorganization Agreement, the appointment of Karen L. Knight to the Board of Directors of ISBF for a period of not less than two years, and the delivery of certain documentation contemplated by the Reorganization Agreement. See "The Merger - Representations and Warranties; Conditions to the Merger."

DISSENTERS' RIGHTS

         Holders of shares of Common Stock who object to the Merger and comply with the prescribed statutory procedures may be entitled to have the fair value of their shares determined in accordance with the Louisiana Business Corporation Law ("BCL") and paid to them in cash in lieu of the cash they would otherwise be entitled to receive in the Merger. Dissenting shareholders who comply with the procedural requirements of the BCL will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than 80% of Jefferson's total voting power. A copy of the pertinent statutory provisions of the BCL is attached to this Proxy Statement as Appendix D. FAILURE TO FOLLOW SUCH PROVISIONS PRECISELY MAY RESULT IN A LOSS OF DISSENTERS' RIGHTS. See "The Merger - Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The payment of cash for the Common Stock and for outstanding options pursuant to the terms of the Reorganization Agreement and the Plan of Merger will be a taxable transaction to the stockholders and optionees of Jefferson for federal income tax purposes and may also be a taxable transaction under state, local and other tax laws. The stockholders and optionees of Jefferson are urged to consult their personal tax advisors regarding the tax consequences of the proposed transaction as it may relate to them. See "The Merger - Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT OF THE MERGER

         The Merger will be accounted for as a purchase for accounting purposes. See "The Merger - Accounting Treatment of the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         The Reorganization Agreement contains provisions which require ISBF to
(i) appoint Karen L. Knight, the Chairman of the Board, President and Chief Executive Officer of Jefferson, as a director of ISBF upon consummation of the Merger, (ii) pay Ms. Knight the amounts required to be paid under the agreement, dated as of December 7, 1994, among Ms. Knight, Jefferson and Jefferson Federal as well as provide Ms. Knight for a period ending the earlier of two years from the Effective Date or the date Ms. Knight begins full-time employment with another employer with continued participation in all life insurance, accident and disability plans, programs and arrangements, (iii) assume and honor the agreement between Ms. Knight and Jefferson Federal, dated December 27, 1989 and as re-affirmed on May 24, 1996, relating to the continuation of health, major medical and hospitalization insurance on behalf of Ms. Knight for life, with coverage no less than the coverage presently received by Ms. Knight, (iv) pay Ms. Knight her accrued but unused vacation as well as any benefits which Ms. Knight may be entitled under the Deferred Compensation Agreement, dated as of December 14, 1994, by and among Jefferson, Jefferson Federal and Ms. Knight and any benefits Ms. Knight may be entitled under Jefferson's Employee Stock Ownership Plan, (v) continue the employment of all other personnel of Jefferson Federal and its subsidiaries for a period of not less than six months subsequent to the Effective Date, except in the event of good cause for termination, (vi) honor the terms of the severance pay plan for executive officers of Jefferson and Jefferson Federal as adopted December 21, 1994, (vii) honor the terms of the severance pay plan for certain officers of Jefferson and Jefferson Federal as adopted December 21, 1994, (viii) honor the terms of Jefferson's non-employee directors' severance plan, as adopted January 11, 1995, (ix) provide the employees of Jefferson and its subsidiaries who become employed by ISBF immediately following consummation of the Merger with service credit from their hire date at Jefferson or its subsidiaries under various employee benefit plans offered by ISBF, to the extent permissible in accordance with the provisions of the applicable plan, insurance policies, contract and underlying law, and (x) indemnify all former and then-existing directors, officers, employees and agents of Jefferson or of any of its subsidiaries for a period of six years after the Effective Date with respect to any matter based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or agent of Jefferson or any of its subsidiaries. ISBF also contemplates entering into a two-year consulting agreement with Ms. Knight following the Effective Date, pursuant to which ISBF will pay Ms. Knight a fee of $50,000 per year. See "The Merger - Interests of Certain Persons in the Merger."

         Other than as set forth above, no director or executive officer of Jefferson or ISBF has any direct or indirect material interest in the Merger, except in the case of the directors and executive officers of Jefferson insofar as ownership of Common Stock and existing options to purchase such stock might be deemed such an interest.

MARKET PRICES

         The Common Stock is included for quotation on the Nasdaq National Market System ("Nasdaq/NMS") under the symbol "JEBC." The table below sets forth, for the calendar quarters indicated, the reported high and low closing sales prices of the Common Stock based on published financial sources and cash dividends paid or declared per share by Jefferson. The per share sales prices and the amount of dividends paid per share for periods prior to August 18, 1994 have been adjusted to give effect to the exchange ratio used to convert the common stock of Jefferson Federal into Jefferson's Common Stock.

                                                                                                Cash
                                                                                             Dividends
                                                                                              Paid Per
                            1994                               High             Low            Share
                            ----                             ----------      -----------    -------------
                            First Quarter                       $13.25          $12.75             $.06
                            Second Quarter                       14.00           12.75              .06
                            Third Quarter                        14.50           12.50              .06
                            Fourth Quarter                       14.25           12.75              .0375

                            1995
                            ----

                            First Quarter                        17.25           13.875             .075
                            Second Quarter                       20.00           16.75              .075
                            Third Quarter                        21.75           19.625             .075
                            Fourth Quarter                       21.75           19.25              .075

                            1996
                            ----

                            First Quarter                        20.50           19.00              .075
                            Second Quarter                       22.50           21.50              .075


         On March 28, 1996, the last full trading day prior to the execution and delivery of the Letter of Intent between ISBF and Jefferson and the public announcement thereof, the closing sales price per share of Common Stock on the Nasdaq/NMS as reported in the Wall Street Journal was $19.50. On August __, 1996, the most recent practicable date prior to the printing of this Proxy Statement, the closing sales price per share of Common Stock on the Nasdaq/NMS was $_____.

         STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK, TO THE EXTENT POSSIBLE, PRIOR TO THE SPECIAL MEETING.

             SELECTED CONSOLIDATED FINANCIAL AND OTHER INFORMATION
                 (Dollars in Thousands, Except Per Share Data)

         The following tables set forth certain consolidated financial and other data of Jefferson at the dates and for the periods indicated.

                                                                                      December 31,
                                             June 30,     ---------------------------------------------------------------------
                                               1996          1995          1994           1993          1992          1991
                                         ---------------  -----------   -----------   ------------   ----------    ------------

 SELECTED BALANCE SHEET DATA:
 Assets                                     $265,594       $265,870      $260,965       $256,140     $256,922      $249,153
 Cash and cash equivalents                     8,049          7,485         9,128         31,638       25,738        32,988
 Other interest-bearing deposits                 100            400           100          1,583       11,336        22,481
 Investment securities                        70,964         81,996       103,984         85,052       68,720        15,909
 Mortgage-backed securities, net             116,207        106,352        79,651         61,954       50,403        51,140
 Loans receivable, net                        62,766         62,306        61,354         68,994       93,114       118,302
 Loans held for sale                              --             87            --             32          252            --
 Deposits                                    227,495        229,065       226,996        238,645      242,613       236,337
 FHLB advances and other borrowings               --             --            --            112           --            --
 Stockholders' equity(1)                      36,060         34,814        32,186         15,612       12,403        10,547

 Full service offices(2)                           7              7             7              7            7             7

                                              Six Months Ended
                                                  June 30,                          Year Ended December 31,
                                         -----------------------  -----------------------------------------------------------
                                            1996        1995        1995       1994        1993        1992        1991
                                         ----------    ---------  ---------- ----------  ----------  ----------  ------------
 SELECTED OPERATING DATA:
 Total interest income                     $8,713      $8,573     $17,476     $15,002     $15,238     $17,727      $20,075
 Total interest expense                     4,383       4,166       8,621       7,480       8,139      10,402       14,466
                                            -----       -----      ------      ------      ------      ------       ------
 Net interest income                        4,330       4,407       8,855       7,522       7,099       7,325        5,609
 Provision (recovery) for loan losses         (22)         99         101         (27)        131         243          432
                                            -----       -----      ------      ------      ------      ------       ------
 Net interest income after provision
   (recovery) for loan losses               4,352       4,308       8,754       7,549       6,968       7,082        5,177
 Noninterest income                           548         563       1,116       1,210       1,373       1,416        1,248
 Noninterest expense                        3,023       2,908       6,087       5,382       5,420       5,434        5,558
                                            -----       -----      ------      ------      ------      ------       ------
 Income before income taxes                 1,877       1,963       3,783       3,377       2,921       3,064          867
 Income taxes                                 585         510       1,109       1,048       1,029       1,208          417
                                            -----       -----      ------      ------      ------      ------       ------
 Net income                                $1,292      $1,453     $ 2,674     $ 2,329     $ 1,892      $1,856      $   450
                                            =====       =====      ======      ======      ======       =====       ======

 Earnings per share(3)                     $ 0.62      $ 0.71    $   1.29     $  1.12     $  0.89         N/A          N/A
                                            =====       =====     =======      ======      ======

 SELECTED OPERATING RATIOS:
    Return on average assets                 0.97%       1.10%       1.01%        .90%       0.74%       0.72%        0.18%
    Return on average equity                 7.29        8.87        8.35       10.65       12.97       15.70         4.33
    Average equity to average assets        13.27       12.45       12.10        8.43        5.68        4.60         4.23
    Dividend payout ratio(3)(4)             24.19       21.13       23.26       19.42       19.10         N/A          N/A

- - -------------------

(1)      Retained earnings prior to 1993.

(2) Jefferson Federal's branch office located at 2330 Barataria Boulevard, Marrero, Louisiana does not accept loan applications.

(3) No shares of Common Stock were outstanding prior to consummation of the mutual holding company formation on January 1, 1993.

(4)      Earnings per share for 1993 have been restated to reflect the 1994
         Conversion.

                                SPECIAL MEETING

         This Proxy Statement is being furnished to Jefferson's stockholders in connection with the solicitation of proxies by the Board of Directors of Jefferson for use at the Special Meeting to be held on September 19, 1996, and at any adjournment thereof.

         STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. Jefferson stock certificates should NOT be forwarded until after receipt of a letter of transmittal, which will be provided to stockholders promptly following consummation of the Merger.

         This Proxy Statement, the Notice of Special Meeting of Stockholders and the accompanying proxy solicited by the Board of Directors of Jefferson are first being mailed to the stockholders of Jefferson on or about August 19, 1996.

         All information contained in this Proxy Statement relating to Jefferson and its subsidiaries has been supplied by Jefferson, and all information contained in this Proxy Statement relating to ISBF and its subsidiaries has been supplied by ISBF.

         The principal executive offices of Jefferson are located at 1011 Fourth Street, Gretna, Louisiana 70053, and its telephone number is (504) 368-1011.

         Purpose of Meeting. The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Reorganization Agreement and the related Plan of Merger, a proposal to adjourn the Special Meeting if necessary to solicit additional votes, and the transaction of such other business as may properly come before the Special Meeting and any adjournment thereof. It is not anticipated that any other matter will be brought before the Special Meeting. If any other matter is properly presented at the Special Meeting for consideration, the persons named in the enclosed form of proxy card and acting thereunder will have discretion to vote on such matter in accordance with their best judgment.

         Shares Outstanding and Entitled to Vote; Voting Record Date. The close of business on August 9, 1996 has been fixed by the Board of Directors of Jefferson as the Voting Record Date for the determination of holders of Common Stock entitled to notice of and to vote at the Special Meeting and any adjournment thereof. At the close of business on the Voting Record Date, there were 2,195,635 shares of Common Stock outstanding, held by approximately _______ holders of record. Each share of Common Stock entitles the holder thereof to one vote on each matter to be submitted to stockholders at the Special Meeting.

         Vote Required. A quorum, consisting of a majority of the voting power of the issued and outstanding Common Stock of Jefferson entitled to vote at the Special Meeting, must be present in person or by proxy before any action may be taken at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy will be counted as present for determining if a quorum is present. Under the BCL, the affirmative vote of the holders of at least two-thirds of the Common Stock present in person or by proxy at the Special Meeting is required to approve the Reorganization Agreement and the Plan of Merger. The affirmative vote of the holders of a majority of the total votes present in person or by proxy at the Special Meeting is required to adjourn the Special Meeting, if such adjournment is necessary. Because of the required votes, abstentions will have the effect of a vote against each of the proposals. Under rules of the NYSE, each of the proposals to approve the Reorganization Agreement and related Plan of Merger and to approve any necessary adjournment of the Special Meeting are "non-discretionary" items upon which brokerage firms may not vote in the absence of voting instructions from their clients. Because there are no "discretionary" proposals being submitted to stockholders, there will be no broker non-votes (i.e., the withholding of a vote by a broker on a non-discretionary proposal as to shares that are being voted on a discretionary proposal by the broker).

         As of the Voting Record Date, the directors and executive officers of Jefferson and their associates in the aggregate beneficially owned and are entitled to vote 110,172 shares or 5.0% of the outstanding shares of Common Stock (exclusive of shares of Common Stock which may be acquired upon the exercise of outstanding stock options). The directors of Jefferson intend to vote or cause to be voted all shares of Jefferson which they have the right to vote for approval and adoption of the Reorganization Agreement and the related Plan of Merger.

         Voting; Solicitation and Revocation of Proxies. A proxy for use at the Special Meeting is being furnished to each Jefferson stockholder together with this Proxy Statement and is solicited by the Board of Directors of Jefferson. Any stockholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of Jefferson, at the address of the set forth on the Notice of Special Meeting of Stockholders, written notice of such revocation; by executing a later-dated proxy; or by attending the Special Meeting and giving notice of such revocation in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. Each proxy returned to Jefferson (and not revoked) will be voted in accordance with the instructions indicated thereon. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE REORGANIZATION AGREEMENT AND THE RELATED PLAN OF MERGER AND FOR ANY NECESSARY ADJOURNMENT OF THE SPECIAL MEETING.

                                   THE MERGER

     The following description of the material terms of the Merger does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement, a copy of which is attached to this Proxy Statement as Appendix A. All stockholders are urged to read such document carefully.

BACKGROUND OF AND REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF
DIRECTORS

         Background of the Merger.    During the second half of 1995 and early
1996, Jefferson was contacted by and had preliminary discussions with certain financial institutions or their holding companies regarding a possible acquisition of Jefferson. In connection with such preliminary discussions, the Board of Directors and management of Jefferson considered whether the implementation of a long-term strategy to improve earnings by means of a growth strategy that would result in additional credit and interest rate risk was in the best interest of Jefferson's stockholders in view of the consequent adverse impact on the existing level of earnings in the short term and the uncertainty of ultimate success. Consideration was also given to the consolidation of the thrift and banking industries; the fact that larger savings institutions and banks are able to compete more effectively for new customers; the uncertainty of congressional and other proposals to eliminate the thrift charter; and the competitive disadvantages currently faced by SAIF-insured institutions in having to pay a substantially higher rate for deposit insurance than BIF-insured institutions.

         As the directors considered the foregoing factors, they focused on whether the sale of Jefferson might be in the best interests of stockholders because of the risks associated with implementing various long-term strategies. As a result, the directors decided to investigate the possible sale of Jefferson and in January 1996 Jefferson retained the services of Webb, the investment banking firm which advised Jefferson in connection with the 1994 reorganization of Jefferson Federal from the mutual holding to the stock holding company structure, to assist in such an investigation.

         Beginning in late January 1996, the Board of Directors conducted through Webb a confidential inquiry into the possible interest of 16 entities in pursuing a merger with or acquisition of Jefferson. Of such entities, eight expressed an interest and were provided certain information on Jefferson, including financial statements, loan and deposit summaries and other data, after signing a confidentiality agreement. In late February 1996, ISBF and two other companies submitted a merger proposal to acquire Jefferson. The bidder with the lowest proposal dropped out. ISBF and one other company then conducted more extensive due diligence in March 1996. The bidder other than ISBF was proposing merger consideration consisting of 50% stock and 50% cash which, as of mid-March 1996, had a combined value lower than $23.00 per share of Jefferson Common Stock. In mid-March 1996, Jefferson determined to commence negotiations with ISBF regarding a cash acquisition of Jefferson.

         Because of the structure of the transaction, Iberia proposed a non-binding Letter of Intent specifying the general terms and structure of the Merger and the price to be paid to Jefferson's stockholders. On March 29, 1996, the Board of Directors of Jefferson met to consider the Letter of Intent and questioned Webb about the financial aspects of the proposed transaction, specifically inquiring into the key financial components of comparable transactions. Following such questioning, Webb provided the Board of Directors with its opinion that the transaction was fair to Jefferson's stockholders from a financial point of view. Based on all the foregoing, the Board of Directors concluded that a merger with ISBF in a transaction in which Jefferson's stockholders would receive $23.00 cash per share was preferable to the implementation of an uncertain, long-term strategy to enhance earnings and was, therefore, in the best interests of the stockholders. Accordingly, the Board of Directors unanimously approved the Letter of Intent on March 29, 1996 and publicly announced the transaction on such date.

         Following the execution of the Letter of Intent, Iberia filed an application with the Office of Thrift Supervision ("OTS") on April 9, 1996 seeking OTS approval to make a formal offer to acquire all of Jefferson's Common Stock. The prior approval of the OTS was required because the 1994 conversion of Jefferson Federal from the mutual holding company structure to the stock holding company structure had been completed within the preceding three years.

         From mid-April to mid-May, the management of Jefferson reviewed and revised several drafts of the definitive agreement with the assistance of its legal counsel and investment banker. The terms of the Reorganization Agreement were reviewed in detail and actively negotiated. Following ISBF's receipt of OTS approval on May 8, 1996 of the initial application to make an offer to acquire Jefferson, negotiations continued.

         On May 24, 1996, the Board of Directors of Jefferson reviewed the proposed definitive Reorganization Agreement in detail. After consideration of all factors deemed relevant and in conjunction with advice from Jefferson's financial and legal advisors, the Board of Directors determined that the proposed Merger was in Jefferson's best interests and the best interests of Jefferson's stockholders and unanimously approved the Merger. ISBF and Jefferson executed the Reorganization Agreement and related agreements on May 24, 1996.

         Reasons for the Merger. The terms of the Reorganization Agreement, including the Merger Consideration to be paid to Jefferson's stockholders, were the result of arm's-length negotiations between the representatives of Jefferson and ISBF. Among the factors considered by the Board of Directors of Jefferson in deciding to approve and recommend the terms of the Merger were (i) the Merger Consideration to be paid to Jefferson's stockholders in relation to the market value, book value, earnings per share and dividend rates of the Common Stock, (ii) information concerning the financial condition, results of operations, capital levels, asset quality and prospects of Jefferson, (iii) industry and economic conditions, (iv) the impact of the Merger on the depositors, employees, customers and communities served by Jefferson through expanded consumer lending and retail banking products and services, (v) the opinion of Jefferson's financial advisor as to the fairness of the Merger Consideration from a financial point of view to the holders of the Common Stock, (vi) the general structure of the transaction and the compatibility of management and business philosophy, (vii) the likelihood of receiving the requisite regulatory approvals in a timely manner, and (viii) the ability of the combined enterprise to compete in relevant banking and non-banking markets. In making its determination, the Board of Directors of Jefferson did not ascribe relative weights to the factors which it considered.

         The Board of Directors of Jefferson believes that the Merger is in the best interest of Jefferson and its stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE REORGANIZATION AGREEMENT AND THE RELATED PLAN OF MERGER.

OPINION OF FINANCIAL ADVISOR

         In January 1996, Webb was retained by Jefferson to evaluate Jefferson's strategic alternatives and, in certain circumstances, to act as its financial advisor in connection with its ongoing consideration and/or implementation of such alternatives. Webb, as part of its investment banking business, is continuously engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. Webb is familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies. The Board of Directors of Jefferson selected Webb on the basis of the firm's reputation and its experience and expertise in transactions similar to the Merger and its prior work for and relationship with Jefferson in connection with the August 1994 reorganization of Jefferson Federal from the mutual holding company to the stock holding company structure and the concurrent offering of Jefferson's Common Stock to the public. Except as described herein, Webb is not affiliated with Jefferson, ISBF or their respective affiliates.

         Pursuant to its engagement, Webb was asked to render an opinion as to the fairness, from a financial point of view, of the Merger Consideration to the stockholders of Jefferson. Webb delivered a fairness opinion dated as of May 24, 1996 to the Board of Directors of Jefferson that the Merger Consideration is fair to the stockholders of Jefferson from a financial point of view. No limitations were imposed by Jefferson upon Webb with respect to the investigations made or procedures followed by Webb in rendering its opinion. Webb has consented to the inclusion herein of the summary of its opinion to the Board of Directors of Jefferson and to the entire opinion being attached hereto as Appendix C.

         THE FULL TEXT OF THE OPINION OF WEBB, UPDATED AS OF THE DATE OF THIS PROXY STATEMENT, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THE PROXY STATEMENT AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF WEBB SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. SUCH OPINION DOES NOT CONSTITUTE A RECOMMENDATION BY WEBB TO ANY JEFFERSON STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER.

         In rendering its opinion, Webb (i) reviewed the financial and business data supplied to it by Jefferson, including Jefferson's prospectus dated July 7, 1994, Jefferson's Annual Reports, Proxy Statements and Form 10-Ks for the years ended December 31, 1995 and 1994, and Jefferson's quarterly reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, September 30, 1995 and March 31, 1996; (ii) reviewed ISBF's Annual

Report and Form 10-K for the year ended December 31, 1995 and Form 10-Q for the quarter ended March 31, 1996; (iii) discussed with senior management and the Boards of Directors of Jefferson and Jefferson Federal the possibility of obtaining other acquisition proposals, and the board's reasons for seeking affiliation and merger; (iv) discussed with senior management of ISBF the current and prospective outlook for ISBF and the reasons for seeking affiliation and merger; (v) considered historical quotations and the prices of recorded transactions in Jefferson's Common Stock since the 1994 reorganization of Jefferson Federal from the mutual holding company to the stock holding company structure; and (vi) reviewed the financial and stock market data of other savings institutions, particularly in the Southern region of the United States, the financial and structural terms of several other recent transactions involving mergers or acquisitions of savings institutions or proposed changes of control of comparably situated companies.

         In rendering its opinion, Webb assumed and relied upon the accuracy and completeness of the information provided to it by ISBF and Jefferson and obtained by it from public sources. In its review, with the consent of the Jefferson board, Webb did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities of Jefferson or ISBF, or of potential or contingent liabilities of ISBF or Jefferson. With respect to the financial information, including forecasts and asset valuations received from Jefferson, Webb assumed (with Jefferson's consent) that such information had been reasonably prepared reflecting the best currently available estimates and judgments of Jefferson's management. Webb also assumed that no restrictions or conditions would be imposed by regulatory authorities that would have a material adverse effect on the contemplated benefits of the Merger to Jefferson or the ability to consummate the Merger.

         Webb's review of comparable transactions included the compilation of pending or recently completed acquisitions of savings institutions sorted into five groups. The groups were identified with some characteristic similar to Jefferson and compiled as follows: (i) all acquisitions of savings institutions since June 30, 1995; (ii) acquisitions of savings institutions with a total transaction value between $30 million and $70 million; (iii) acquisitions of savings institutions where the target had tangible equity to assets between 10% and 16%; (iv) acquisitions where the target had return on average assets ("ROAA") between .90% and 1.10%; and (v) acquisitions of savings institutions where the target is located in the Southeast or Southwest region of the United States. The results of the analysis are summarized below. The proposal by ISBF to acquire Jefferson was evaluated from a financial perspective along five industry-accepted ratios.

         The information in the following table summarizes the material information analyzed by Webb with respect to the Merger. The summary does not purport to be a complete description of the analysis performed by Webb and should not be construed independently of the other information considered by Webb in rendering its opinion. Selecting portions of Webb's analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors could create an incomplete or potentially misleading view of the evaluation process.

                        SUMMARY OF SELECTED ACQUISITIONS
                   WHERE THE TARGET IS A SAVINGS INSTITUTION


                                                          Price to
                             -------------------------------------------------------------------  Tangible
                              Tangible        LTM                                    Deposit      Equity to
                                Book         EPS(a)        Assets      Deposits      Premium      Assets
                             -----------    ---------   ----------   ------------   ------------ ------------
 GROUP 1 - MEDIANS FOR ALL DEALS SINCE 6/30/95 (b)
 Completed (#=84)               150.3%        18.2x        13.5%          17.7%         6.2%         8.4%
 Pending (#=44)                 147.7%        19.9x        14.0%          17.6%         6.0%         8.7%
 ISBF/Jefferson Merger          147.1%        19.0x        19.3%          22.4%         7.2%        13.1%

 GROUP 2 - MEDIANS FOR DEALS WHERE PURCHASE VALUE IS BETWEEN $30 MILLION AND $70 MILLION (b)
 Completed (#=17)               149.5%        14.4x        11.9%          18.4%         5.3%         8.7%
 Pending (#=7)                  135.7%        19.3x        14.1%          19.8%         5.3%        11.5%
 ISBF/Jefferson Merger          147.1%        19.0x        19.3%          22.4%         7.2%        13.1%

 GROUP 3 - MEDIANS FOR DEALS WHERE TARGET'S TANGIBLE EQUITY TO ASSETS IS BETWEEN 10% AND 16% (b)
 Completed (#=22)               145.4%        20.9x        18.6%          23.3%         8.1%        11.9%
 Pending (#=10)                 123.9%        27.1x        19.2%          23.8%         5.9%        14.0%
 ISBF/Jefferson Merger          147.1%        19.0x        19.3%          22.4%         7.2%        13.1%

 GROUP 4 - MEDIAN FOR DEALS WHERE TARGET'S ROAA IS BETWEEN 0.9% AND 1.1% (b)
 Completed (#=12)               147.5%        18.1x        13.4%          16.1%         6.8%         8.4%
 Pending (#=6)                  156.1%        15.7x        14.7%          16.9%         8.3%         8.8%
 ISBF/Jefferson Merger          147.1%        19.0x        19.3%          22.4%         7.2%        13.1%

 GROUP 5 - MEDIAN FOR DEALS WHERE TARGET IS LOCATED IN SOUTHEAST OR SOUTHWEST (b)
 Completed (#=26)               156.4%        18.1x        13.6%          15.9%         6.3%         7.4%
 Pending (#=15)                 167.3%        15.7x        12.9%          16.4%         8.3%         8.2%
 ISBF/Jefferson Merger          147.1%        19.0x        19.3%          22.4%         7.2%        13.1%

- - -------------------

(a) Last twelve months earnings per share.
(b) Deals completed as of June 30, 1996 or, if pending, announced as of June 30, 1996.

         In its analysis of comparable transactions, Webb evaluated each pricing ratio against the proposed pricing analysis of the ISBF acquisition of Jefferson. Slightly more weight was given to the price to tangible book value ratio, the price to last twelve month earnings per share and the price to core deposit premium ratio. Jefferson's tangible equity as a percentage of assets was 13.1%, which is higher than the median levels of tangible equity to assets in each of the five groups analyzed (except the pending group of acquisitions of savings institutions with capital between 10% and 16%).

         In preparing its analyses, Webb made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Webb and Jefferson. The analyses performed by Webb are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

         In January 1996, Jefferson engaged Webb to, among other things, assist Jefferson in determining appropriate and desirable values that could be realized in a merger, prepare a summary of recent merger and acquisition trends in the financial service industry, advise Jefferson as to the structure and form of any proposed merger, and render an opinion as to the fairness of the consideration to be paid in any proposed merger. Jefferson agreed to pay Webb for such services a fee of $100,000 for the delivery of a fairness opinion upon the execution of a definitive agreement, which fee was paid in May 1996. In addition, Jefferson agreed to pay Webb a success fee upon consummation of the Merger equal to the sum of (i) .50% of the Purchase Price (as defined below) paid to Jefferson's stockholders up to $21.00 per share of Common Stock, plus
(ii) 1.00% of that portion of the Purchase Price which exceeds $21.00 per share of Common Stock. The term "Purchase Price" includes the aggregate cash consideration to be paid to holders of Common Stock plus, with respect to outstanding stock options which remain unexercised immediately prior to the Effective Date, the difference between the aggregate purchase price for the Common Stock underlying such options and the aggregate exercise price of such options. Based upon the 2,195,635 shares of Common Stock outstanding and the cash to be paid upon settlement of outstanding stock options, the success fee will be approximately $279,000. The $100,000 fee already paid by Jefferson will be deducted from the success fee payable as of the Effective Date. Jefferson has also agreed to reimburse Webb for its reasonable out-of-pocket expenses, which reimbursement will be deducted from the fees otherwise payable to Webb. Webb's compensation, including the success fee which is contingent upon completion of the Merger, was determined by arm's-length negotiations between Jefferson and Webb. Jefferson has further agreed to indemnify Webb and its affiliates, and their respective directors, officers and employees and each such other person controlling Webb or any of its affiliates from and against any and all losses, claims, damages and liabilities, joint and several, to which such indemnified parties may become subject under any applicable federal or state law, or otherwise, and related to or arising out of the Merger or the engagement of Webb pursuant to, and the performance by Webb of the services contemplated by, Jefferson's agreement with Webb.

TERMS OF THE MERGER

         On the Effective Date, the Merger will be effectuated pursuant to which Interim, a wholly owned subsidiary of ISBF formed solely for the purpose of effecting the transactions contemplated by the Reorganization Agreement, will be merged with and into Jefferson and the separate existence of Interim will cease. Each outstanding share of Common Stock issued and outstanding immediately prior to the consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Louisiana law, and shares held by ISBF and ISB in other than a fiduciary capacity) shall be converted into and represent the right to receive $23.00 in cash without any interest thereon, representing the Merger Consideration. The aggregate amount of the Merger Consideration to be paid by ISBF in connection with the Merger is expected to be approximately $50.4 million if all outstanding and exercisable stock options of Jefferson are exercised prior to the Effective Date. Such amount excludes the 107,000 shares of Common Stock held by ISBF as of the date of this Proxy Statement, which shares will be cancelled as of the Effective Date. Immediately prior to the Merger, Jefferson Federal will convert from a federally chartered stock savings bank to a Louisiana-chartered stock savings bank to be known as Jefferson Savings Bank. Also, on the Effective Date, the Liquidation will occur pursuant to which the separate corporate existence of Jefferson will cease and Jefferson Savings will become a wholly owned subsidiary of ISBF. The end result of consummating these transactions is that on the Effective Date, the separate existence of Jefferson will cease, ISBF will succeed to the rights, benefits and obligations of Jefferson in accordance with the provisions of the Reorganization Agreement, and ISBF will become a multiple bank holding company with ISB and Jefferson Savings as wholly owned, Louisiana-chartered savings bank subsidiaries.

         Jefferson has in effect a variety of stock option plans, programs and arrangements pursuant to which directors, officers and key employees of Jefferson have been granted options to purchase Common Stock. The Reorganization Agreement provides that at or immediately prior to the Effective Date, each holder of a Jefferson Option then outstanding shall receive cash (whether or not such option is then exercisable) in settlement thereof from ISBF in an amount determined by multiplying the excess, if any, of the $23.00 per share Merger Consideration over the applicable exercise price per share of such option, multiplied by the number of shares of Common Stock subject to such Jefferson Option. All such options will automatically be deemed cancelled and of no further effect as of the Effective Date.

SURRENDER OF CERTIFICATES

         As soon as practicable after the Effective Date, but no later than five business days after the Effective Date, the exchange agent of ISBF will mail to all holders of Common Stock a letter of transmittal, together with instructions for the exchange of their Common Stock certificates for cash. Until so exchanged, each certificate representing Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes to evidence ownership of the Merger Consideration, consisting of cash in the amount of $23.00 into which each such share is to be converted. JEFFERSON'S STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES OF COMMON STOCK UNTIL THEY RECEIVE FURTHER INSTRUCTIONS.

REPRESENTATIONS AND WARRANTIES; CONDITIONS TO THE MERGER

         The Reorganization Agreement contains representations and warranties by ISBF, Jefferson and Jefferson Federal regarding a variety of matters. In the case of Jefferson and Jefferson Federal, representations and warranties have been made concerning their organization, authority to conduct business, capitalization, the power and authority to enter into the Reorganization Agreement and to consummate the transactions thereunder, material accuracy of financial statements, compliance with applicable laws, the absence of certain legal proceedings and other events including material adverse changes in their business or financial condition, the adequacy of insurance coverage generally, the validity of loans, taxes, employee benefit plans, certain contracts, undisclosed liabilities, environmental matters, properties and the accuracy of information prepared and provided in connection with the Reorganization Agreement, among other things. In the case of ISBF, representations and warranties have been provided concerning its organization, capitalization, authority to conduct business, the power and authority to enter into the Reorganization Agreement and to consummate the transactions thereunder, the ability to pay the Merger Consideration, material accuracy of financial statements, compliance with applicable laws, absence of certain legal proceedings and the accuracy of information prepared and provided in connection with the Reorganization Agreement, among other things.

         The obligations of Jefferson, Jefferson Federal and ISBF to consummate the Merger are subject to the fulfillment, at or prior to the Effective Date, of a variety of conditions, the material conditions of which are as follows:
(i) the approval of the Reorganization Agreement and related Plan of Merger by the requisite vote of the stockholders of Jefferson; (ii) the receipt of all requisite regulatory approvals for the Merger, the expiration of all waiting periods and the satisfaction of all pre-consummation conditions in any such approval, without any term or condition which would materially impair the value of Jefferson and Jefferson Federal, taken as a whole, to ISBF (as reasonably and in good faith determined by ISBF); (iii) the absence of any order, judgment or decree or any suit, action or proceeding to restrain or prohibit the Merger or which, because of the monetary or other relief sought, has a significant potential (as determined by ISBF and ISB reasonably and in good faith) to deprive ISBF and ISB of any material benefits of the Merger; (iv) the continuing accuracy and applicability of the representations and warranties of the other party to the Reorganization Agreement; (v) compliance with all covenants not otherwise waived; (vi) the appointment of Karen L. Knight to ISBF's Board of Directors for a term not less than two years; (vii) the deposit of funds with the exchange agent by ISBF in an amount equal to the aggregate Merger Consideration; and (viii) the receipt of certain certificates, legal opinions, auditors' letters and fairness opinions.

         Except with respect to any required stockholder or regulatory approvals and the absence of any order, decree or injunction enjoining or prohibiting the consummation of the Merger, all of the conditions of consummating the Merger may be waived at any time by the party for whose benefit they were created, and the Reorganization Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval by Jefferson's stockholders shall alter the Merger Consideration.

REGULATORY AND OTHER APPROVALS

         A variety of regulatory applications have been filed and are pending in connection with the consummation of the transactions contemplated under the Reorganization Agreement. Receipt of all requisite regulatory approvals is a condition precedent to consummating the transactions contemplated by the Reorganization Agreement. There can be no assurance, however, that any or all of such regulatory approvals will be forthcoming or, if received, the timing of such receipt.

         ISBF has filed an application with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHCA. The Federal Reserve will take into consideration the financial and managerial resources and future prospects of ISBF and its subsidiaries as well as the convenience and needs of the communities to be served after the Merger in reaching a decision as to whether to approve the application.

         Jefferson Federal has filed an application with the Office of Financial Institutions for the State of Louisiana ("OFI") in accordance with applicable provisions of Louisiana banking law to convert to a Louisiana-chartered stock savings bank. In addition, Jefferson Federal filed a notice for the Merger with the OFI.

         Jefferson Federal has also filed with the OTS the requisite notice of its intention to convert to a Louisiana-chartered stock savings bank immediately prior to consummation of the Merger. In addition, the Reorganization Agreement provides for Jefferson Federal to pay a cash dividend to Jefferson immediately prior to the Effective Date, which will be used by ISBF to partially fund the aggregate Merger Consideration. Jefferson Federal intends to file with the OTS the requisite 30-day notice of its intention to pay such dividend.

         ISBF and Jefferson are unaware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action will be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained, would not delay the consummation of the transactions contemplated under the Reorganization Agreement and would not be conditioned in a manner that would cause ISBF to terminate the Reorganization Agreement. Moreover, there can be no assurance that no action will be brought challenging the Merger on antitrust or other grounds.

BUSINESS PENDING THE MERGER

         The provisions of the Reorganization Agreement provide that, until the Effective Date, Jefferson, Jefferson Federal and their subsidiaries are required to conduct their businesses in accordance with past practices and in accordance with prudent business and banking practices. In addition, during the period prior to the Effective Date, Jefferson, Jefferson Federal and their subsidiaries are required to maintain properties and insurance coverage, perform obligations under contractual agreements, maintain and preserve their businesses, employees and relationships with depositors and borrowers, comply with all obligations and duties imposed by law and coordinate with ISBF prior to making material changes to policies regarding interest rates paid on deposit products.

         Jefferson, Jefferson Federal and their subsidiaries have also undertaken to refrain, without the prior written consent of ISBF, to change the Articles of Incorporation or Bylaws of Jefferson, pay dividends other than regular quarterly cash dividends on Common Stock of $.075 per share and a cash dividend from Jefferson Federal to Jefferson pursuant to the Reorganization Agreement, issue shares of capital stock, securities convertible into capital stock or debt obligations other than pursuant to existing stock benefit plans or the ISBF Option, incur any obligations or liabilities other than in the ordinary course of business, discharge or satisfy any liens, encumbrance or liability other than in the ordinary course of business, sell or dispose of any capital assets other than in the ordinary course of business, make any general or individual wage or salary increases or pay bonuses other than any wage increases to employees who are not officers and managers or bonuses accrued under established past practice for employees of Jefferson Federal, enter into any agreement or arrangement not in the ordinary course of business granting preferential rights to purchase their assets, properties or rights, enter into or amend certain types of contracts, make any material change to accounting methods other than as may be required under generally accepted accounting principles, take any action that would constitute a breach of a representation or warranty set forth in the Reorganization Agreement, waive any right of substantial value, introduce new products or services, change policies regarding extensions of credit or loan charge-offs, change reserve requirement policies, change securities portfolio policies, make any loans to officers, directors, employees or affiliates, make any loan over $250,000, approve any loan which varies from written credit policies, propose or take any action to close any branch, change any titles, or increase salaries or award shares under Jefferson's management recognition plan to any officer, director or employee unless otherwise provided by the Reorganization Agreement, or agree to do any of the aforementioned actions.

         In addition, Jefferson, Jefferson Federal and their subsidiaries have agreed not to solicit inquiries or proposals from, or furnish information to or participate in any discussions or negotiations with, third parties concerning any merger, acquisition or sale acquisition of all or substantially all of their assets or equity interests. Jefferson, Jefferson Federal and their subsidiaries are required to notify ISBF immediately if any such inquiries or proposals are forthcoming. Notwithstanding the foregoing, Jefferson, Jefferson Federal and their subsidiaries are permitted to respond to unsolicited inquiries from third parties and/or engage in discussions or negotiations with third parties only to the extent required in order to discharge the fiduciary duties of the directors of Jefferson to Jefferson's stockholders.

EFFECTIVE DATE OF THE MERGER; TERMINATION

         The Effective Date shall be the date and time of the issuance of a certificate of merger by the Secretary of State of the State of Louisiana. The closing of the transactions contemplated by the Reorganization Agreement (the "Closing") will take place not later than five (5) business days following the receipt of all necessary regulatory approvals and consents and the expiration of all statutory waiting periods unless otherwise agreed to by the parties. It is anticipated that the Closing and the Effective Date will occur on the same date.

         ISBF and Jefferson each anticipate that the Merger will be consummated in the fourth quarter of 1996. Consummation of the Merger could be delayed, however, as a result of delays in obtaining the necessary governmental and regulatory approvals or if any other condition to the consummation of the Merger is not satisfied. There can be no assurance as to if or when such approvals will be obtained or conditions satisfied.

         The Reorganization Agreement may be terminated by either ISBF or Jefferson at any time prior to the Effective Date if: (i) any application for regulatory or governmental approval necessary to consummate the Merger is denied, withdrawn at the recommendation of the applicable regulatory agency or governmental authority or by ISBF and ISB upon written notice to Jefferson if such application is approved with conditions which materially impair the value of Jefferson and Jefferson Federal, taken as a whole; (ii) (a) the Merger does not become effective on or before February 28, 1997 or such later date as approved in writing by the parties or (b) if the stockholders of Jefferson fail to approve the Reorganization Agreement and related Plan of Merger, provided, however, the right to terminate shall not be available to any party whose failure to perform or observe any obligation or agreement in the Reorganization Agreement resulted in the failure of the Merger to become effective on or before such date; (iii) by Jefferson upon the expiration of 30 days from the date of notice to ISBF of a failure by ISBF to comply with any covenant, agreement or obligation contained in the Reorganization Agreement or if any ISBF representations or warranties are defective in any respect which would have a material adverse effect on ISBF's and ISB's business, operations, assets or financial condition, taken as a whole; (iv) by ISBF upon the expiration of 30 days from the date of notice to Jefferson of (A) a failure by Jefferson to comply with any covenant, agreement or obligation contained in the Reorganization Agreement or if any representations or warranties of Jefferson or Jefferson Federal are defective in any respect which would have a material adverse effect on Jefferson, Jefferson Federal and their subsidiaries, taken as a whole, or (B) a material adverse change in Jefferson's, Jefferson Federal's and their subsidiaries' assets, properties, deposits, business or financial condition after December 31, 1995, provided, however, the parties will use their best efforts to consummate the Merger on mutually agreeable terms prior to termination; (v) at any time by the mutual written consent of the parties to the Reorganization Agreement and the approval of such action by their respective Boards of Directors; or (vi) by either party if certain closing conditions are not satisfied in all material respects.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of the Board of Directors of Jefferson, stockholders should be aware that members of Jefferson's management and the Jefferson Board of Directors have interests in the Merger that are in addition to the interests of stockholders generally. The Jefferson Board of Directors was aware of these interests and considered them, among other matters, in approving the Reorganization Agreement and the transactions contemplated thereby.

         Board of Directors of ISBF. Upon consummation of the Merger, ISBF will appoint Karen L. Knight, the Chairman, President and Chief Executive Officer of Jefferson and Jefferson Federal, as a director of ISBF for a term of not less than two years.

         Benefits to Ms. Knight. The employment of Ms. Knight as the Chairman, President and Chief Executive Officer (the "Executive") of Jefferson and Jefferson Federal will be terminated as of the Effective Date. Upon such termination, Jefferson and/or Jefferson Savings shall pay to the Executive the amount required to be paid to her under the agreement, dated as of December 7, 1994, among the Executive, Jefferson and Jefferson Federal ("1994 Agreement"). As permitted by the 1994 Agreement, the Executive shall be entitled to receive the severance benefits provided by Section 2(a) of the 1994 Agreement either in a lump sum or in equal monthly installments over a period of up to 36 months. In addition, ISBF will provide the Executive for a period ending the earlier of
(i) two years from the date of the Effective Date, or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this sentence), the Executive's continued participation in all life insurance, accident and disability plans, programs and arrangements in which the Executive was entitled to participate immediately prior to consummation of the Merger at no cost to the Executive. ISBF and the Executive have agreed that if the Effective Date is on or before December 31, 1996, then the sum of (i) the present value of the cash severance benefits to be paid pursuant to Section 2(a) of the 1994 Agreement, and (ii) the deemed parachute payments that arise from (A) the present value of the fringe benefits to be provided pursuant to Section 2(b) of the 1994 Agreement, and (B) the accelerated vesting of the 5,600 shares granted to the Executive under Jefferson's Management Recognition Plans which will be treated as contingent on the change in control for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), shall be $487,050.80.

         Upon termination of Executive's employment, ISBF agrees to assume and honor the separate agreement between the Executive and Jefferson Federal dated December 27, 1989 and as re-affirmed on May 24, 1996, relating to the continuation of health, major medical and hospitalization insurance on behalf of the Executive for life, with coverage no less than the coverage presently received by the Executive.

         Upon payment of the foregoing amounts and provision of the foregoing benefits, none of ISBF, ISB, Jefferson or Jefferson Savings shall have any further obligations to the Executive other than the following: (1) the payment of not more than $57,078.88 in accrued but unused vacation benefits; (2) the provision of such other benefits, if any, to which the Executive is entitled under any relevant indemnification provisions of the Reorganization Agreement; and (3) any rights to additional payments or benefits which the Executive may be entitled to under (i) the Deferred Compensation Agreement, dated as of December 14, 1994, by and among Jefferson, Jefferson Federal and the Executive, pursuant to which amounts have been set aside each year since 1994 as an additional retirement benefit for the Executive, (ii) Jefferson's Employee Stock Ownership Plan ("Jefferson ESOP"), or (iii) the provisions of the Reorganization Agreement regarding the payment of the Merger Consideration with respect to her shares of Common Stock and stock options to purchase Common Stock.

         In addition to the above, while there is no legally binding agreement to do so, ISBF currently contemplates entering into a consulting agreement with the Executive following the Effective Date for a two-year period, pursuant to which the Executive will provide certain services and ISBF will (i) pay the Executive a fee of $50,000 per year and (ii) provide the Executive with office space and secretarial support services.

         Employment of Jefferson Personnel. ISBF and ISB have agreed to continue the employment of all personnel of Jefferson Federal and its subsidiaries (other than Ms. Knight) as of the Effective Date, except in the event of good cause for termination, for a period of not less than six months subsequent to the Effective Date. Jefferson has agreed to use its best efforts to cause each director of Jefferson, Jefferson Federal (except Ms. Knight, who will continue as a director of Jefferson Savings) and, if ISBF so requests, the subsidiaries of Jefferson Federal, to submit their written resignations to become effective upon the Effective Date.

         Bonuses to Jefferson Federal Personnel. The Reorganization Agreement permits Jefferson Federal to continue its current practice of accruing approximately $11,000 per month for bonuses to be paid to employees of Jefferson Federal, and such amounts which have been so accrued may, in a manner consistent with past practices, be distributed to employees of Jefferson Federal immediately prior to the Effective Date.

         Severance Plans. ISBF has agreed to honor the terms of (1) Jefferson Federal's non-employee directors' severance plan, as adopted January 11, 1995 ("Directors' Severance Plan"), (2) the severance pay plan for executive officers of Jefferson and Jefferson Federal, as adopted December 21, 1994 ("Executives' Severance Plan"), and (3) the severance pay plan for certain officers of Jefferson and Jefferson Federal, as adopted December 21, 1994 ("Officers' Severance Plan"). Under the Directors' Severance Plan, each non-employee director of Jefferson Federal shall receive as of the Effective Date a lump sum payment equal to the greater of (a) the monthly directors' fee for service as a non-employee director (excluding fees for committee meetings) being paid as of the date the non-employee director ceases to serve as a director, multiplied by
12, or (b) $15,000.   Under the Executives' Severance Plan, if the employment
of an executive officer (other than Ms. Knight) is terminated during the two-year period following the Effective Date for any reason other than for cause or as a result of retirement or death, or if the executive terminates his employment during such period for Good Reason (as defined), then the executive officer shall receive (1) cash severance pay equal to his highest level of base salary during any of the three preceding calendar years, plus (2) continued coverage for up to one year under certain plans, programs and arrangements. Under the Officers' Severance Plan, if the employment of an Assistant Vice President, Senior Manager or Manager (as defined) is terminated during the two-year period following the Effective Date for any reason other than for cause or as a result of retirement or death, or if the officer terminates his employment during such period for Good Reason (as defined), then the officer shall receive (i) severance pay equal to 0.5, 0.33 and 0.25 of the person's highest level of base salary during any of the three preceding calendar years for Assistant Vice Presidents, Senior Managers and Managers, respectively, and
(ii) continued coverage for up to six, four and three months for Assistant Vice Presidents, Senior Managers and Managers, respectively, under certain plans, programs and arrangements. With regard to each of the severance pay plans, the amount of severance pay and benefits is subject to the limitations of Section 280G of the Code.

         Transferred Employees. All employees of Jefferson Federal or its subsidiaries immediately prior to the Effective Date who are employed by ISBF, ISB or another ISBF subsidiary immediately following the Effective Date ("Transferred Employees") will be covered by ISBF's employee benefit plans on substantially the same basis as any employee of ISBF in a comparable position. Notwithstanding the foregoing, ISBF may determine to continue any of the Jefferson benefit plans for Transferred Employees in lieu of offering participation in ISBF's benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of the Jefferson benefit plans, or to merge any such benefit plans with ISBF's benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to ISBF's employees generally. Except as specifically provided in the Reorganization Agreement and as otherwise prohibited by law, Transferred Employees' service with Jefferson shall be recognized as service with ISBF for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under ISBF's benefit plans, subject to applicable break-in-service rules. Employees of Jefferson Federal who are designated as officers or managers immediately prior to the Effective Date and who have accumulated sick leave as of the Effective Date will receive credit for such accumulated sick leave, provided that in no event shall such credit exceed 30 days of sick leave as of the Effective Date, and other employees of Jefferson Federal who have accumulated sick leave as of the Effective Date will receive credit for such accumulated sick leave, provided that in no event shall such credit exceed 10 days of sick leave as of the Effective Date.

         Health Plans. ISBF has agreed that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Jefferson on the Effective Date and who then change coverage to ISBF's medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll.

         Jefferson 401(k) Profit Sharing Plan. Until the Effective Date, Jefferson may continue to make payments to its 401(k) profit sharing plan (the "Jefferson 401(k) Plan") in the ordinary course of business and consistent with past practices. Following the Effective Date, ISBF, at its election, may continue the Jefferson 401(k) Plan for the benefit of Transferred Employees (as such plan may be amended as of the Effective Date), may amend the Jefferson 401(k) Plan to provide current contributions and eligibility provisions identical to those under the retirement savings plan of ISBF (the "ISBF 401(k) Plan"), may merge the Jefferson 401(k) Plan into the ISBF 401(k) Plan, or may cease additional benefit accruals under and contributions to the Jefferson 401(k) Plan and continue to hold the assets of such Plan until they are distributable in accordance with its terms; provided, that neither ISBF nor Jefferson shall take any action which either jeopardizes the tax-qualified status of the Jefferson 401(k) Plan or suspends the right of any Transferred Employee to make 401(k) contributions during the existence of the Jefferson 401(k) Plan. In the event of a merger of the Jefferson 401(k) Plan into the ISBF 401(k) Plan or a cessation of accruals and contributions under the Jefferson 401(k) Plan, the ISBF 401(k) Plan will recognize for purposes of eligibility to participate, early retirement, and vesting, all Transferred Employees' service with Jefferson, subject to applicable break-in-service rules.

         Jefferson ESOP. The Jefferson ESOP will terminate upon the Effective Date. Any indebtedness of the Jefferson ESOP remaining as of the Effective Date shall be repaid from the Trust associated with the Jefferson ESOP through application of the Merger Consideration received by the Jefferson ESOP. Upon the repayment of the Jefferson ESOP loan, the remaining shares in the ESOP loan suspense account will be allocated (to the extent permitted by applicable laws and regulations) to Jefferson ESOP participants (as determined under the terms of the Jefferson ESOP). Each participant in the Jefferson ESOP not fully vested will become fully vested in his or her Jefferson ESOP account as of the Effective Date. Subject to the conditions described in the Reorganization Agreement, as soon as practicable after the Effective Date, repayment of the Jefferson ESOP loan and the receipt of a favorable termination ruling from the IRS, participants in the Jefferson ESOP will receive lump sum distributions of their Jefferson ESOP accounts. To the extent permitted by applicable law, and to the extent requested by participants in the Jefferson ESOP, ISBF will permit a Transferred Employee's participant account in the Jefferson ESOP to be rolled over into ISBF's ESOP or 401(k) plan.

         As of and following the Effective Date, ISBF shall cause the Jefferson ESOP to be maintained for the exclusive benefit of employees and other persons who were participants or beneficiaries therein prior to the Effective Date and proceed with termination of the

Jefferson ESOP through distribution of its assets in accordance with its terms, except as otherwise may be required to comply with applicable law or to obtain a favorable determination from the IRS as to the continuing qualified status of the Jefferson ESOP. No such distributions of the Jefferson ESOP shall occur until a favorable termination ruling has been received from the IRS. Jefferson shall cause the Jefferson ESOP to be amended, effective as of the Effective Date, to provide that the administrative committee thereof shall consist of three individuals appointed by the Board of Directors of Jefferson prior to the Effective Date (the appointment of such individuals will be subject to the prior consent of ISBF and such individuals, after their appointment, may not be unreasonably removed or changed by ISBF or its affiliates for a period of two years after the Effective Date).

         The ISBF ESOP. Upon termination of the Jefferson ESOP and upon satisfaction of applicable eligibility and service requirements, all Transferred Employees will be eligible to participate in ISBF's Employee Stock Ownership Plan ("ISBF ESOP"). However, for purposes of the ISBF ESOP, such Transferred Employees will not be permitted to recognize for purposes of eligibility to participate, eligibility for early retirement benefit accrual purposes, or any other purpose, such Transferred Employees' service with Jefferson.

         Indemnification Rights. For a period of six years subsequent to the Effective Date, ISBF will indemnify, defend and hold harmless persons who are or were officers and directors of Jefferson, Jefferson Federal and their subsidiaries against all losses, claims, damages, costs, expenses, judgments or liabilities arising out of actions or omissions occurring at or prior to the Effective Date (including, without limitation, the Merger and the other transactions contemplated by the Reorganization Agreement) to the full extent permitted under Louisiana law, including the provisions thereof relating to the advancement of expenses incurred in the defense of any proceeding (legal, administrative or arbitrative). Any determination required to be made with respect to whether an indemnified party's conduct complies with the standards set forth under Louisiana law shall be made by independent counsel mutually acceptable to ISBF and the indemnified party. Jefferson is entitled to secure continuing directors' and officers' liability insurance with coverage substantially similar to Jefferson's current directors' and officers' liability insurance policy to cover acts or omissions occurring prior to the Effective Date and for the three-year period subsequent to the Effective Date.

         In addition to the indemnification required under the preceding paragraph, ISBF has agreed that, for a period of six years subsequent to the Effective Date, all rights to indemnification provided in Jefferson's and Jefferson Federal's Articles of Incorporation, Charter and Bylaws, as in effect at the date of the Reorganization Agreement, in favor of all persons who are or were directors, officers and employees of Jefferson and Jefferson Federal, shall survive the Merger with respect to matters occurring prior to the Effective Date. ISBF will also use its best efforts to ensure that, to the extent permitted under applicable law, all limitations of liability existing in favor of directors and officers as provided in Jefferson's Articles of Incorporation and Bylaws, as in effect as of the date of the Reorganization Agreement, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Date (including, without limitation, the transactions contemplated by the Reorganization Agreement), shall survive the Merger.

         Other than as set forth above, no director or executive officer of Jefferson or ISBF has any direct or indirect material interest in the Merger, except in the case of Jefferson insofar as ownership of Common Stock and existing options might be deemed such an interest.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The exchange of Jefferson's Common Stock for cash pursuant to the terms of the Reorganization Agreement and the Plan of Merger will be a taxable transaction for federal income tax purposes under the Code, and may also be a taxable transaction under state, local and other tax laws. Similarly, stockholders of Jefferson who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of Common Stock will realize and recognize income for federal tax purposes and may recognize income under state, local and other tax laws. A stockholder of Jefferson will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the Merger and the tax basis in the Common Stock exchanged by such stockholder pursuant to the Merger. Gain or loss must be determined separately for each block of Common Stock (i.e., shares of Common Stock acquired by the stockholder at the same time and price) exchanged pursuant to the Merger.

         Gain or loss recognized by the stockholder exchanging his or her Common Stock pursuant to the Merger or pursuant to the exercise of dissenters' rights will be capital gain or loss if such Common Stock is a capital asset in the hands of the stockholder. If the Common Stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to tax at the top marginal rate applicable to the stockholder (up to a maximum of 39.6% for short-term capital gains and 28% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to tax at a maximum rate of 35%.

         The exchange of outstanding stock options to acquire Common Stock for cash pursuant to the terms of the Reorganization Agreement and the Plan of Merger will also be a taxable transaction for federal income tax purposes under the Code and may also be a taxable transaction under state, local and other laws. Each optionee will recognize ordinary income equal to the amount of cash received by the optionee pursuant to the Merger in exchange for his stock options.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED UPON CURRENT LAW AND IS INTENDED FOR GENERAL INFORMATION ONLY. EACH JEFFERSON STOCKHOLDER AND OPTIONEE IS URGED TO CONSULT HIS TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER OR OPTIONEE, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL OR OTHER TAX LAWS AND OF ANY PROPOSED CHANGES IN THE CODE.

ACCOUNTING TREATMENT OF THE MERGER

         The Merger will be accounted for as a purchase for financial reporting purposes. Under this method of accounting, ISBF will record the acquisition of Jefferson at its cost at the Effective Time of the Merger, which cost would include the cash paid in the Merger and all direct acquisition costs. The acquisition cost will be allocated to the acquired assets and liabilities of Jefferson based upon their fair values at the Effective Time of the Merger in accordance with generally accepted accounting principles. Acquisition cost in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset and amortized for financial accounting purposes. The reported income of ISBF will include the operations of Jefferson after the Effective Date of the Merger.

OPTION AGREEMENT

         In connection with the Merger, ISBF and Jefferson entered into the Option Agreement, pursuant to which Jefferson granted to ISBF the ISBF Option, exercisable in whole or in part only if certain triggering events were to occur, to purchase up to 241,000 authorized but unissued shares of Common Stock at a price of $19.375 per share, which would represent approximately 9.99% of the issued and outstanding shares of Common Stock after the exercise of the ISBF Option. The Option Agreement is in a form customary to cash acquisitions of publicly traded companies, the purpose of which is, among other things, to provide additional assurance that the proposed Merger will be consummated. The ISBF Option becomes exercisable only upon the occurrence of certain "purchase events" which include the following: (i) Jefferson entering into an acquisition agreement with another party; (ii) any person acquiring 15% or more of the voting power of Jefferson without ISBF's consent, and subsequent to such acquisition either (x) Jefferson breaches a material covenant or obligation contained in the Reorganization Agreement, (y) the stockholders of Jefferson do not approve the Reorganization Agreement or (z) the Board of Directors withdraws or modifies its recommendation that stockholders approve the Reorganization Agreement; or (iii) after a bona fide acquisition proposal is made by a third party, either (x) Jefferson breaches a material covenant or obligation contained in the Reorganization Agreement, (y) the stockholders of Jefferson do not approve the Reorganization Agreement or (z) the Board of Directors withdraws or modifies its recommendation that stockholders approve the Reorganization Agreement. The Option Agreement is attached hereto as Appendix B and should be read in its entirety.

EXPENSES OF THE MERGER

         Except as otherwise provided in the Reorganization Agreement, each party to the Reorganization Agreement shall bear and pay all costs and expenses ("Costs and Expenses") incurred by it in connection with the transactions contemplated by the Reorganization Agreement, including fees and expenses of its own financial advisors, consultants, accountants and counsel, and other costs and expenses. However, (i) if the failure to consummate the Merger shall be due to the willful breach of a representation or warranty by one of the parties to the Reorganization Agreement or to the willful failure of one of the parties to perform or observe its covenants, agreements or obligations set forth therein to be performed or observed by it at or before the Effective Date, then such party shall pay to the other party to the Reorganization Agreement all Costs and Expenses incurred by such other party in connection with the Reorganization Agreement and the transactions contemplated thereby in addition to any remedies at law or in equity which may be available to the other party for breach of the Reorganization Agreement or (ii) if the Merger is not consummated for any reason other than the willful breach of a representation or warranty by Jefferson or Jefferson Federal or the willful failure by either of them to perform their respective covenants, agreements or obligations, then ISBF shall pay to Jefferson Federal all costs and expenses incurred by it as a result of Jefferson Federal's proposed conversion to a Louisiana savings bank.

         In order to increase the likelihood that the transactions contemplated by the Reorganization Agreement will be consummated and to induce ISBF and ISB to enter into the Reorganization Agreement, Jefferson agreed to pay ISBF a fee (the "Fee") of $250,000 upon the occurrence of a Purchase Event (as defined) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined). A Fee Termination Event shall be the first to occur of the following: (i) the Effective Date, (ii) termination of the Reorganization Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event (other than a termination by ISBF as a result of a willful breach of any material representation, warranty, covenant or agreement of Jefferson) or (iii) 12 months after the termination of the Reorganization Agreement by ISBF as a result of a willful breach of any material representation, warranty, covenant or agreement of Jefferson. The term Purchase Event shall mean any of the following events or transactions: (i) the execution by Jefferson or any subsidiary thereof of an agreement to engage in an acquisition transaction without ISBF's prior written consent or a recommendation by the Board of Directors of Jefferson that the stockholders of Jefferson approve or accept any acquisition transaction with any person other than ISBF or any affiliate of ISBF; (ii) any person (other than ISBF or any affiliate of ISBF), other than in connection with a transaction to which ISBF has given its prior written consent, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock and subsequent to such acquisition, (x) Jefferson shall have breached any material covenant or obligation contained in the Reorganization Agreement and such breach would entitle ISBF to terminate the Reorganization Agreement or (y) the holders of the Common Stock shall not have approved the Reorganization Agreement or (z) the Board of Directors of Jefferson shall have withdrawn or modified in a manner adverse to ISBF the recommendation of the Board of Directors of Jefferson with respect to the Reorganization Agreement; and (iii) after a bona fide proposal is made by any person other than ISBF or any affiliate of ISBF to Jefferson or its stockholders to engage in an acquisition transaction, (x) Jefferson shall have breached any material covenant or obligation contained in the Reorganization Agreement and such breach would entitle ISBF to terminate the Reorganization Agreement or (y) the holders of the Common Stock shall not have approved the Reorganization Agreement or (z) the Board of Directors of Jefferson shall have withdrawn or modified in a manner adverse to ISBF the recommendation of the Board of Directors of Jefferson with respect to the Reorganization Agreement.

DISSENTERS' RIGHTS

         Dissenting stockholders who comply with the procedural requirements of the BCL will be entitled to receive payment of the fair cash value of their shares if the Merger is effected with the approval of less than eighty percent of Jefferson's total voting power. Section 12:131 of the BCL sets forth the procedures which must be complied with in order to qualify for dissenters' rights. THE FOLLOWING DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF SECTION 12:131 OF THE BCL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THOSE PROVISIONS, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX
D. SUCH PROVISIONS MUST BE STRICTLY COMPLIED WITH OR A STOCKHOLDER'S DISSENTERS' RIGHTS WILL BE LOST.

         If an owner of shares of Common Stock wishes to exercise the right to dissent, such owner must file with Jefferson, prior to or at the Special Meeting, a written objection to the Merger and the owner must vote his shares against the Merger at the Special Meeting. Failure to vote against the Merger proposal will constitute a waiver of the stockholder's dissenters' rights, and the written objection required by the BCL must be filed with Jefferson in addition to voting against the Merger if a stockholder wishes to exercise his dissenters' rights. If the Merger is approved by the required vote, but by less than eighty percent of the total voting power, Jefferson shall promptly give written notice thereof, by registered mail, to each stockholder who filed a written objection. Each stockholder may, within twenty days after the mailing of such notice to him, file with Jefferson a demand in writing for the fair cash value of his shares as of the day before the vote was taken at the Special Meeting; provided that the stockholder (i) states in such demand the value demanded, (ii) states in such demand a post office address to which the reply of Jefferson may be sent, and (iii) deposits in escrow in a chartered bank or trust company located in the parish of Jefferson's registered office the certificates of Common Stock duly endorsed and transferred to Jefferson upon the sole condition that such certificates of Common Stock will be delivered to Jefferson upon payment of the value of the Common Stock determined in accordance with Section 12:131 of the BCL. The stockholder shall deliver to Jefferson, with his demand, the written acknowledgement of such bank or trust company that so holds his certificates of Common Stock. Unless the objection, demand and acknowledgement discussed above are made and delivered by the stockholder within the appropriate time period, the stockholder shall conclusively be presumed to have acquiesced to the Merger and related transactions.

         If Jefferson does not agree to the value stated and demanded by a dissenting stockholder, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgement, notify the stockholder in writing of its disagreement and shall state in such notice the value it will agree to pay; otherwise Jefferson shall be liable to pay the value demanded by the dissenting stockholder.

         In the case of disagreement as to the fair cash value, within sixty days after receipt of Jefferson's notice of disagreement, the dissenting stockholder may file suit against Jefferson, or ISBF after the Merger, in the district court in Jefferson's or ISBF's registered office, as the case may be, praying the court to fix and decree the fair cash value of the Common
Stock as of the day before the vote at the Special Meeting. The court shall, on such evidence as may be adduced in relation thereto, determine whether payment is due, and if so, the cash value of the Common Stock. Any other dissenting stockholder entitled to file suit may, within such sixty day period, intervene as a plaintiff in such suit filed by another stockholder. No order or decree can be made by the court staying the proposed corporate action. Failure of the dissenting stockholder to bring suit, or intervene in such suit, within the sixty days after receipt of notice of disagreement by Jefferson shall conclusively bind the stockholder to accept the value as fixed by Jefferson in its notice of disagreement.

         Upon institution of a suit by a dissenting stockholder, if Jefferson, or ISBF after the Merger, deposits in the registry of the court the amount it deemed to be the fair cash value of the dissenting stockholder's Common Stock in its notice of disagreement, then if the amount finally awarded to such stockholder, exclusive of interest and costs, is more than the amount offered and deposited, the costs of the proceeding will be taxed against Jefferson or ISBF after the Merger. Otherwise, if the amount deposited exceeds the amount awarded to the dissenting stockholder, the costs of such a proceeding shall be taxed against the dissenting stockholder.

                         ADJOURNMENT OF SPECIAL MEETING

         Each proxy solicited hereby requests authority to vote for an adjournment of the Special Meeting, if an adjournment is deemed to be necessary. Jefferson may seek an adjournment of the Special Meeting for not more than 29 days in order to enable Jefferson to solicit additional votes in favor of the proposal to adopt the Reorganization Agreement and the related Plan of Merger in the event that such proposal has not received the requisite vote of stockholders at the Special Meeting and such proposal has not received the negative votes of the holders of a majority of Jefferson's Common Stock.
If Jefferson desires to adjourn the meeting with respect to such proposal, it will request a motion that the meeting be adjourned for up to 29 days with respect to such proposal, and no vote will be taken on such proposal at the originally scheduled Special Meeting. Each proxy solicited hereby, if properly signed and returned to Jefferson and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjournment of the Special Meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

         Any adjournment will permit Jefferson to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to the Merger proposal. Such an adjournment would be disadvantageous to stockholders who are against the Merger proposal, because an adjournment will give Jefferson additional time to solicit favorable votes and thus increase the chances of passing the Merger proposal.

         If a quorum is not present at the Special Meeting, no proposal will be acted upon and the Board of Directors of Jefferson will adjourn the Special Meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to stockholders.

         An adjournment for up to 29 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. Jefferson has no reason to believe that an adjournment of the Special Meeting will be necessary at this time.

         BECAUSE THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE REORGANIZATION AGREEMENT AND THE RELATED PLAN OF MERGER, AS DISCUSSED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING. THE HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT, IN PERSON OR BY PROXY, AT THE SPECIAL MEETING WILL BE REQUIRED TO APPROVE A MOTION TO ADJOURN THE SPECIAL MEETING.


                             STOCKHOLDER PROPOSALS

         If the Merger is not consummated prior to Jefferson's next annual meeting of stockholders, any proposal which a stockholder wishes to have included in Jefferson's proxy statement and form of proxy relating to Jefferson's 1997 Annual Meeting of Stockholders must be received by Jefferson at 1011 Fourth Street, Gretna, Louisiana 70053, no later than November 15, 1996. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in Jefferson's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting provided that the requirements set forth in
Article 9.D of Jefferson's Articles of Incorporation are satisfied in a timely manner. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of Jefferson not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of Jefferson. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (b) certain other information set forth in Article 9.D of Jefferson's Articles of Incorporation.

                                 OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on Karen L. Knight and Dr. G. Robert Murphy, Jr., Directors of Jefferson, to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Special Meeting. Management is not aware of any business that may properly come before the Special Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Special Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                                                                     APPENDIX A





                Agreement and Plan of Merger and Reorganization
             among ISB Financial Corporation, Iberia Savings Bank,
           Jefferson Bancorp, Inc. and Jefferson Federal Savings Bank
                               dated May 24, 1996

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG

                           ISB FINANCIAL CORPORATION,

                              IBERIA SAVINGS BANK,

                            JEFFERSON BANCORP, INC.

                                      AND

                         JEFFERSON FEDERAL SAVINGS BANK





                                  May 24, 1996

                                     INDEX


                                                                                                    Page
                                                                                                    ----
                                                              ARTICLE I
                                                              THE MERGER

1.1.        The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-8
1.2.        Effect of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-9
1.3.        Articles of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . .   A-9
1.4.        Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-9
1.5.        Effective Date and Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-9
1.6.        The Charter Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
1.7.        Modification of Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10


                                                              ARTICLE II
                                              CONVERSION OF JEFFERSON AND INTERIM SHARES

2.1.        Conversion of Jefferson Common Stock and Options  . . . . . . . . . . . . . . . . . . .  A-10
2.2.        Exchange of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
2.3.        Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
2.4.        Interim Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13


                                                             ARTICLE III
                                             REPRESENTATIONS AND WARRANTIES OF JEFFERSON
                                                      AND JEFFERSON SAVINGS BANK

3.1.        Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
3.2.        Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
3.3.        Authority; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
3.4.        Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
3.5.        Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
3.6.        Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
3.7.        Litigation and Other Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
3.8.        Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
3.9.        Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
3.10.       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
3.11.       Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
3.12.       Conduct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
3.13.       Reserve for Possible Loan Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21

                                                                                                    Page
                                                                                                    ----
3.14.       Employment Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
3.15.       Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
3.16.       Shareholder Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
3.17.       Minute Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
3.18.       Broker's and Other Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
3.19.       Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
3.20.       Jefferson Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
3.21.       Loans, Real Estate Owned, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
3.22.       Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
3.23.       Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
3.24.       Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24


                                                              ARTICLE IV
                                                    REPRESENTATIONS AND WARRANTIES
                                                            OF THE COMPANY

4.1.        Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
4.2.        Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
4.3.        Authority; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
4.4.        Litigation and Other Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
4.5.        Ability to Pay Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
4.6.        Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
4.7.        Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
4.8.        Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
4.9.        Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
4.10.       Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
4.11.       Company Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
4.12.       Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28

                                                              ARTICLE V
                                                       COVENANTS OF THE PARTIES

5.1.        Conduct of the Business of Jefferson  . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
5.2.        No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
5.3.        Approval of Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
5.4.        Current Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
5.5.        Access to Properties and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
5.6.        Regulatory Applications and Proxy Solicitation Matters  . . . . . . . . . . . . . . . .  A-32
5.7.        Further Assistance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
5.8.        Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34

                                                                                                    Page
                                                                                                    ----
5.9.        Failure to Fulfill Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
5.10.       Employment of Jefferson Personnel . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
5.11.       Indemnification Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
5.12.       Employee Benefit Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
            (a)  Transferred Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
            (b)  Health Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
            (c)  Jefferson 401(k) Profit Sharing Plan and ESOP  . . . . . . . . . . . . . . . . . .  A-36
            (d)  The Jefferson ESOP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
            (e)  The Company ESOP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
5.13.       Disclosure Supplements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
5.14.       Operating Synergies; Conformance to Reserve Policies, Etc.  . . . . . . . . . . . . . .  A-38
5.15.       Environmental Audit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
5.16.       Charter Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
5.17.       Jefferson Board of Directors Action . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
5.18.       Additional Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39


                                                              ARTICLE VI
                                                          CLOSING CONDITIONS

6.1.        Conditions of Each Party's Obligations Under This Agreement . . . . . . . . . . . . . .  A-39
            (a)  Approval of Jefferson Stockholders . . . . . . . . . . . . . . . . . . . . . . . .  A-40
            (b)  Regulatory Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40
            (c)  Suits and Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40
6.2.        Conditions to the Obligations of the Company and ISB
              Under This Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40
            (a)  Representations and Warranties; Performance of
                 Obligations of Jefferson and Jefferson Savings Bank  . . . . . . . . . . . . . . .  A-40
            (b)  Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
            (c)  Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
6.3.        Conditions to the Obligations of Jefferson Under This Agreement . . . . . . . . . . . .  A-41
            (a)  Representations and Warranties; Performance of
                 Obligations of the Company and ISB . . . . . . . . . . . . . . . . . . . . . . . .  A-41
            (b)  Opinion of Counsel to the Company and ISB  . . . . . . . . . . . . . . . . . . . .  A-41
            (c)  Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
            (d)  Board Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
            (e)  Deposit of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42

                                                                                                    Page
                                                                                                    ----
                                                             ARTICLE VII
                                                             TERMINATION

7.1.        Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
7.2.        Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-44


                                                             ARTICLE VIII
                                                            MISCELLANEOUS

8.1.        Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . .  A-44
8.2.        Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-44
8.3.        Expenses; Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-44
8.4.        Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-47
8.5.        Controlling Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-48
8.6.        Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-48
8.7.        Modifications or Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-48
8.8.        Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-48
8.9.        Assignment; Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-48
8.10.       Consolidation of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-48
8.11.       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-49
8.12.       Gender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-49


Exhibit A        -        Plan of Merger between Jefferson and Interim

Exhibit B        -        Agreement and Plan of Merger and Liquidation

                               INDEX TO SCHEDULES

 Schedule                    Description
 --------                    -----------
 3.1                    Subsidiaries of Jefferson
 3.2                    Arrangements Affecting Jefferson Stock
 3.3                    Violations
 3.4(c)                 Extraordinary Liabilities
 3.5                    Title Matters
 3.6                    Environmental Matters
 3.7                    Litigation and Other Proceedings
 3.8                    Tax Matters
 3.9(a)                 Contractual Matters
 3.9(b)                 Default or Non-Compliance Under Contracts
 3.10                   Insurance of Jefferson, Jefferson Savings Bank and the Subsidiaries
 3.11                   Non-Compliance with Laws; OTS Examinations and Responses
 3.12                   Conduct
 3.14                   Employment Matters
 3.15(a)                Employee Benefit Plans
 3.15(b)                Terminated Plans
 3.15(c)                IRS Determination Letters
 3.15(f)                Unfunded Liabilities
 3.18                   Broker's or Finder's Fees
 3.21(a)                Loans of Jefferson, Jefferson Savings Bank and Subsidiaries
 3.21(b)                Loan Delinquencies and Defaults, Real Estate Owned and Unfunded Commercial Loan
                        Commitments and Letters of Credit
 4.3(b)                 Violations
 4.4                    Litigation and Other Proceedings
 4.8                    Brokerage
 4.10                   Non-Compliance with Laws
 5.1(b)                 Cash Dividend to Jefferson
 5.10                   Certain Severance Benefits
 5.11                   Directors' and Officers' Liability Insurance
 6.2                    Opinion of Counsel to Jefferson
 6.3                    Opinion of Counsel to the Company and ISB

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This Agreement and Plan of Merger and Reorganization ("Agreement") dated as of May 24, 1996 is by and among ISB Financial Corporation, a Louisiana corporation (the "Company"), Iberia Savings Bank, a Louisiana-chartered savings bank and wholly-owned subsidiary of the Company ("ISB") and Jefferson Bancorp, Inc. ("Jefferson"), a Louisiana corporation, and Jefferson Federal Savings Bank, a federally-chartered stock savings bank and wholly owned subsidiary of Jefferson ("Jefferson Savings Bank").

         WHEREAS, the Company, Jefferson and Jefferson Savings Bank entered into a Letter of Intent as of March 29, 1996 ("Letter of Intent"), which contemplated, among other things, the Company's acquisition of all of the issued and outstanding shares of common stock of Jefferson through a business combination involving Jefferson;

         WHEREAS, the Company and Jefferson have previously entered into a Stock Option Agreement as of March 29, 1996 (the "Option Agreement");

         WHEREAS, the Company, ISB, Jefferson and Jefferson Savings Bank desire to enter into a definitive agreement which sets forth the terms and conditions of the foregoing transactions;

         WHEREAS, the boards of directors of the Company, ISB, Jefferson and Jefferson Savings Bank believe that the affiliation between Jefferson and the Company in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders;

         WHEREAS, the boards of directors of the Company, ISB, Jefferson and Jefferson Savings Bank have each approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of such premises and the mutual representations, warranties, covenants and agreements contained herein, the Company, ISB, Jefferson and Jefferson Savings Bank do hereby mutually agree, intending to be legally bound, as follows:


                                  ARTICLE I

                                  THE MERGER

         Section 1.1. The Merger. Subject to the terms and conditions of this Agreement and subject to and in accordance with a Plan of Merger between Jefferson and a Louisiana-chartered corporation and wholly-owned subsidiary of the Company ("Interim") to be formed in connection with the transactions contemplated hereby, a copy of which is attached hereto as Exhibit A (the "Plan of Merger"), at the Effective Date (as defined in Section 1.5 hereof), Interim shall be merged with and into Jefferson (the "Merger") in accordance with the applicable provisions of the Louisiana Business Corporation Law ("BCL"), and Jefferson shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Simultaneously with or as soon as practicable after the Merger, the Surviving Corporation shall be merged with and liquidated into the Company (the "Liquidation") in accordance with an Agreement and Plan of Merger and Liquidation, a copy of which is attached hereto as Exhibit B.

         Section 1.2. Effect of the Merger. As of the Effective Date, the Surviving Corporation shall be considered the same business and corporate entity as each of Jefferson and Interim and thereupon and thereafter, all the property, rights, powers and franchises of each of Jefferson and Interim shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Jefferson and Interim and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of Jefferson and Interim in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of Jefferson and Interim is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Jefferson and Interim if the Merger had not occurred. At the Effective Date, the directors and officers of the Surviving Corporation shall be the persons designated in Section 1.4.
It is contemplated that Jefferson Savings Bank will continue its operations, subject to the provisions described herein, as a wholly-owned subsidiary of the Company.

         Section 1.3. Articles of Incorporation and Bylaws. As of the Effective Date, the Articles of Incorporation and Bylaws of Jefferson shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

         Section 1.4. Directors and Officers. As of the Effective Date, the directors and officers of Interim shall become the directors and officers of the Surviving Corporation.

         Section 1.5. Effective Date and Closing. The Merger shall become effective (and be consummated) upon the issuance of a certificate of merger by the Secretary of State of the State of Louisiana ("Secretary of State"). The term "Effective Date" shall mean the date and time when the certificate of merger is so issued. A closing (the "Closing") shall take place prior to the Effective Date not later than five (5) business days following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of the Company in New Iberia, Louisiana, or at such other place, time or date as the Company and Jefferson may mutually agree upon (the "Closing Date"). Immediately following the Closing, the Company and Jefferson shall request the Secretary of State to issue the certificate of merger. It is anticipated by the Company and Jefferson that the Closing and the Effective Date will occur on the same date.

         Section 1.6 The Charter Conversion. Subject to the terms and conditions of this Agreement, Jefferson and Jefferson Savings Bank will take all steps necessary to convert Jefferson Savings Bank from a federally-chartered savings bank to a Louisiana chartered savings bank (the "Charter Conversion"). It is the intent of the parties hereto that the Charter Conversion will become effective immediately prior to the Effective Date. Upon consummation of the Charter Conversion and the Merger, Jefferson Savings Bank will conduct business under the name "Jefferson Savings Bank." References herein to "Jefferson Savings Bank" shall mean the federally-chartered savings bank or the Louisiana-chartered savings bank, as the case may be.

         Section 1.7 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, the Company, with the prior written consent of Jefferson, which shall not be unreasonably withheld, may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the stockholders of the Company as a result of such modification, (ii) the consideration to be paid to holders of Jefferson Common Stock (as defined below) under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals.


                                   ARTICLE II

                   CONVERSION OF JEFFERSON AND INTERIM SHARES

         Section 2.1.  Conversion of Jefferson Common Stock and Options.   As
of the Effective Date, each share of common stock, par value $0.01 per share, of Jefferson (the "Jefferson Common Stock"), issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares, as hereinafter defined, or shares held by the Company or ISB other than in a fiduciary capacity) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and by operation of law be converted into and represent the right to receive from the Company, $23.00 in cash (the "Merger

Consideration"). At or immediately prior to the Effective Date, each outstanding option to purchase Jefferson Common Stock (other than pursuant to the Option Agreement) issued by Jefferson ("Jefferson Option") shall be cancelled, and each holder of any such Jefferson Option, whether or not then vested or exercisable, shall be entitled to receive at the Effective Date for each Jefferson Option an amount determined by multiplying (i) the excess of the Merger Consideration over the applicable exercise price per share of such option by (ii) the number of shares of Jefferson Common Stock subject to such Jefferson Option ("Option Consideration"). The payment of the consideration referred to in the immediately preceding sentence to holders of Jefferson Options shall be subject to the execution by any such holder of such instruments of cancellation as the Company may reasonably deem appropriate.
The aggregate consideration to be paid for the conversion of all outstanding shares of Jefferson Common Stock is hereinafter referred to as the "Aggregate Merger Consideration".

         Section 2.2.  Exchange of Shares.

                 (a) As of the Effective Date, the Company shall deposit in trust with an exchange agent to be mutually agreed to by the parties hereto (the "Exchange Agent") cash in an amount equal to the maximum Aggregate Merger Consideration.

                 (b) As soon as practicable after the Effective Date but no later than five business days after the Effective Date, the Exchange Agent will send to each holder of record of a certificate or certificates (other than holders of Dissenting Shares) which, immediately prior to the Effective Date represented outstanding shares of Jefferson Common Stock ("Certificates"), a letter of transmittal for use in exchanging such Certificates for the Merger Consideration. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to promptly receive in exchange therefor the Merger Consideration for each share of Jefferson Common Stock represented by such Certificate and the Certificates so surrendered shall be canceled; in this connection, the Company will use its best efforts to ensure that the Exchange Agent delivers the Merger Consideration to each former Jefferson shareholder within five business days following receipt of surrendered Certificates and a properly completed letter of transmittal. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any holder of Jefferson Common Stock the Merger Consideration to which such holder of Jefferson Common Stock would otherwise be entitled until such holder surrenders the Certificate for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Surviving Corporation. Neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as required by law, no interest shall be payable with respect to the Merger Consideration payable for the outstanding shares of Jefferson Common Stock.

                 (c) After the Effective Date, there shall be no transfers on the stock transfer books of Jefferson of the shares of Jefferson Common Stock which were outstanding immediately prior to the Effective Date and, if any Certificates representing such shares are presented for transfer to Jefferson, they shall be canceled and exchanged for the Merger Consideration provided for in Section 2.1 hereof.

                 (d)      If payment of the Merger Consideration pursuant to
Section 2.1 hereof for shares of Jefferson Common Stock is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                 (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to paragraph (a) of this Section 2.2 that remains unclaimed by the stockholders of Jefferson twelve (12) months after the Effective Date shall be returned to the Company, upon demand, and any stockholder of Jefferson who had not exchanged his shares of Jefferson Common Stock for the Merger Consideration in accordance with this Agreement prior to that time shall thereafter look to the Company for payment of the Merger Consideration in respect of such shares, subject to applicable escheat laws.

         Section 2.3. Dissenting Shares. Each share of Jefferson Common Stock issued and outstanding immediately prior to the Effective Date, the holder of which has not voted in favor of the Merger and who has properly perfected his dissenters' rights of appraisal by following the procedures set forth in the BCL, is referred to herein as a "Dissenting Share." Dissenting Shares owned by each holder thereof who has not exchanged his Certificates for the Merger Consideration or otherwise has not effectively withdrawn or lost his dissenters' rights, shall not be converted into or represent the right to receive the Merger Consideration pursuant to Section 2.1 hereof and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the BCL. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the BCL, provided such holder complies with the procedures contemplated by and set forth in the applicable provisions of the BCL. If any holder of Dissenting Shares shall effectively withdraw or lose his dissenters' rights under the applicable provisions of the BCL, such Dissenting Shares shall be converted into the right to receive the Merger Consideration in accordance with the provisions of Section 2.1 hereof.

         Section 2.4. Interim Shares. Each outstanding share of common stock of Interim, $1.00 par value per share ("Interim Common Stock"), on the Effective Date shall be converted automatically and without any action on the part of the holder thereof into an equal number of shares of the Surviving Corporation, which shall constitute all of the outstanding common stock of the Surviving Corporation.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF JEFFERSON
                           AND JEFFERSON SAVINGS BANK

         Jefferson and Jefferson Savings Bank represent and warrant to the Company as follows:

         Section 3.1. Organization. Jefferson is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and is duly registered as a unitary savings and loan holding company. Jefferson Savings Bank currently is a federally-chartered savings association duly organized, validly existing and in good standing under the laws of the United States and, as of the Effective Date, is expected to be a Louisiana-chartered savings bank duly organized, validly existing and in good standing under the laws of the State of Louisiana and, in all instances, a direct wholly-owned subsidiary of Jefferson. The deposits of Jefferson Savings Bank are insured pursuant to the Federal Deposit Insurance Act, as amended, to the fullest extent permitted by law. Jefferson and Jefferson Savings Bank have full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own or lease their respective properties, to engage in the business and activities now conducted by them and each is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed and qualified would not have a material adverse effect on Jefferson or Jefferson Savings Bank.

         Other than Jefferson Savings Bank, the only direct or indirect subsidiaries of Jefferson are Metro Service Corporation, a Louisiana corporation ("Metro"), and Jefferson Insurance Corporation, a Louisiana corporation ("Insurance"), both of which are wholly owned subsidiaries of Jefferson Savings Bank. The term "Subsidiaries" (defined as all of the corporations and joint ventures and partnerships in which Jefferson or Jefferson Savings Bank has, directly or indirectly, at least a fifty-percent interest or acts as a general partner) when used with reference to Jefferson shall mean Metro and Insurance. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed and qualified would not have a material adverse effect on the Subsidiary.

         Jefferson has delivered or made available to the Company true and complete copies of the Articles of Incorporation, Charter and Bylaws or similar governing documents of each of Jefferson, Jefferson Savings Bank and the Subsidiaries, in each case as amended to date. Except for Jefferson Savings Bank and the Subsidiaries, and as otherwise disclosed on Schedule 3.1 to this Agreement, Jefferson (i) does not have any subsidiaries or affiliates, (ii) is not a general partner or owner in any joint venture, general partnership, limited partnership, trust or other non-corporate entity, and (iii) does not know of any arrangement pursuant to which the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of all shareholders of Jefferson.

         Section 3.2. Capitalization. The authorized capital stock of Jefferson consists of 10,000,000 shares of Jefferson Common Stock and 5,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"). As of the date of this Agreement, 2,195,635 shares of Jefferson Common Stock were issued and outstanding (including 24,130 shares of Jefferson Common Stock held, but not awarded, as of the date hereof by Jefferson's 1993 and 1994 Management Recognition Plans and Trusts ("Recognition Plans")) and no shares of Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Jefferson Common Stock are validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. All of the outstanding shares of capital stock or other equity ownership interests of Jefferson Savings Bank and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by Jefferson free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for
(i) an aggregate of 127,334 shares of Jefferson Common Stock issuable upon exercise of stock options granted pursuant to Jefferson's 1992 Stock Incentive Plan, its 1994 Directors' Stock Option Plan and its 1994 Key Employee Stock Compensation Program (collectively, the "Stock Option Plans") and which are outstanding on the date hereof, which, including applicable exercise prices, are set forth on Schedule 3.2, and (ii) shares of Jefferson Common Stock issuable pursuant to the terms of the Option Agreement, none of Jefferson, Jefferson Savings Bank or any of the Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Jefferson, Jefferson Savings Bank or any of the Subsidiaries or any securities representing the right to purchase or otherwise acquire any shares of such capital stock or any securities convertible into or representing the right to purchase or otherwise acquire any such stock. There are no agreements, understandings or commitments relating to the right of Jefferson to vote or to dispose of shares of the capital stock or other ownership interests of Jefferson Savings Bank or the Subsidiaries.

         Section 3.3. Authority; No Violation. (a) Subject to the approval of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby by the stockholders of Jefferson, Jefferson and Jefferson Savings Bank have full corporate power and authority to execute and deliver this Agreement and, with respect to Jefferson, the Plan of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Jefferson and Jefferson Savings Bank in accordance with the Articles of Incorporation, Charter and Bylaws of Jefferson and Jefferson Savings Bank and applicable laws and regulations. Except for such approvals referenced in the immediately preceding two sentences, no other corporate proceedings on the part of Jefferson and Jefferson Savings Bank are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Jefferson and Jefferson Savings Bank and constitutes a valid and binding obligation of Jefferson and Jefferson Savings Bank, enforceable against each of them in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement by Jefferson and Jefferson Savings Bank, nor the consummation by Jefferson and Jefferson Savings Bank of the transactions contemplated hereby in accordance with the terms hereof, nor compliance by Jefferson and Jefferson Savings Bank with any of the terms or provisions hereof, will, (i) violate any provision of Jefferson's Articles of Incorporation or Bylaws or the charter or bylaws or other governing instrument of any of Jefferson Savings Bank or the Subsidiaries, (ii) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Jefferson or any of Jefferson Savings Bank or the Subsidiaries or any of their respective properties or assets, or (iii) except as set forth in Schedule 3.3, violate, conflict with, result in a breach of any provisions of, constitute a default
(or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Jefferson or any of Jefferson Savings Bank or the Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Jefferson or any of Jefferson Savings Bank or the Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Jefferson, Jefferson Savings Bank and the Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Secretary of State of the State of Louisiana, the Board of Governors of the Federal Reserve System ("FRB"), the Office of Thrift Supervision ("OTS"), the Office of Financial Institutions of the State of Louisiana ("OFI") and the Federal Deposit Insurance Corporation ("FDIC"), if applicable, and by stockholders of Jefferson, or as set forth in Schedule 3.3, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Jefferson in connection with (a) the execution and delivery by Jefferson and Jefferson Savings Bank of this Agreement and the Plan of Merger and (b) the consummation by Jefferson and Jefferson Savings Bank of the Merger.

         Section 3.4. Financial Statements. (a) Jefferson has previously delivered or made available to the Company true and complete copies on a consolidated basis of (i) the unaudited statements of financial condition, statements of income, statements of stockholders' equity and statements of cash flows of Jefferson and its subsidiaries as of and for the three months ended March 31, 1996, (ii) the statements of financial condition, statements of income, statements of stockholders' equity and statements of cash flows, together with the notes thereto, of Jefferson (or its predecessor) and its subsidiaries on an audited basis for the years ended December 31, 1995, December 31, 1994, and December 31, 1993 and with respect to the audited periods in each case accompanied by the audit reports of the independent certified public accounting firm which performed the audits (the financial statements described in clause (i) and this clause (ii) are referred to herein as the "Jefferson Financial Statements"). The Jefferson Financial Statements (including the related notes) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present in all material respects the consolidated financial condition of Jefferson as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows fairly present in all material respects the results of the consolidated operations, stockholders' equity and cash flows of Jefferson for the respective periods set forth therein, except that the financial statements referred to in clause (i) are subject to normal year-end adjustments and independent audit.

         (b) The books and records of Jefferson, Jefferson Savings Bank and the Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

         (c) Except as and to the extent reflected, disclosed or reserved against in the Jefferson Financial Statements (including the notes thereto), none of Jefferson, Jefferson Savings Bank or the Subsidiaries had, as of the respective dates of the Jefferson Financial Statements, any liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Jefferson, Jefferson Savings Bank and the Subsidiaries, taken as a whole. Except as provided in Schedule 3.4(c), since December 31, 1995, Jefferson, Jefferson Savings Bank and the Subsidiaries have not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice.

         Section 3.5. Title. Jefferson has previously delivered or made available to the Company true and complete copies of all of the deeds and leases and title insurance policies for all real property owned or leased by Jefferson, Jefferson Savings Bank or the Subsidiaries and all mortgages, deeds of trust and security agreements to which such property is subject. Jefferson, Jefferson Savings Bank and the Subsidiaries have good and marketable title to all of their respective assets and properties including, without limitation, land and improvements thereon, and all personal and intangible properties reflected in the Jefferson Financial Statements or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (i) as noted in the Jefferson Financial Statements or as set forth in Schedule 3.5, (ii) statutory liens not yet delinquent, (iii) as reflected in the title insurance policies referenced in the immediately preceding sentence, and (iv) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Jefferson Financial Statements. Jefferson owns no equity securities of or interest in any depository institution other than Jefferson Savings Bank.

         Section 3.6. Environmental Laws. Jefferson, Jefferson Savings Bank and the Subsidiaries are in compliance with all terms and conditions of all applicable federal and state environmental laws and permits required thereunder (such laws and permits referred to herein as "Environmental Laws") except where the failure to be in compliance would not be material to Jefferson, Jefferson Savings Bank or any of the Subsidiaries, as the case may be. Except as set forth on Schedule 3.6, (i) none of Jefferson, Jefferson Savings Bank or the Subsidiaries have received notice of any violation of, or claim, citation, assessment, proposed assessment or demand for abatement in connection with any Environmental Laws, or generated, stored, or disposed of any materials designated as hazardous materials or substances under any Environmental Laws (such materials or substances referred to herein as "Hazardous Materials,") and, to the best knowledge of Jefferson, none are subject to any claim or lien under any Environmental Laws; and (ii) to the best knowledge of Jefferson, without inquiry, no real estate currently leased by, owned, operated or securing any loan made by Jefferson, Jefferson Savings Bank or the Subsidiaries, or owned, operated or leased by Jefferson, Jefferson Savings Bank or the Subsidiaries within the ten years preceding the date of this Agreement, has been designated as requiring any environmental cleanup or response action to comply with Environmental Laws, or to the best knowledge of Jefferson, has been the site of release of any Hazardous Materials.

         Section 3.7. Litigation and Other Proceedings. Except as set forth in Schedule 3.7, there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of Jefferson, threatened, before any court or administrative body in any manner against Jefferson, Jefferson Savings Bank or the Subsidiaries, or any of their respective properties or capital stock. Except as previously disclosed to the Company, none of Jefferson, Jefferson Savings Bank or the Subsidiaries have actual knowledge or have been advised in writing of any basis on which any litigation or proceeding could be brought which could have a materially adverse effect on the business, operations, assets or financial condition of Jefferson, Jefferson Savings Bank or the Subsidiaries or which could question the validity of any action taken or to be taken in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby. None of Jefferson, Jefferson Savings Bank or the Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality, except for any such default that would not have a material adverse effect on Jefferson, Jefferson Savings Bank or the Subsidiaries. In connection with the most recent examinations of Jefferson and Jefferson Savings Bank by the Office of Thrift Supervision ("OTS"), neither Jefferson nor Jefferson Savings Bank was required to correct or change any action, procedure or proceeding which Jefferson believes in good faith has not been now corrected or changed as required.

         Section 3.8. Taxes. Except as set forth on Schedule 3.8, Jefferson, Jefferson Savings Bank and the Subsidiaries have filed with the appropriate federal, state and local governmental agencies all tax returns and reports required to be filed, and have paid all taxes and assessments shown or claimed to be due, except where the failure to file tax returns and to pay taxes would not have a material adverse effect on Jefferson, Jefferson Savings Bank and the Subsidiaries. Except as set forth on Schedule 3.8, none of Jefferson, Jefferson Savings Bank or the Subsidiaries have executed or filed with the Internal Revenue Service ("IRS") any agreement extending the period for assessment and collection of any federal tax nor is Jefferson, Jefferson Savings Bank or the Subsidiaries a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against Jefferson, Jefferson Savings Bank or the Subsidiaries. None of Jefferson, Jefferson Savings Bank or the Subsidiaries have waived any statute of limitations with respect to any tax or other assessment or levy, and all such taxes and other assessments and levies which Jefferson, Jefferson Savings Bank or the Subsidiaries is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental agency, domestic and foreign, or segregated and set aside for such payment and, if so segregated and set aside, will be so paid by Jefferson, Jefferson Savings Bank or the Subsidiaries as required by law.

         Jefferson, Jefferson Savings Bank and the Subsidiaries have established (and until the Effective Date will establish) on their books accrued amounts that are adequate for the payment of all federal, state and local taxes (including, but not limited to, income (including alternative minimum tax), FICA, FUTA, backup withholding, personal property and franchise taxes) not yet due and payable, but incurred in respect of Jefferson, Jefferson Savings Bank or the Subsidiaries through such date. Except as set forth in
Schedule 3.8, the federal income tax returns of Jefferson, Jefferson Savings Bank and the Subsidiaries have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in Schedule 3.8, the applicable state franchise tax returns of Jefferson, Jefferson Savings Bank and the Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth on Schedule 3.8, to the best knowledge of Jefferson, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Jefferson, Jefferson Savings Bank or the Subsidiaries.

         Jefferson has previously delivered or made available to the Company true and complete copies of the federal and state income tax returns of Jefferson, Jefferson Savings Bank and the Subsidiaries as filed by each entity for the years ended December 31, 1994 and 1993.

         Section 3.9. Contracts. Except as otherwise noted in Schedule 3.9(a) hereto, none of Jefferson, Jefferson Savings Bank or the Subsidiaries is a party to or bound by any (i) employment contract or severance agreement (including without limitation any collective bargaining contract or union agreement); (ii) bonus, stock option, deferred compensation or profit-sharing, pension or retirement plan or other employee benefit arrangement; (iii) lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (iv) contract or commitment for capital expenditures; (v) contract or commitment made in the ordinary course of business for the purchase of materials or supplies, or for the performance of services, in either case, over a period of more than sixty (60) days from the date of this Agreement; (vi) contract or option to purchase or sell any real or personal property; (vii) contract, agreement or letter with respect to the management of Jefferson, Jefferson Savings Bank or the Subsidiaries imposed by any bank regulatory authority having supervisory jurisdiction over Jefferson, Jefferson Savings Bank or the Subsidiaries, (viii) agreement, contract or indenture related to the borrowing by Jefferson, Jefferson Savings Bank or the Subsidiaries of money other than those entered into in the ordinary course of business; (ix) guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business; (x) agreement with or extension of credit to any executive officer or director of Jefferson, Jefferson Savings Bank or the Subsidiaries or holder of more than ten percent (10%) of the Jefferson Common Stock, or any affiliate of such person; (xi) applications or contracts with respect to branching or site location or relocation or (xii) contracts, other than the foregoing, and not made in the ordinary course of business and not otherwise disclosed in this Agreement, in any schedule attached hereto or in any document delivered or referred to or described in writing by Jefferson to the Company.

         Except as disclosed in Schedule 3.9(b), none of Jefferson, Jefferson Savings Bank or the Subsidiaries is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise, and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance, except for a default or non-compliance that would not have a material adverse effect on Jefferson, Jefferson Savings Bank and the Subsidiaries.

         Section 3.10. Insurance. A true and complete list of all insurance policies owned or held by or on behalf of Jefferson, Jefferson Savings Bank and the Subsidiaries, including policy numbers, retention levels, insurance carriers, and effective and termination dates, is set forth in Schedule 3.10 to this Agreement. Each of such policies are under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility. In the judgment of Jefferson, such insurance policies are of an amount and scope customary for persons engaged in the business and having assets similar to the business conducted by Jefferson, Jefferson Savings Bank and the Subsidiaries, respectively. As of the date hereof, none of Jefferson, Jefferson Savings Bank or the Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and all material claims thereunder have been filed in a timely fashion and, to the best knowledge of Jefferson none of Jefferson, Jefferson Savings Bank or the Subsidiaries is in default under any such policy and no coverage thereunder is being disputed.

         Section 3.11. Laws. Except as otherwise noted on Schedule 3.11 hereto, Jefferson, Jefferson Savings Bank and the Subsidiaries are in compliance with all applicable federal, state and local laws, rules, regulations and orders, except where a failure to comply will not result in a material adverse effect on the business, operations, assets or financial condition of Jefferson, Jefferson Savings Bank or the Subsidiaries, as the case may be. Jefferson, Jefferson Savings Bank and the Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made thereto, that were required to be filed with the OTS or any other regulatory authority having jurisdiction over Jefferson, Jefferson Savings Bank or the Subsidiaries, and such reports, registrations and statements, together with any amendments thereto, were true and correct in all material respects when filed. Schedule 3.11 lists all examinations of Jefferson, Jefferson Savings Bank or the Subsidiaries conducted by the OTS or any other regulatory authority having jurisdiction over Jefferson, Jefferson Savings Bank or the Subsidiaries since January 1, 1993 and the dates of any responses thereto submitted by Jefferson, Jefferson Savings Bank or the Subsidiaries. Jefferson Savings Bank has a rating of "satisfactory" or better with respect to its compliance with the Community Reinvestment Act, as amended, and the regulations promulgated thereunder ("CRA") and knows of no reason why its primary federal regulator or other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of Jefferson Savings Bank under the CRA. Jefferson previously has provided the Company with all correspondence relating to Jefferson Savings Bank's compliance with the CRA.

         Section 3.12. Conduct. Except as set forth on Schedule 3.12 or as to actions taken subsequent to the date hereof as permitted pursuant to Section
5.1 of this Agreement, since December 31, 1995, none of Jefferson, Jefferson Savings Bank or the Subsidiaries has (i) issued, sold or purchased any of its capital stock or corporate debt obligations; (ii) declared or set aside or paid any dividend, or issued or granted any option, warrant, call commitment, right to purchase or agreement of any character regarding the authorized or issued common stock of Jefferson, Jefferson Savings Bank or the Subsidiaries, or made any other distribution in respect of or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of its issued and outstanding capital stock; (iii) incurred any obligations or liabilities (fixed or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected any of its assets to a lien or encumbrance, other than in the ordinary course of business and other than statutory liens not yet delinquent;
(iv) discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent), other than accruals, accounts and notes payable included in the balance sheet, accruals, accounts and notes payable incurred since the date of the balance sheet in the ordinary course of business and accruals, accounts and notes payable incurred in connection with the transactions contemplated by this Agreement; (v) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (vi) made any general or individual wage or salary increase, paid any bonus or instituted any employee welfare, retirement or similar plan or arrangement; (vii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance; or (viii) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights.

         Section 3.13. Reserve for Possible Loan Losses. The reserve for possible loan losses shown on the Jefferson Financial Statements has been calculated in accordance with Jefferson's and Jefferson Savings Bank's procedures and in accordance with all applicable rules and regulations including generally accepted accounting principles. In the opinion of Jefferson's management the reserve for possible loan losses included in the Jefferson Financial Statements was, as of the date of the Jefferson Financial Statements, adequate to cover all known or reasonably anticipated loan losses.

         Section 3.14. Employment Relations. The relations of Jefferson, Jefferson Savings Bank and the Subsidiaries with their respective employees are satisfactory, and none of Jefferson, Jefferson Savings Bank or the Subsidiaries has received any notice of any controversies with, or organizational efforts or other pending actions by, representatives of its employees. Jefferson, Jefferson Savings Bank and the Subsidiaries have materially complied with all laws relating to the employment of labor with respect to their respective employees, including any provisions thereof relating to wages, hours, collective bargaining and the payment of workman's compensation insurance and social security and similar taxes, and, except as disclosed in Schedule 3.14 hereto, no person has asserted that Jefferson, Jefferson Savings Bank or the Subsidiaries is liable for any arrearage of wages, workman's compensation insurance premiums or any taxes or penalties for failure to comply with any of the foregoing.

         Section 3.15.  Employee Benefit Plans.  (a) Except as disclosed in
Schedule 3.15(a), none of Jefferson, Jefferson Savings Bank or the Subsidiaries maintain or contribute to any "employee pension benefit plan" (the "Jefferson Pension Plan(s)"), as such term is defined in Section 3 (2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement (together with the Jefferson Pension Plans, herein referred to collectively as the "Plans").

         (b) The Plans in effect at Jefferson, Jefferson Savings Bank and the Subsidiaries that are subject to ERISA have, to the best knowledge of Jefferson, all been operated in all material respects in compliance with ERISA since ERISA became applicable with respect thereto and Jefferson, Jefferson Savings Bank and the Subsidiaries have received no written notice to the contrary. None of the Plans nor any of their respective related trusts have been terminated (except the termination of any Plan which is in compliance with the requirements of ERISA and/or which will not result in any additional liability to Jefferson, Jefferson Savings Bank or the Subsidiaries except as disclosed in Schedule 3.15(b)).

         (c) Each of the Jefferson Pension Plans intended to be a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code
("Code") has been determined by the IRS to be so qualified, and Jefferson is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan. Copies of the most recent IRS determination letters for each Jefferson Pension Plan intended to be so qualified are attached hereto in Schedule 3.15(c).

         (d) No Jefferson Pension Plan is now, or ever has been, subject to Title IV of ERISA.

         (e) None of Jefferson, Jefferson Savings Bank or the Subsidiaries, nor, to the best knowledge of Jefferson, any trustee, fiduciary or administrator of a Plan or any trust created thereunder, has engaged in a prohibited transaction, as such term is defined in Section 4975 of the Code, which could subject Jefferson, Jefferson Savings Bank or the Subsidiaries, or, to the best knowledge of Jefferson, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said
Section 4975.

         (f) Except as disclosed in Schedule 3.15(f), none of Jefferson, Jefferson Savings Bank or the Subsidiaries have any material unfunded liabilities with respect to employee benefits, whether vested or unvested for any of their respective employees.

         Section 3.16. Shareholder Reports. Jefferson has previously delivered or made available to the Company a complete copy of each annual, quarterly or special report and definitive proxy statement or other communication (other than general advertising material) provided by Jefferson or Jefferson Savings Bank to its shareholders since January 1, 1993, and each such annual, quarterly or special report, definitive proxy statement or communication, as of its date, complied in all material respects with any applicable statutes, rules and regulations enforced or promulgated by any applicable regulatory agency, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.





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Since January 1, 1993, Jefferson and Jefferson Savings Bank have duly filed with the OTS and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Jefferson has previously delivered or made available to the Company accurate and complete copies of all such reports.

         Section 3.17. Minute Books. The minute books of Jefferson, Jefferson Savings Bank and the Subsidiaries contain accurate records of all meetings and other corporate action held of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors), except where the failure to so maintain such records would not have a material adverse effect on the business, operations, assets or financial condition of Jefferson, Jefferson Savings Bank or the Subsidiaries, as the case may be.

         Section 3.18.  Broker's and Other Fees.  Except as set forth in
Schedule 3.18, none of Jefferson, Jefferson Savings Bank or the Subsidiaries nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement and the Plan of Merger.

         Section 3.19. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of Jefferson, Jefferson Savings Bank and the Subsidiaries taken as a whole since December 31, 1995 to the date hereof, and to the best of Jefferson's knowledge, no fact or condition exists which is particular to Jefferson and which Jefferson believes will cause such a material adverse change in the future (other than changes since such date attributable to or resulting from changes in general economic conditions including changes in the prevailing level of interest rates, changes in laws or regulations, changes in generally accepted accounting principles or interpretations thereof or expenses associated with the disposition of any of Jefferson's or Jefferson Savings Bank's benefit plans or severance agreements).

         Section 3.20. Jefferson Information. The information to be contained in the proxy statement to be delivered to shareholders of Jefferson in connection with the solicitation of their approval of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, as of the date the proxy statement is mailed to shareholders of Jefferson, and up to and including the date of the meeting of shareholders to which such proxy statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.





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         Section 3.21.  Loans, Real Estate Owned, Etc.  Except as disclosed in
Schedule 3.21(a), each loan on the books of Jefferson, Jefferson Savings Bank and the Subsidiaries, including unfunded portions of outstanding lines of credit and loan commitments, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of Jefferson, without inquiry, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Schedule 3.21(b) discloses: (i) any written or, to the knowledge of Jefferson, oral loan or similar agreement under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the best of Jefferson's knowledge, in default of any other provision thereof; (ii) a listing of the real estate owned by Jefferson, Jefferson Savings Bank and the Subsidiaries; (iii) unfunded commercial loan commitments and letters of credit; and (iv) each loan or similar agreement which has been classified or designated "special mention," "substandard," doubtful," or "loss" by Jefferson, Jefferson Savings Bank or any Subsidiary.

         Section 3.22.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

         Section 3.23. Regulatory Approvals. Jefferson has no reason to believe that all regulatory approvals necessary to consummate the transactions set forth in this Agreement and the Plan of Merger will not be received.

         Section 3.24 Disclosure Schedule. The Disclosure Schedule of Jefferson and Jefferson Savings Bank sets forth, among other things, exceptions to their representations and warranties in this Article III. While Jefferson and Jefferson Savings Bank used their best efforts to identify in the Disclosure Schedule the particular representation or warranty to which each such exception relates, each such exception shall be deemed disclosed for purposes of all representations and warranties in this Article III. The mere inclusion of an exception in the Disclosure Schedule shall not be deemed an admission by Jefferson and Jefferson Savings Bank that such exception represents a material fact, event or circumstance.





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                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Jefferson as follows:

         Section 4.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended, subject to all laws, rules and regulations applicable to bank holding companies. ISB is a Louisiana-chartered savings bank duly organized, validly existing and in good standing under the laws of the State of Louisiana and a direct wholly-owned subsidiary of the Company.
The deposits of ISB are insured pursuant to the Federal Deposit Insurance Act, as amended, to the fullest extent permitted by law. The Company and ISB have full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own or lease their respective properties, to engage in the business and activities now conducted by them and each is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to be so licensed and qualified would not have a material adverse effect on the Company or ISB.

         The Company has previously delivered or made available to Jefferson true and complete copies of the Articles of Incorporation and Bylaws of the Company and ISB, as amended to date.

         Interim will be at the Effective Date an interim stock corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Interim will not engage in any business other than in connection with the transactions contemplated by this Agreement and the Plan of Merger and Interim will have no material obligations or liabilities other than its obligations hereunder.

         Section 4.2. Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $1.00 par value per share ("Company Common Stock") and 5,000,000 shares of preferred stock, $1.00 par value per share. As of the date of this Agreement, 7,380,671 shares of the Company Common Stock and no shares of preferred stock were outstanding. The authorized capital stock of ISB consists of 1,000,000 shares of Common Stock, $1.00 par value per share. As of the date of this Agreement, all outstanding shares of ISB Common Stock were owned by the Company. All of the issued and outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. The authorized capital stock of Interim will at the Effective Date consist of 1,000 shares of Interim Common Stock, all of which will at the Effective Date be issued and outstanding and owned by the Company.





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
         Section 4.3. Authority; No Violation. (a) The Company and ISB have full corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Boards of Directors of the Company and ISB and will at or before the Effective Date be approved by the Company as the sole stockholder of Interim and by the Board of Directors of Interim. Except for such approval, no other corporate proceedings on the part of the Company and ISB are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and ISB and constitutes a valid and binding obligation of the Company and ISB, enforceable against the Company and ISB in accordance with and subject to its terms. At the Effective Date, Interim will have full corporate power and authority to consummate the transactions contemplated by the Plan of Merger, the consummation of the transactions contemplated thereby will have been duly and validly approved by the Board of Directors of Interim and by the Company as the sole stockholder of Interim, and no other corporate proceedings on the part of Interim are necessary to consummate the transactions so contemplated.

         (b) Neither the execution and delivery of this Agreement and the Plan of Merger by the Company, ISB or Interim, respectively, nor the consummation by the Company, ISB or Interim of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by the Company, ISB or Interim with any of the terms or provisions hereof or thereof, will, (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, ISB or Interim, (ii) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree of injunction applicable to the Company or ISB or any of their respective properties or assets, or (iii) except as disclosed in Schedule 4.3(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Company or ISB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or ISB is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the financial condition of the Company and ISB taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Secretary of State, the OTS, the FRB and the OFI, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of the Company in connection with (a) the execution and delivery by the Company and/or ISB of this Agreement and the Plan of Merger and (b) the consummation by the Company and/or ISB of the Merger and the other transactions contemplated hereby and by the Plan of Merger.





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
         Section 4.4. Litigation and Other Proceedings. Except as disclosed in Schedule 4.4 hereto, there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of the Company, threatened, before any court or administrative body in any manner against the Company or ISB or any of their respective properties or capital stock, which might have a material adverse effect on the transactions proposed by this Agreement and the Plan of Merger. Neither the Company nor ISB knows of any basis on which any litigation or proceeding could be brought which could question the validity of any action taken or to be taken in connection with this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby.

         Section 4.5. Ability to Pay Merger Consideration. The Company will have available to it as of the Effective Date sufficient cash to pay the Aggregate Merger Consideration to shareholders of Jefferson and the consideration to be paid to holders of Jefferson Options as set forth in
Section 2.1. Upon consummation of the Merger, ISB will continue to be a "well capitalized" bank pursuant to 12 C.F.R. Section 325.103(b) and the Company will continue to meet all of its regulatory capital requirements.

         Section 4.6.  Disclosures.  No representation or warranty contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

         Section 4.7. Regulatory Approvals. The Company has no reason to believe that it will not be able to obtain all requisite regulatory approvals necessary to consummate the transactions set forth in this Agreement and the Plan of Merger or will become subject to any conditions by any regulatory agency which would materially impair the ability of the Company to consummate the transactions set forth in this Agreement and the Plan of Merger.

         Section 4.8. Brokerage. Except as set forth on Schedule 4.8, no investment banker, broker, finder or other person is entitled to any brokerage or finder's fee or similar commission in respect of this Agreement or the transactions contemplated hereby based in any way on agreements, arrangements or undertakings made by or on behalf of the Company, ISB or their respective affiliates.

         Section 4.9. Financial Statements. (a) The Company has previously delivered or made available to Jefferson true and complete copies on a consolidated basis of (i) the unaudited statements of financial condition, statements of income, statements of stockholders' equity and statements of cash flows of the Company and its subsidiaries as of and for the three months ended March 31, 1996, (ii) the statements of financial condition, statements of income, statements of stockholders' equity and statements of cash flows, together with the notes thereto, of the Company and its subsidiaries on an audited basis for the years ended December 31, 1995, December 31, 1994, and December 31, 1993 and with respect to the audited periods in each case accompanied by the audit reports of the independent certified public accounting firm which performed the audits (the financial statements described in clause (i) and this clause (ii) are referred to herein as the "Company Financial Statements"). The Company Financial Statements (including the related notes) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present in all material respects the consolidated financial condition of the Company as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows fairly present in all material respects the results of the consolidated operations, stockholders' equity and cash flows of the Company for the respective periods set forth therein, except that the financial statements referred to in clause (i) are subject to normal year-end adjustments and independent audit.

         (b) Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements (including the notes thereto), neither the Company nor ISB had or have, as the case may be, any liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of the Company and ISB, taken as a whole.

         Section 4.10. Laws. Except as otherwise noted on Schedule 4.10 hereto, the Company and ISB are in compliance with all applicable federal, state and local laws, rules, regulations and orders, except where a failure to comply will not result in a material adverse effect on the business, operations, assets or financial condition of the Company and ISB taken as a whole. ISB has a rating of "satisfactory" or better with respect to its compliance with the Community Reinvestment Act, as amended, and the regulations promulgated thereunder ("CRA") and knows of no reason why its primary federal regulator or other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of ISB under the CRA.

         Section 4.11. Company Information. The information provided by the Company for inclusion in the proxy statement to be delivered to shareholders of Jefferson in connection with the solicitation of their approval of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, as of the date the proxy statement is mailed to shareholders of Jefferson, and up to and including the date of the meeting of shareholders to which such proxy statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.12 Disclosure Schedule. The Disclosure Schedule of the Company and ISB sets forth, among other things, exceptions to their representations and warranties in this Article IV. While the Company and ISB used their best efforts to identify in the Disclosure Schedule the particular representation or warranty to which each such exception relates, each such exception shall be deemed disclosed for purposes of all representations and warranties in this Article IV. The mere inclusion of an exception in the Disclosure Schedule shall not be deemed an admission by the Company and ISB that such exception represents a material fact, event or circumstance.





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                                   ARTICLE V

                            COVENANTS OF THE PARTIES

         Section 5.1. Conduct of the Business of Jefferson. (a) From and after the date of this Agreement to the Effective Date, Jefferson, Jefferson Savings Bank and the Subsidiaries shall use all reasonable efforts to (i) conduct their businesses in substantially the same manner as they have been conducted since December 31, 1995 and in accordance with prudent business and banking practices; provided, however, that nothing herein shall preclude Jefferson Savings Bank from continuing its plans to develop a new branch office in Mandeville, Louisiana on the terms previously disclosed to the Company, (ii) maintain and keep their properties in as good repair and condition as at present, except for deterioration due to ordinary wear and tear and damage due to casualty, (iii) maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by them, (iv) perform all of their obligations under contracts, leases and documents relating to or affecting their assets, properties and business, except such obligations as Jefferson, Jefferson Savings Bank or the Subsidiaries may in good faith reasonably dispute, (v) maintain and preserve their business organizations and present employees and maintain all relationships with depositors and customers of Jefferson Savings Bank, (vi) coordinate with the Company prior to making any material change in its practices or policies with respect to the rate of interest to be paid on its deposit products, and (vii) comply with and perform all obligations and duties imposed upon them by all federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities.

         (b) From and after the date of this Agreement to the Effective Date, Jefferson, Jefferson Savings Bank and the Subsidiaries will not without the prior written consent of the Company, which consent shall not be unreasonably withheld, except with respect to the Charter Conversion, as otherwise specifically provided for herein, and except as required by law or regulation
(i) permit any amendment or change to be made in the Articles of Incorporation or Bylaws of Jefferson; (ii) take, or allow Jefferson Savings Bank or the Subsidiaries to take, any action described or do any of the things listed in
Section 3.12 hereof (except that (A) Jefferson may continue its practice of paying quarterly cash dividends on Jefferson Common Stock of $.075 per share;
(B) Jefferson may continue to make payments to its 401(k) profit sharing plan in the ordinary course of business and consistent with past practices; (C) immediately prior to the Effective Date, Jefferson Savings Bank will pay a cash dividend to Jefferson as set forth on Schedule 5.1(b); (D) Jefferson may issue additional shares of Jefferson Common Stock upon the proper exercise of currently outstanding options issued under the Stock Option Plans or pursuant to the terms of the Option Agreement; (E) Jefferson Savings Bank may continue its current practice of accruing approximately $11,000 per month for bonuses to be paid to employees of Jefferson Savings Bank, and such amounts which have been so accrued may, in a manner consistent with past practices, be distributed to employees of Jefferson Savings Bank immediately prior to the Effective Date;
(F) Jefferson and Jefferson Savings Bank may continue their current





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
practice of accruing an aggregate of $2,083.33 per month for deferred compensation for Karen L. Knight pursuant to the terms of a Deferred Compensation Agreement, dated as of December 14, 1994, by and between Jefferson, Jefferson Savings Bank and Ms. Knight; and (G) Jefferson Savings Bank may increase the salaries of employees who are not designated as officers or managers in the ordinary course of business and consistent with past practices); (iii) enter into or amend, or allow Jefferson Savings Bank or the Subsidiaries to enter into or amend, any contract, agreement or other instrument of any of the types listed in Section 3.9 hereof; (iv) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles; (v) take any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any respect at the Effective Date the effect of which would have a material adverse effect on the business, operations, assets or financial condition of Jefferson, Jefferson Savings Bank or the Subsidiaries taken as a whole; (vi) waive any right of substantial value; (vii) introduce any new products or services;
(viii) make any change in policies respecting extensions of credit or loan charge-offs; (ix) change reserve requirement policies; (x) change securities portfolio policies; (xi) make any loans to any directors, officers, employees or affiliates of Jefferson, Jefferson Savings Bank or any Subsidiary other than loans to non-officer employees of Jefferson Savings Bank made in the ordinary course of business, consistent with past practices and in compliance with all applicable laws and regulations; (xii) make any loan in an amount over $250,000; (xiii) approve any loan, the underwriting of which varies from the written credit policies of Jefferson Savings Bank except for loans in amounts of less than $250,000 and with loan-to-value ratios of not more than 60%; (xiv) propose or take any action with respect to the closing of any branches; (xv)
(A) make, or permit Jefferson Savings Bank to make, any changes in the titles of any employee, officer or director; or (B) increase the salary of any manager or officer; (xvi) award shares of Jefferson Common Stock pursuant to Jefferson's Recognition Plan; or (xvii) agree to do any of the foregoing. Jefferson further agrees that, between the date of this Agreement and the Effective Date, they will provide reasonably detailed reports to the Company and ISB on not less than a monthly basis regarding (i) loan portfolio management, including management and work-out of nonperforming assets, and credit review and approval procedures and (ii) securities portfolio and funds management, including management of interest rate risk and the purchase or sale of any security.

         Section 5.2. No Solicitation. So long as this Agreement is in effect, none of Jefferson, Jefferson Savings Bank or the Subsidiaries shall, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any other person, entity or group (other than the Company) concerning any merger, acquisition, or sale of all or substantially all of the assets or capital stock of Jefferson, Jefferson Savings Bank or the Subsidiaries, except in response to an unsolicited possible Acquisition Transaction (as defined in Section 8.3(c)(i)) and then only to the extent required in order to discharge the fiduciary duties of the directors of Jefferson to Jefferson's shareholders. Jefferson agrees to notify the Company immediately of any such unsolicited possible Acquisition Transaction and provide reasonable detail as to the identity of the proposed acquiror and the nature of the possible Acquisition Transaction unless such notification would violate the directors' fiduciary duties to Jefferson stockholders.

         Section 5.3. Approval of Shareholders. Jefferson will (a) take all steps necessary to call, give notice of, convene and hold a meeting of the shareholders of Jefferson as soon as reasonably practicable for the purpose of securing the approval of shareholders of this Agreement and the Plan of Merger,
(b) recommend to the shareholders of Jefferson the approval of this Agreement, unless such recommendation would violate the directors' fiduciary duties to its stockholders, and the Plan of Merger and the transactions contemplated hereby and thereby and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with the Company with respect to each of the foregoing matters.

         Section 5.4. Current Information. During the period from the date of this Agreement to the Effective Date, Jefferson will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the Company regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Jefferson will deliver to the Company and the Company will deliver to Jefferson their respective quarterly financial reports.

         Section 5.5. Access to Properties and Records. (a) Jefferson will afford the executive officers, employees and authorized representatives (including legal counsel, accountants and consultants) of the Company full access to the properties, books and records of Jefferson, Jefferson Savings Bank and the Subsidiaries including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes of directors' meetings with respect to this Agreement and transactions contemplated hereby) and shareholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers (subject to receipt from Jefferson's accountants which Jefferson will take reasonable efforts to obtain), litigation files, plans affecting employees, and any other business activities or prospects in which the Company and its representatives may have a reasonable interest (other than lists of shareholders of Jefferson and customers of Jefferson Savings Bank which shall be provided to the Company only with the prior consent of Jefferson and Jefferson Savings Bank) and shall make its directors, officers, employees, agents, representatives and accountants available to confer with the Company and its representatives; provided, however, that such investigations shall be conducted with prior notice during normal business hours and in a manner so as not to unreasonably interfere with the operations of Jefferson, Jefferson Savings Bank or the Subsidiaries. During the term of this Agreement, the officers of Jefferson will furnish the Company with such additional financial and operating data and other information as to the business and properties of Jefferson, Jefferson Savings Bank and the Subsidiaries as the Company shall, from time to time, reasonably request. Jefferson, Jefferson Savings Bank and the Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. Upon the reasonable request of the Company, Jefferson, Jefferson Savings Bank and the Subsidiaries will use all reasonable efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements, to the extent practicable, under circumstances in which the restrictions of the preceding sentence apply.

         (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby, shall be deemed and treated as confidential material and information by the party receiving the same, and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use all reasonable efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public;
(C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a regulatory or legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party subject to such disclosure order or requirement shall advise the other party prior to so disclosing, to the extent that such party can do so legally, in order to provide such other party with the opportunity to contest the disclosure.

         Section 5.6.  Regulatory Applications and Proxy Solicitation Matters.
(a) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect in a timely manner all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement and the Plan of Merger as soon as possible, including, without limitation, those required by the FRB, the OTS and the OFI. The parties shall each have a reasonable opportunity to review in advance all filings to be made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement and the Plan of Merger and to receive a copy of all such filings within two business days subsequent to filing as well as all related regulatory correspondence.

         (b) For the purpose of holding the meeting of Jefferson shareholders referred to in Section 5.3 hereof, the parties hereto shall cooperate in the preparation by Jefferson of a proxy statement satisfying all applicable requirements of applicable state and federal laws.

         (c) The Company shall furnish such information concerning the Company as is necessary in order to cause the proxy statement insofar as it relates to the Company to comply with Sections 4.11 and 5.6(b) hereof. The Company agrees promptly to advise Jefferson if at any time prior to the Jefferson shareholder meeting referred to in Section 5.3 hereof, any information provided by the Company in the proxy statement relating to such meeting becomes incorrect or incomplete in any material respect and to provide Jefferson with the information needed to correct such inaccuracy or omission. The Company shall furnish Jefferson with such supplemental information as may be necessary in order to cause the proxy statement, insofar as it relates to the Company, to comply with Section 5.6(b) after the mailing thereof to Jefferson shareholders.

         (d) Each of the parties will promptly furnish each other with copies of filings with governmental bodies and written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby and by the Plan of Merger, except that the Company shall not be required to provide confidential information about its businesses or plans to Jefferson that is provided to regulatory agencies in connection with, but not involving or with respect to, the transactions contemplated by this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby.

         Section 5.7. Further Assistance. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing expeditiously and in the shortest reasonable time to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and the Plan of Merger and using all reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and the Plan of Merger and to promptly remedy the same. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and the Plan of Merger, the proper officers and directors of each party to this Agreement and the Plan of Merger shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with the consummation of the transactions contemplated by this Agreement and the Plan of Merger unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

         Section 5.8. Public Announcements. No party hereto shall make any news release or other public disclosure with respect to this Agreement or any of the transactions contemplated hereby without the prior consent of all other parties, which consent shall not be unreasonably withheld, except as may be otherwise required by law or regulation and as to which the party releasing such information as required by law or regulation has used its best efforts to discuss with the other party in advance.

         Section 5.9. Failure to Fulfill Conditions. In the event that the Company or Jefferson determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to February 28, 1997 and that it will not waive that condition, it will promptly notify the other party. Jefferson and the Company will promptly inform the other of any facts applicable to Jefferson or the Company, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

         Section 5.10. Employment of Jefferson Personnel. The employment of the current Chairman, President and Chief Executive Officer of Jefferson and Jefferson Savings Bank, Karen L. Knight, will be terminated effective as of the Effective Date, and Ms. Knight will thereupon be entitled to, and the Company agrees to provide, the payments and benefits reflected on Schedule 5.10. The Company will honor the terms of (i) the severance pay plan for certain officers of Jefferson and Jefferson Savings Bank, as adopted December 21, 1994, (ii) the severance pay plan for executive officers of Jefferson and Jefferson Savings Bank, as adopted December 21, 1994, (iii) the non-employee directors' severance plan, as adopted January 11, 1995 (which will result in the payment of severance to the non-employee directors pursuant to the terms thereof as of the Effective Date), (iv) the current severance agreement among Jefferson, Jefferson Savings Bank and Ms. Knight (which will result in the payment of severance to Ms. Knight as of the Effective Date pursuant to Section 2 of such agreement) and (v) the separate agreement, dated May 24, 1996, between Ms. Knight and Jefferson Savings Bank which provides for the continuation of certain health care benefits. The Company and ISB agree to continue the employment of all other personnel of Jefferson Savings Bank and the Subsidiaries as of the Effective Date, except in the event of good cause for termination, for a period of not less than six months subsequent to the Effective Date.

         Section 5.11.  Indemnification Rights.

         (a) For a period of six years subsequent to the Effective Date, the Company will indemnify, defend and hold harmless persons who are or were officers and directors of

Jefferson, Jefferson Savings Bank and the Subsidiaries against all losses, claims, damages, costs, expenses, judgments or liabilities arising out of actions of omissions occurring at or prior to the Effective Date (including, without limitation, the Merger and the other transactions contemplated hereby) to the full extent permitted under Louisiana law, including the provisions thereof relating to the advancement of expenses incurred in the defense of any proceeding (legal, administrative or arbitrative). Any determination required to be made with respect to whether an indemnified party's conduct complies with the standards set forth under Louisiana law shall be made by independent counsel mutually acceptable to the Company and the indemnified party.
Jefferson shall be entitled to secure continuing directors' and officers' liability insurance with coverage substantially similar to Jefferson's current directors' and officers' liability insurance policy to cover acts or omissions occurring prior to the Effective Date and for the three-year period subsequent to the Effective Date on the terms described in Schedule 5.11.

         (b)     In addition to the indemnification required under paragraph
(a) of this Section 5.11, the Company agrees that, for a period of six years subsequent to the Effective Date, all rights to indemnification provided in Jefferson's and Jefferson Savings Bank's Articles of Incorporation, Charter and Bylaws, as in effect at the date hereof, in favor of all persons who are or were directors, officers and employees of Jefferson and Jefferson Savings Bank, shall survive the Merger with respect to matters occurring prior to the Effective Date. The Company will also use its best efforts to ensure that, to the extent permitted under applicable law, all limitations of liability existing in favor of directors and officers as provided in Jefferson's Articles of Incorporation and Bylaws, as in effect as of the date hereof, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement), shall survive the Merger.

         Section 5.12.  Employee Benefit Matters.

         (a) Transferred Employees. Subject to the provisions of this Section 5.12, all employees of Jefferson Savings Bank or the Subsidiaries immediately prior to the Effective Date who are employed by the Company, ISB or another Company subsidiary (the "Company Employers") immediately following the Effective Date ("Transferred Employees") will be covered by the Company's employee benefit plans on substantially the same basis as any employee of the Company in a comparable position. Notwithstanding the foregoing, the Company may determine to continue any of the Jefferson benefit plans for Transferred Employees in lieu of offering participation in the Company's benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of the Jefferson benefit plans, or to merge any such benefit plans with the Company's benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the Company's employees generally. Except as specifically provided in this Section 5.12 and as otherwise prohibited by law, Transferred Employees' service with Jefferson shall be recognized as service with the Company for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the

Company's benefit plans, subject to applicable break-in-service rules. Employees of Jefferson Savings Bank who are designated as officers or managers immediately prior to the Effective Date and who have accumulated sick leave as of the Effective Date will receive credit for such accumulated sick leave, provided that, in no event shall such credit exceed 30 days of sick leave as of the Effective Date, and other employees of Jefferson Savings Bank who have accumulated sick leave as of the Effective Date will receive credit for such accumulated sick leave, provided that, in no event shall such credit exceed 10 days of sick leave as of the Effective Date.

         (b) Health Plans. The Company agrees that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Jefferson on the Effective Date and who then change coverage to the Company's medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll.

         (c) Jefferson 401(k) Profit Sharing Plan. The Company, at its election, may continue the 401(k) profit sharing plan maintained by Jefferson (the "Jefferson 401(k) Plan") for the benefit of Transferred Employees (as such plan may be amended as of the Effective Date), may amend the Jefferson 401(k) Plan to provide current contributions and eligibility provisions identical to those under the retirement savings plan of the Company (the "Company 401(k) Plan"), may merge the Jefferson 401(k) Plan into the Company 401(k) Plan, or may cease additional benefit accruals under and contributions to the Jefferson 401(k) Plan and continue to hold the assets of such Plan until they are distributable in accordance with its terms; provided, that neither the Company nor Jefferson shall take any action which either jeopardizes the tax-qualified status of the Jefferson 401(k) Plan or suspends the right of any Transferred Employee to make 401(k) contributions during the existence of the Jefferson 401(k) Plan. In the event of a merger of the Jefferson 401(k) Plan into the Company 401(k) Plan or a cessation of accruals and contributions under the Jefferson 401(k) Plan, the Company 401(k) Plan will recognize for purposes of eligibility to participate, early retirement, and vesting, all Transferred Employees' service with Jefferson, subject to applicable break-in-service rules. Jefferson agrees to cooperate with the Company in implementing any decision consistent with this subsection (c) with respect to its 401(k) Plan.

         (d) Jefferson ESOP. (i) Each participant in the Jefferson Employee Stock Ownership Plan ("Jefferson ESOP") not fully vested will become fully vested in his or her Jefferson ESOP account as of the Effective Date. As soon as practicable after the execution of this Agreement, Jefferson, Jefferson Savings Bank and the Company will cooperate to cause the Jefferson ESOP to be amended and other action taken in a manner reasonably acceptable to Jefferson and the Company, to provide that the Jefferson ESOP will terminate upon the Effective Date. Upon the repayment of the Jefferson ESOP loan, the remaining shares in the Loan Suspense Account will be allocated (to the extent permitted by Sections 401(a), 415 or 4975 of the Code and the applicable laws and regulations including, without limitation, the applicable provisions of ERISA) to Jefferson ESOP participants (as determined under the terms of the Jefferson ESOP). Between the date hereof and the Effective Date, the existing Jefferson ESOP indebtedness shall be paid in the ordinary course of business and Jefferson or Jefferson Savings Bank shall make such contributions to the Jefferson ESOP as necessary to fund such payments. Any indebtedness of the Jefferson ESOP remaining as of the Effective Date shall be repaid from the Trust associated with the Jefferson ESOP through application of the Merger Consideration received by the Jefferson ESOP. Jefferson and the Company agree that, subject to the conditions described herein, as soon as practicable after the Effective Date and repayment of the Jefferson ESOP loan, participants in the Jefferson ESOP will receive lump sum distributions of their Jefferson ESOP accounts. To the extent permitted by applicable law, and to the extent requested by participants in the Jefferson ESOP, the Company will permit Transferred Employee's participant accounts in the Jefferson ESOP to be rolled over into the Company's ESOP or 401(k) plan.

         (ii) The actions relating to termination of the Jefferson ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving a favorable determination letter from the IRS with regard to the continued qualification of the Jefferson ESOP after any required amendments. Jefferson and the Company will cooperate in submitting appropriate requests for any such determination letter to the IRS and will use their best efforts to seek the issuance of such letter as soon as practicable following the date hereof. Jefferson and the Company will adopt such additional amendments to the Jefferson ESOP as may be reasonably required by the IRS as a condition to granting such determination letter provided that such amendments do not substantially change the terms outlined herein or would result in a material adverse change in the business, operations, assets, financial condition or prospects of Jefferson or Jefferson Savings Bank or result in an additional material liability to the Company or ISB.

         (iii) As of and following the Effective Date, the Company shall cause the Jefferson ESOP to be maintained for the exclusive benefit of employees and other persons who were participants or beneficiaries therein prior to the Effective Date and proceed with termination of the Jefferson ESOP through distribution of its assets in accordance with its terms subject to the amendments described herein and as otherwise may be required to comply with applicable law or to obtain a favorable determination from the IRS as to the continuing qualified status of the Jefferson ESOP, provided, however, that no such distributions of the Jefferson ESOP shall occur until a favorable termination ruling has been received from the IRS. Jefferson shall cause the Jefferson ESOP to be amended, effective as of the Effective Date, to provide that the administrative committee thereof shall consist of three individuals appointed by the Board of Directors of Jefferson prior to the Effective Date (the appointment of such individuals will be subject to the prior consent of the Company and such individuals, after their appointment, may not be unreasonably removed or changed by the Company or its affiliates for a period of two years after the Effective Date).

         (e) The Company ESOP. Upon termination of the Jefferson ESOP and upon satisfaction of applicable eligibility and service requirements, all Transferred Employees will be eligible to participate in the Company's Employee Stock Ownership Plan ("ESOP"), however, such Transferred Employees will not be permitted to recognize for purposes of eligibility to participate, eligibility for early retirement benefit accrual purposes, or any other purpose, such Transferred Employees' service with Jefferson.

         Section 5.13. Disclosure Supplements. From time to time prior to the Effective Date, each party hereto will promptly supplement or amend (by written notice to the other) its respective Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby; provided, however, that any such supplements to the Schedules shall be required only with respect to matters which represent material changes to the Schedules and the information contained therein. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedule shall correct or cure any warranty which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

         Section 5.14. Operating Synergies; Conformance to Reserve Policies, Etc. (a) Between the date hereof and the Effective Date of the Merger, Jefferson and Jefferson Savings Bank management will work with the Company to achieve appropriate operating efficiencies following the Closing Date.

         (b) (i) ISB may, with the consent of Jefferson and Jefferson Savings Bank, directly contact Jefferson Savings Bank's customers, provided that all such communications are reviewed and approved in advance by Jefferson; and (ii) as may be requested by the Company, which request shall not be earlier than the day prior to the Effective Date and which shall be accompanied by a written certificate from the Company's President and Chief Executive Officer certifying that all conditions precedent to the Company's and ISB's obligations under this Agreement have either been satisfied or waived, Jefferson Savings Bank shall establish such additional accruals, reserves and charge-offs, through appropriate entries in its accounting books and records, as may be necessary to conform Jefferson Savings Bank accounting and credit loss reserve practices and methods to those of the Company (as such practices and methods are to be applied from and after the Effective Date) and to the Company's plans with respect to the conduct of the business of Jefferson Savings Bank following the Merger, as well as for the costs and expenses relating to the consummation by Jefferson and Jefferson Savings Bank of the Merger and the other transactions contemplated hereby. Jefferson and Jefferson Savings Bank shall not be required to take any action pursuant to clause (ii) of the immediately preceding sentence that (x) is not consistent with generally accepted accounting principles or (y) is inconsistent with any requirement of any regulatory agency with jurisdiction over Jefferson Savings Bank. Any such accruals, reserves and charge-offs shall be made pursuant to written instructions of the Company and shall not be deemed to cause any representation and warranty of Jefferson and Jefferson Savings Bank to not be true and accurate as of the Effective Date.

         Section 5.15. Environmental Audit. As soon as possible after the date hereof, Jefferson shall permit the Company, at its sole election to cause a "phase I environmental audit" and such other tests, investigations and analyses to be performed as it deems necessary to assess the potential exposure, if any, under any environmental law at Jefferson's River Ridge, Louisiana branch office and Jefferson Savings Bank's Marrero, Louisiana branch office. The expense of any such environmental audit shall be the sole responsibility of the Company. The Company shall use its best efforts to cause any such environmental audit to be completed within 45 days of the date hereof, but in no event later than 60 days from the date hereof. Any such environmental audit shall identify the existence of any underground storage tanks or Hazardous Materials located on such properties owned or occupied by Jefferson and shall provide an estimated cost ("Remedial Cost") of a comprehensive cleanup plan (the "Cleanup Plan") for the removal of any underground tanks or any such Hazardous Materials and any other remedial action required under applicable Environmental Laws.

         Section 5.16. Charter Conversion. Jefferson and Jefferson Savings Bank shall use all reasonable efforts to ensure that the Charter Conversion becomes effective immediately prior to the Effective Date.

         Section 5.17. Jefferson Board of Directors Action. Jefferson shall use its best efforts to cause each person who serves as a director of Jefferson, Jefferson Savings Bank (except Karen L. Knight) and, if the Company requests, the Subsidiaries to submit their resignations in writing to become effective upon the Effective Date.

         Section 5.18 Additional Covenants. Jefferson and Jefferson Savings Bank and the Company and ISB agree that during the term of this Agreement neither party shall take any action which would (a) materially adversely affect the ability of the Company to obtain, or materially delay the receipt of, the regulatory approvals contemplated by Section 6.1(b) herein without imposition of any term or condition of the type referenced in such section, or (b) materially adverse affect the ability of such party to perform its covenants and agreements under this Agreement.


                                   ARTICLE VI

                               CLOSING CONDITIONS

         Section 6.1. Conditions of Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Date, of the following conditions:

         (a) Approval of Jefferson Stockholders. This Agreement and the Plan of Merger and the transactions contemplated hereby and thereby shall have been approved by the requisite vote of the stockholders of Jefferson.

         (b)     Regulatory Filings.     All necessary regulatory or
governmental approvals and consents (including, without limitation, any required approval of the FRB, the OTS, the FDIC and the OFI) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of Jefferson and Jefferson Savings Bank, taken as a whole, to the Company (as reasonably and in good faith determined by the Company). All conditions required to be satisfied prior to the Effective Date by the terms of such approvals and consents shall have been satisfied, and all statutory waiting periods in respect thereof shall have expired.

         (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which the Company and ISB determine reasonably and in good faith, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the Company and ISB of any of the material benefits to it of the Merger.

         Section 6.2. Conditions to the Obligations of the Company and ISB Under This Agreement. The obligations of the Company and ISB under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Date, of the following conditions:

         (a) Representations and Warranties; Performance of Obligations of Jefferson and Jefferson Savings Bank. The representations and warranties of Jefferson and Jefferson Savings Bank contained in this Agreement shall be true and correct in all respects on the Closing Date as though made on and as of the Closing Date except (i) as reflected on the Disclosure Schedule transmitted by the Company and ISB to Jefferson on or prior to the date hereof (without consideration of any Disclosure Supplements delivered pursuant to Section 5.13), and (ii) for such defects which would not have a material adverse effect on the business, operations, assets or financial condition of Jefferson, Jefferson Savings Bank or the Subsidiaries taken as a whole. Jefferson and Jefferson Savings Bank shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

         (b) Opinion of Counsel. The Company and ISB shall have received an opinion of counsel to Jefferson, dated the date of the Closing, in form and substance reasonably satisfactory to the Company and ISB, covering the matters set forth on Schedule 6.2 hereto.

         (c) Certificates. Jefferson shall have furnished the Company and ISB with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as the Company and ISB may reasonably request.

         Section 6.3. Conditions to the Obligations of Jefferson Under this Agreement. The obligations of Jefferson under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Date, of the following conditions:

         (a) Representations and Warranties; Performance of Obligations of the Company and ISB. The representations and warranties of the Company and ISB contained in this Agreement shall be true and correct in all respects on the Closing Date as though made on and as of the Closing Date except (i) as reflected on the Disclosure Schedule transmitted by Jefferson and Jefferson Savings Bank to the Company on or prior to the date hereof (without consideration of any Disclosure Supplements delivered pursuant to Section 5.13), and (ii) for such defects which would not have a material adverse effect on the business, operations, assets or financial condition of the Company or ISB taken as a whole. The Company and ISB shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

         (b) Opinion of Counsel to the Company and ISB. Jefferson shall have received an opinion of counsel to the Company and ISB, dated the date of the Closing, in form and substance reasonably satisfactory to Jefferson, covering the matters set forth on Schedule 6.3 hereto.

         (c) Certificates. The Company and ISB shall have furnished Jefferson with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section
6.3 as Jefferson may reasonably request.

         (d) Board Representation. Effective as of the Effective Date, Karen L. Knight shall have been appointed to serve as a director of the Company for a term of not less than two years.

         (e) Deposit of Funds. Jefferson shall have received from the Exchange Agent written confirmation of receipt by the Exchange Agent of funds in the amount equal to the Aggregate Merger Consideration.


                                  ARTICLE VII

                                  TERMINATION

         Section 7.1.  Termination.

         (a) This Agreement may be terminated by action of the Board of Directors of either the Company or Jefferson at any time prior to the Effective Date if:

                 (i) any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by the Company and ISB upon written notice to Jefferson if any such application is approved with conditions which materially impair the value of Jefferson and Jefferson Savings Bank, taken as a whole, to the Company and ISB, as reasonably and in good faith determined by the Company and ISB; or,

                 (ii) (a) the Merger shall not have become effective on or before February 28, 1997 or such later date as shall have been approved in writing by the Boards of Directors of the Company, ISB, Jefferson and Jefferson Savings Bank, or (b) if a vote of the stockholders of Jefferson is taken and such stockholders fail to approve this Agreement and the Plan of Merger at the meeting (or any adjournment thereof) held for such purposes; provided, however, that the right to terminate under this Section 7.1(a)(ii)(a) or (b) shall not be available to any party whose failure to perform or observe any obligation or agreement under this Agreement has been the cause of, or has resulted in, the failure of the Merger to become effective on or before such date.





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
         (b) This Agreement may be terminated at any time prior to the Effective Date by the Board of Directors of Jefferson if the Company or ISB shall fail to comply in any respect with any of its covenants, agreements or obligations contained in this Agreement, or if any of the representations or warranties of the Company or ISB contained herein shall be defective in any respect which would have a materially adverse effect on the business, operations, assets or financial condition of the Company or ISB taken as a whole. In the event the Board of Directors of Jefferson desires to terminate this Agreement as provided above, such Board of Directors must notify the Company and ISB in writing of its intent to terminate stating the reason therefor. The Company or ISB shall have thirty (30) days from the receipt of such notice to cure the alleged breach, inaccuracy or change, subject to the approval of Jefferson (which approval shall not be unreasonably delayed or withheld).

         (c) This Agreement may be terminated any time prior to the Effective Date by action of the Board of Directors of the Company and ISB if
(i) Jefferson shall fail to comply in any respect with any of its covenants, agreements or obligations contained in this Agreement, or if any of the representations or warranties of Jefferson contained herein shall be defective in any respect which would have a materially adverse effect on the business, operations, assets or financial condition of Jefferson, Jefferson Savings Bank and the Subsidiaries taken as a whole, (ii) there shall have been any change after December 31, 1995 in the assets, deposits, properties, business or financial condition of Jefferson, Jefferson Savings Bank or the Subsidiaries which materially and adversely affects the financial condition, results of operation or business of Jefferson, Jefferson Savings Bank and the Subsidiaries taken as a whole (other than changes since such date attributable to or resulting from changes in general economic conditions including changes in the prevailing level of interest rates, in laws or regulations, generally accepted accounting principles or interpretations thereof or expenses associated with the disposition of any of Jefferson's or Jefferson Savings Bank's benefit plans or severance agreements; and, provided further, that in no event shall any Remedial Cost of less than $200,000 be deemed to have a material adverse affect on the financial condition, results of operations or business of Jefferson, Jefferson Savings Bank and the Subsidiaries) or (iii) the Remedial Cost for actions described in the Cleanup Plan exceeds $200,000, provided, however, that prior to terminating this Agreement pursuant to this clause (iii), the parties hereto will discuss the Cleanup Plan and use their best efforts to consummate the Merger on mutually agreeable terms. In the event the Boards of Directors of the Company and ISB desire to terminate this Agreement as provided in (i) or
(ii) above, the Boards of Directors must notify Jefferson in writing of its intent to terminate stating the cause therefor. Jefferson shall have thirty
(30) days from the receipt of such notice to cure the alleged breach, inaccuracy or change, subject to the approval of the Company and ISB (which approval shall not be unreasonably delayed or withheld).

         (d) This Agreement may be terminated at any time prior to the Effective Date with the mutual written consent of the Company, ISB, Jefferson and Jefferson Savings Bank and the approval of such action by their respective Boards of Directors notwithstanding the approval of this Agreement by the shareholders of Jefferson.

         (e) This Agreement may be terminated by the Company and ISB if the conditions set forth in Sections 6.1 or 6.2 are not satisfied in all material respects as of the Effective Date, or by Jefferson and Jefferson Savings Bank if the conditions set forth in Sections 6.1 or 6.3 are not satisfied in all material respects as of the Effective Date, and such failure has not been waived.

         Section 7.2. Effect of Termination. In the event of termination of this Agreement and the abandonment of the Merger pursuant to Section 7.1 by any party hereto, this Agreement (other than Sections 5.5(b), 5.8 and 8.3) shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section
7.2 shall relieve any party hereto of any liability for a breach of this Agreement.


                                  ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.1. Survival of Representations and Warranties. The representations, warranties, covenants, and indemnities of the Company, ISB, Jefferson and Jefferson Savings Bank contained in the Agreement shall not survive the Effective Date, but shall terminate as of the Effective Date, except for this Section 8.1 and Sections 5.10, 5.11, 5.12 and 8.3.

         Section 8.2. Amendments. This Agreement may be amended only by a writing signed by the Company, ISB, Jefferson and Jefferson Savings Bank, at any time prior to the Closing Date with respect to any of the terms contained herein, provided that, after approval of this Agreement by the Jefferson shareholders, no amendment shall alter or change the amount or type of consideration to be received by the Jefferson shareholders in exchange for their shares of Jefferson Common Stock set forth in Section 2.1 hereof.

         Section 8.3.  Expenses; Fee.

         (a) Except as otherwise provided in this Agreement, each party hereto shall bear and pay all costs and expenses ("Costs and Expenses") incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial advisors, consultants, accountants and counsel, and other costs and expenses. Notwithstanding anything in this Section 8.3(a) to the contrary, (i) if the failure to consummate the Merger shall be due to the willful breach of a representation or warranty by one of the parties hereto or to the willful failure of one of the parties hereto to perform or observe its covenants, agreements or obligations set forth herein to be performed or observed by it at or before the Effective Date, then such party shall pay to the other party hereto all Costs and Expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby in addition to any remedies at law or in equity which may be available to the other party for breach of this Agreement or (ii) if the Merger is not consummated for any reason other than the willful breach of a representation or warranty by Jefferson or Jefferson Savings Bank or the willful failure by either of them to perform their respective covenants, agreements or obligations herein, then the Company shall pay to Jefferson Savings Bank all costs and expenses incurred by it as a result of the Charter Conversion.

         (b) In order to increase the likelihood that the transactions contemplated by this Agreement will be consummated and to induce the Company and ISB to enter into this Agreement, Jefferson hereby agrees to pay the Company, and the Company shall be entitled to payment of, a fee (the "Fee") of $250,000 upon the occurrence of a Purchase Event (as defined herein) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to the Company in immediately available funds within five business days after the occurrence of a Purchase Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Date,
(ii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of this Agreement by the Company pursuant to Section 7.1(c) hereof as a result of a willful breach of any material representation, warranty, covenant or agreement of Jefferson) or (iii) 12 months after the termination of this Agreement by the Company pursuant to Section 7.1(c) hereof as a result of a willful breach of any material representation, warranty, covenant or agreement of Jefferson.

         (c) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                 (i) Jefferson or any Subsidiary thereof, including Jefferson Savings Bank, without having received the Company's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Section 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than the Company or any affiliate of the Company (including ISB) (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act) or the Board of Directors of Jefferson shall have recommended that the stockholders of Jefferson approve or accept any Acquisition Transaction with any person other than the Company or any affiliate of the Company. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Jefferson, Jefferson Savings Bank or any Subsidiary, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Jefferson, Jefferson Savings Bank or any Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of Jefferson, Jefferson Savings Bank or any Subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Jefferson, Jefferson Savings Bank and/or the Subsidiaries;

                 (ii) Any person (other than the Company or any affiliate of the Company), other than in connection with a transaction to which the Company has given its prior written consent, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Jefferson Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) and subsequent to such acquisition,
         (x) Jefferson shall have breached any material covenant or obligation contained in this Agreement and such breach would entitle the Company to terminate this Agreement or (y) the holders of the Jefferson Common Stock shall not have approved this Agreement at the meeting of such stockholders held for the purpose of voting on this Agreement, such meeting shall not have been held or shall have been cancelled prior to termination of this Agreement or (z) the Board of Directors of Jefferson shall have withdrawn or modified in a manner adverse to the Company the recommendation of the Board of Directors of Jefferson with respect to this Agreement;

                 (iii) After a bona fide proposal is made by any person other than the Company or any affiliate of the Company to Jefferson or its stockholders to engage in an Acquisition Transaction, (x) Jefferson shall have breached any material covenant or obligation contained in this Agreement and such breach would entitle the Company to terminate this Agreement or (y) the holders of the Jefferson Common Stock shall not have approved this Agreement at the meeting of such stockholders held for the purpose of voting on this Agreement, such meeting shall not have been held or shall have been cancelled prior to termination of this Agreement or (z) the Board of Directors of Jefferson shall have withdrawn or modified in a manner adverse to the Company the recommendation of the Board of Directors of Jefferson with respect to this Agreement.

         (d) Jefferson shall notify the Company promptly in writing of the occurrence of any Purchase Event.

         Section 8.4. Notices. Any notice given hereunder shall be in writing and shall be delivered in person or mailed by certified mail, postage prepaid or sent by facsimile, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

If to the Company or ISB:


To:                    ISB Financial Corporation
                       Iberia Savings Bank
                       1101 E. Admiral Doyle Drive
                       New Iberia, Louisiana 70560

                       Attention:  Mr. Larrey G. Mouton
                                   President and Chief Executive Officer

With a copy to:        Elias, Matz, Tiernan & Herrick L.L.P.
                       734 15th Street, N.W.
                       Washington, D.C. 20005

                       Attention:  Hugh T. Wilkinson, Esq.

If to Jefferson:

To:                    Jefferson Bancorp, Inc.
                       1011 Fourth Street
                       Gretna, Louisiana 70053

                       Attention:  Karen L. Knight
                                   President and Chief Executive Officer

With a copy to:        Housley, Kantarian & Bronstein, P.C.
                       Suite 700
                       1220 19th Street, N.W.
                       Washington, D.C. 20036

                       Attention:  Leonard Volin, Esq.


All notices sent by mail as provided above shall be deemed delivered five (5) days after deposit in the mail. All notices sent by facsimile or courier as provided above shall be deemed delivered one day after being sent. All other notice shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided.

         Section 8.5. Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the Plan of Merger and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Louisiana except to the extent that the laws of the United States control.

         Section 8.6. Headings. The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

         Section 8.7. Modifications or Waiver. The parties may, at any time prior to the Effective Date of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained herein. However, no termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect to any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion.

         Section 8.8. Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of this Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

         Section 8.9. Assignment; Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other party. Except with respect to the rights to indemnification set forth in Section 5.11 and the benefits to be provided to Ms. Knight after the Merger pursuant to Section 5.10 and related
Schedule 5.10, nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         Section 8.10. Consolidation of Agreements. All understandings and agreements heretofore made in the Letter of Intent are merged into this Agreement, which includes the Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement. This Agreement supersedes the Letter of Intent, which shall be of no further force or effect.

         Section 8.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

         Section 8.12. Gender. Any pronoun used herein shall refer to any gender, masculine, feminine or neuter, as the context requires.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                                           ISB FINANCIAL CORPORATION



                                           By:     /s/ Larrey G. Mouton
                                                   -------------------------------------
                                                   Larrey G. Mouton
                                                   President and Chief Executive Officer

ATTEST:


By:      /s/ Guyton H. Watkins
         ---------------------------------
         Guyton H. Watkins, Secretary


                                           IBERIA SAVINGS BANK



                                           By:     /s/ Larrey G. Mouton
                                                   -------------------------------------
                                                   Larrey G. Mouton
                                                   President and Chief Executive Officer

ATTEST:



By:      /s/ Guyton H. Watkins
         ---------------------------------
         Guyton H. Watkins, Secretary

                                             JEFFERSON BANCORP, INC.



                                             By:     /s/ Karen L. Knight
                                                     -------------------------------------------
                                                     Karen L. Knight
                                                     President and Chief Executive Officer

ATTEST:



By: /s/ G. Robert Murphy, Jr.
    -------------------------------------
    G. Robert Murphy, Jr., Secretary



                                             JEFFERSON FEDERAL SAVINGS BANK



                                             By:     /s/ Karen L. Knight
                                                     -------------------------------------------
                                                     Karen L. Knight
                                                     President and Chief Executive Officer


ATTEST:



By: /s/ G. Robert Murphy, Jr.
    -------------------------------------
    G. Robert Murphy, Jr., Secretary

                                                                       EXHIBIT A

                    PLAN OF MERGER OF ISB ACQUISITION CORP.
                                      INTO
                            JEFFERSON BANCORP, INC.


         PLAN OF MERGER, dated as of _____ __, 1996, by and between ISB Acquisition Corp. ("Interim"), a Louisiana corporation formed by ISB Financial Corporation, Inc. ("Company"), a Louisiana corporation, solely to facilitate the transactions contemplated by the Reorganization Agreement, defined below, and Jefferson Bancorp, Inc. ("Jefferson"), a Louisiana corporation. Interim and Jefferson are hereinafter sometimes collectively referred to as the "Merging Corporations."

         This Plan of Merger is being entered into pursuant to an Agreement and Plan of Merger and Reorganization, dated as of May 24, 1996 (the
"Reorganization Agreement") by and among the Company, Iberia Savings Bank ("ISB"), Jefferson and Jefferson Federal Savings Bank ("Jefferson Savings Bank").

         In consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "Effective Date" shall mean the date at which the Merger contemplated by this Plan of Merger becomes effective as provided in Section
1.5 of the Reorganization Agreement.

         1.2 "Interim Common Stock" shall mean the common stock, par value $1.00 per share, of Interim owned by the Company.

         1.3 "Jefferson Common Stock" shall mean the common stock, par value $0.01 per share, of Jefferson.

         1.4 "Jefferson Option" shall mean an outstanding option to purchase Jefferson Common Stock issued by Jefferson.

         1.5 The "Merger" shall refer to the merger of Interim with and into Jefferson as provided in Section 2.1 of this Plan of Merger.

         1.6 "Stockholder Meeting" shall mean the meeting of the stockholders of Jefferson held pursuant to Section 5.3 of the Reorganization Agreement.

         1.7 "Surviving Corporation" shall refer to Jefferson as the surviving corporation of the Merger.


                                   ARTICLE II

                              TERMS OF THE MERGER

         2.1 The Merger. Subject to the terms and conditions set forth in the Reorganization Agreement, on the Effective Date, Interim shall be merged with and into Jefferson pursuant and subject to the Louisiana Business Corporation Law ("BCL"). Jefferson shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the State of Louisiana. On the Effective Date, the Surviving Corporation shall be considered the same business and corporate entity as each of the Merging Corporations and thereupon and thereafter, all the property, rights, powers, and franchises of each of the Merging Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Merging Corporations in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Merging Corporations is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Corporations if the Merger had not occurred.

         2.2 Articles of Incorporation. The Articles of Incorporation of Jefferson, as in effect on the Effective Date, shall continue in full force and effect following the Effective Date as the Articles of Incorporation of the Surviving Corporation.

         2.3 Bylaws. The Bylaws of Jefferson, as in effect on the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation until amended as provided by law.

         2.4 Directors and Officers of the Surviving Corporation. The directors and officers of Interim shall become the directors and officers of the Surviving Corporation as of the Effective Date, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.


                                  ARTICLE III

                              CONVERSION OF SHARES

         3.1     Conversion of Jefferson Common Stock and Options.

         (a) As of the Effective Date, each share of Jefferson Common Stock, issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares, as hereinafter defined, or shares held by the Company or ISB other than in a fiduciary capacity) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $23.00 in cash (such amount hereinafter referred to as the "Merger Consideration.").

         (b) At or immediately prior to the Effective Date, each Jefferson Option to purchase Jefferson Common Stock issued by Jefferson (other than Jefferson Options issued pursuant the Stock Option Agreement, dated as of March 29, 1996, by and between the Company and Jefferson) shall be canceled, and each holder of any such Jefferson Option, whether or not then vested or exercisable, shall be entitled to receive from the Company at the Effective Date for each Jefferson Option an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Jefferson Option by (ii) the number of shares of Jefferson Common Stock subject to such Jefferson Option.

         3.2     Exchange of Shares.

         (a) As of the Effective Date, the Company shall deposit in trust with _______________ ("Exchange Agent") cash in an amount equal to the maximum aggregate Merger Consideration.

         (b) As soon as practicable after the Effective Date but no later than five business days after the Effective Date, the Exchange Agent will send to each holder of record of a certificate or certificates (other than holders of Dissenting Shares) which, immediately prior to the Effective Date represented outstanding shares of Jefferson Common Stock ("Certificates"), a letter of transmittal for use in exchanging such Certificates for the Merger Consideration. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to promptly receive in exchange therefor the Merger Consideration as provided in Section 3.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any holder of Company Common Stock the Merger Consideration to which such holder of Jefferson Common Stock would otherwise be entitled until such holder surrenders the Certificate for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Surviving Corporation. Neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as required by law, no interest shall be payable with respect to the Merger Consideration payable for the outstanding shares of Jefferson Common Stock.

         (c) After the Effective Date, there shall be no transfers on the stock transfer books of Jefferson of the shares of Jefferson Common Stock which were outstanding immediately prior to the Effective Date and, if any Certificates representing such shares are presented for transfer to Jefferson, they shall be cancelled and exchanged for the Merger Consideration.

         (d) If payment of the Merger Consideration pursuant to Section 3.1 hereof for shares of Jefferson Common Stock is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Company in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Company that such tax has been paid or is not payable.

         (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section 3.2 that remains unclaimed by the stockholders of Jefferson twelve (12) months after the Effective Date shall be returned to the Company, upon demand, and any stockholder of Jefferson who had not exchanged his shares of Jefferson Common Stock for the Merger Consideration in accordance with this Agreement prior to that time shall thereafter look to the Company for payment of the Merger Consideration in respect of such shares, subject to applicable escheat laws.

         3.3 Dissenting Shares. Each share of Jefferson Common Stock issued and outstanding immediately prior to the Effective Date, the holder of which has not voted in favor of the Merger and who has properly perfected his dissenters' rights of appraisal by following the procedures set forth in the BCL, is referred to herein as a "Dissenting Share." Dissenting Shares owned by each holder thereof who has not exchanged his Certificates for the Merger Consideration or otherwise has not effectively withdrawn or lost his dissenter's rights, shall not be converted into or represent the right to receive the Merger Consideration pursuant to Section 3.1 hereof and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the BCL. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the BCL, provided such holder complies with the procedures contemplated by and set forth in the applicable provisions of the BCL. If any holder of Dissenting Shares shall effectively withdraw or lose his dissenter's rights under the applicable provisions of the BCL, such Dissenting Shares shall be converted into the right to receive the Merger Consideration in accordance with the provisions of Section 3.1 hereof.

         3.4 Interim Common Stock. Each share of Interim Common Stock which is issued and outstanding immediately prior to the Effective Date shall be converted automatically and without any action on the part of the holder thereof into an equal number of issued and outstanding shares of Common Stock of the Surviving Corporation.


                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 Conditions Precedent. The respective obligations of each party under this Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Reorganization Agreement.

         4.2 Termination. This Plan of Merger shall be terminated upon the termination of the Reorganization Agreement in accordance with Article VII thereof; provided, that any such termination of this Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

         4.3 Amendments. To the extent permitted by law, this Plan of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         4.4 Successors. This Plan of Merger shall be binding on the successors of Interim and Jefferson.

                          CERTIFICATE OF SECRETARY OF
                            JEFFERSON BANCORP, INC.

         I, _____________, hereby certify that I am the duly elected Secretary of Jefferson Bancorp, Inc., and that the foregoing Plan of Merger, after being approved by the Board of Directors, was submitted to, and approved by, shareholders of Jefferson Bancorp, Inc. in accordance with the applicable provisions of the Louisiana Business Corporation Law.


                                        ----------------------------------------
                                        Secretary of Jefferson Bancorp, Inc.

         IN WITNESS WHEREOF, Interim and Jefferson have caused this Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.


                                           ISB ACQUISITION CORP.

Attest:



                                       By:
- - --------------------------------           -------------------------------------
                                           Larrey G. Mouton
                                           President and Chief Executive Officer

- - --------------------------------




                                ACKNOWLEDGEMENT


THE STATE OF LOUISIANA    )
                              ) ss.
PARISH OF                     )

         Before me appeared Larrey G. Mouton, to me personally known, who, being by me duly sworn did say that he is the President of ISB Acquisition Corp. and that the instrument was signed on behalf of said corporation by authority of its Board of Directors and that Larrey G. Mouton acknowledged the instrument to be the free act and deed of the corporation and that the corporation has no corporate seal.

         Witness my hand and seal of Office, this ___ day of _____, 1996.



                                        ------------------------------------
                                        Notary Public


                                        ------------------------------------
                                        (Printed Name of Notary Public)

                                       JEFFERSON BANCORP, INC.
Attest:



                                   By:
- - --------------------------             ----------------------------------------
                                                  Karen L. Knight
                                       President and Chief Executive Officer

- - --------------------------


                                ACKNOWLEDGEMENT


THE STATE OF LOUISIANA            )
                                        ) ss.
PARISH OF                               )

         Before me appeared Karen L. Knight, to me personally known, who, being by me duly sworn did say that she is the President and Chief Executive Officer of Jefferson Bancorp, Inc. and that the seal affixed to said instrument is the corporate seal of said corporation and that the instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and that Karen L. Knight acknowledged the instrument to be the free act and deed of the corporation.

         Witness my hand and seal of Office, this ___ day of _____, 1996.


                                        ------------------------------------
                                        Notary Public


                                        ------------------------------------
                                        (Printed Name of Notary Public)

                                                                       EXHIBIT B

                AGREEMENT AND PLAN OF MERGER AND LIQUIDATION OF
                            JEFFERSON BANCORP, INC.
                          BY ISB FINANCIAL CORPORATION


         AGREEMENT AND PLAN OF MERGER AND LIQUIDATION agreed to this __ day of ____, 1996, between ISB Financial Corporation, a Louisiana corporation ("Company"), and Jefferson Bancorp, Inc., a Louisiana corporation
("Jefferson").

         WHEREAS, the Company owns all of the issued and outstanding capital stock of Jefferson; and

         WHEREAS, the Company wishes to approve, authorize, and consent to (i) the merger of Jefferson with and into the Company pursuant to Section 12:112 of the Business Corporation Law of the State of Louisiana ("BCL") and (ii) the voluntary liquidation of Jefferson in accordance with Section 332 of the Internal Revenue Code of 1986, as amended ("Code") and pursuant to an Agreement and Plan of Merger and Reorganization, dated as of May 24, 1996; and

         WHEREAS, ISB Acquisition Corp., a Louisiana corporation and former subsidiary of the Company, previously has merged with and into Jefferson.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Company approves, authorizes, and consents to the merger and liquidation of Jefferson.

         2. Following the consummation of this Agreement and Plan of Merger and Liquidation, Jefferson shall be liquidated in accordance with the provisions of Section 332 of the Internal Revenue Code of 1986, as amended.

         3. The officers of Jefferson are authorized and directed to distribute Jefferson's assets (subject to its liabilities) within one year in cancellation of its stock to the Company, as owner of all of its issued and outstanding stock.

         4. The officers of Jefferson are further authorized and directed to take all appropriate and necessary actions to liquidate Jefferson in accordance with the Code.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.



                                       ISB FINANCIAL CORPORATION

Attest:



                                    By:
- - ---------------------------            --------------------------------------
                                       Larrey G. Mouton
                                       President and Chief Executive Officer

- - ---------------------------


                                       JEFFERSON BANCORP, INC.

Attest:



                                    By:
- - ---------------------------            --------------------------------------
                                       Larrey G. Mouton
                                       President and Chief Executive Officer

- - ---------------------------

                                ACKNOWLEDGEMENT


THE STATE OF LOUISIANA                  )
                                        ) ss.
PARISH OF                               )


         Before me appeared Larrey G. Mouton, to me personally known, who, being by me duly sworn did say that he is the President of each of ISB Financial Corporation and Jefferson Bancorp, Inc. and that the seals affixed to said instrument are the corporate seals of said corporations and that the instrument was signed and sealed on behalf of said corporations by authority of their respective Board of Directors and that Larrey G. Mouton acknowledged the instrument to be the free act and deed of each of the corporation.

         Witness my hand and seal of Office, this ___ day of ___, 1996.



                                        ----------------------------------
                                        Notary Public


                                        ----------------------------------
                                        (Printed Name of Notary Public)

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT


       STOCK OPTION AGREEMENT, dated as of March 29, 1996, by and between ISB Financial Corporation (the "Company"), a Louisiana corporation and the parent holding company for Iberia Savings Bank ("ISB"), a Louisiana-chartered savings bank, and Jefferson Bancorp, Inc. ("Jefferson"), a Louisiana-chartered corporation and the parent holding company for Jefferson Federal Savings Bank (the "Bank"), a wholly owned federally chartered stock subsidiary savings bank (the "Agreement").


                              W I T N E S S E T H


       WHEREAS, the Company, Jefferson and the Bank have entered into a letter of intent dated as of the date hereof (the "Letter"), which is being executed simultaneously with the execution of this Agreement; and

       WHEREAS, the Company has requested the execution of this Agreement by Jefferson in order to increase the likelihood that the transactions contemplated by the Letter and the Definitive Agreement (as such term is defined in the Letter) will be consummated in accordance with their terms and as a condition to the Company's obligation to complete the transactions contemplated by the Letter and the Definitive Agreement and, in consideration for such obligation, Jefferson has agreed to issue to the Company an option entitling the Company to purchase shares of its common stock upon the terms and subject to the conditions set forth herein;

       NOW, THEREFORE, in consideration of the execution of the Letter and the premises therein and herein contained, the parties agree as follows:

       1. GRANT OF OPTION. Subject to the terms and conditions hereof, Jefferson irrevocably grants to the Company the option ("Option") to purchase at one time or from time to time an aggregate of 241,000 shares of common stock, $0.01 par value per share, of Jefferson ("Common Stock") at a price per share equal to $19.375 (the price per share is referred to below as the "Purchase Price" and the price when used with respect to a number of shares is referred to below as the "aggregate Purchase Price" for such shares). As used in this Agreement, the term "Shares" means the shares of Common Stock subject to the Option.

       2.     EXERCISE OF OPTION.

       (a) Subject to the terms and conditions hereof, the Company may exercise the Option, in whole at any time or in part from time to time, to the extent not previously exercised, upon the occurrence of a Purchase Event (as defined below) so long as the Purchase Event occurs prior to the Termination Date (as defined below). The Termination Date shall be the first to occur of the following: (i) the effective time of the merger of Jefferson with and into a subsidiary corporation formed by the Company in order to effectuate the acquisition of Jefferson pursuant to the Definitive Agreement, (ii) 12 months following the first occurrence of a Purchase Event (as defined below), (iii) termination of the Letter or the Definitive Agreement in accordance with its respective terms prior to the occurrence of a Purchase Event or (iv) 12 months after the termination of the Definitive Agreement by the Company as a result of a willful breach of any material representation, warranty, covenant or agreement of Jefferson.

       (b) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

              (i) Jefferson or any subsidiary thereof, including the Bank (such entities hereinafter referred to as "Jefferson Subsidiaries"), without having received the Company's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder) other than the Company or any affiliate of the Company (including ISB) (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act of 1933 (the "Securities Act")) or the Board of Directors of Jefferson shall have recommended that the shareholders of Jefferson approve or accept any Acquisition Transaction with any person other than the Company or any affiliate of the Company. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Jefferson or any Jefferson Subsidiary, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Jefferson or any Jefferson Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of Jefferson or any Jefferson Subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Jefferson and/or Jefferson Subsidiaries;

              (ii) Any person (other than the Company or any affiliate of the Company), other than in connection with a transaction to which the Company has given its prior written consent, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) and subsequent to such acquisition, (x) Jefferson shall have breached any material covenant or obligation contained in the Definitive Agreement and such breach would entitle the Company to terminate the Letter or the Definitive Agreement or (y) the holders of the Common Stock shall not have approved the Definitive Agreement at the meeting of such shareholders held for the purpose of voting on the Definitive Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Definitive Agreement or (z) the Board of Directors of Jefferson shall have withdrawn or modified in a manner adverse to the Company the recommendation of the Board of Directors of Jefferson with respect to the Definitive Agreement;

              (iii) After a bona fide proposal is made by any person other than the Company or any affiliate of the Company to Jefferson or its shareholders to engage in an Acquisition Transaction, (x) Jefferson shall have breached any material covenant or obligation contained in the Letter or the Definitive Agreement and such breach would entitle the Company to terminate the Letter or the Definitive Agreement, (y) the holders of the Common Stock shall not have approved the Letter or the Definitive Agreement at the meeting of such shareholders held for the purpose of voting on the Definitive Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Definitive Agreement or (z) the Board of Directors of Jefferson shall have withdrawn or modified in a manner adverse to the Company the recommendation of the Board of Directors of Jefferson with respect to the Definitive Agreement; or

       (c) Jefferson shall promptly give written notice to the Company of the occurrence of a Purchase Event known to Jefferson; however, the giving of such notice by Jefferson shall not be a condition to the right of the Company to exercise the Option. If more than one transaction or event giving rise to a Purchase Event is undertaken or effected, then all such transactions shall give rise to only one Purchase Event, as applicable, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions or events are abandoned.

       (d) Notwithstanding anything to the contrary contained in this Agreement, Jefferson shall not be obligated to issue Shares upon exercise of the Option (i) in the absence of any required governmental or regulatory approval or consent necessary for Jefferson to issue the Shares or for the Company to exercise the Option or prior to the expiration or termination of any waiting period required by law, (ii) in the event that the Company is in material breach of its covenants or obligations contained in the Letter or the Definitive Agreement or (iii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Shares. If the Option is otherwise exercisable but cannot be exercised prior to termination as specified in Section 2(a) solely because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall continue and will expire on the twentieth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

       3.     NOTICE OF EXERCISE; PAYMENT AND DELIVERY OF SHARES.

       (a) In the event that the Company desires to exercise the Option, the Company shall send a written notice to Jefferson specifying the total number of Shares it will purchase and a place and date for the closing (the "Closing") of such purchase, which date shall be not later than 15 business days nor earlier than two business days from the date such notice is given (the "Closing Date"). If prior notification to or approval of the FRB, the FDIC, the OTS or any other regulatory authority is required in connection with such purchase, Jefferson shall cooperate with the Company in the filing of the required notice of application for approval and the obtaining of such approval and the closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

       (b) On each Closing Date, the Company shall (i) pay to Jefferson, in immediately available funds by wire transfer to a bank account designated by Jefferson, an amount equal to the Purchase Price multiplied by the number of Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Jefferson at the address of Jefferson specified in Section 13(b) hereof. Jefferson shall pay any and all stamp taxes in connection with the issuance and sale of the Shares and in connection with the exercise of the Option, and will save the Company harmless against any and all liabilities with respect to such taxes.

       (c) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 3(b),
(i) Jefferson shall deliver to the Company (A) a certificate or certificates representing the Shares to be purchased at such Closing, which Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Common Stock purchasable hereunder, and (ii) the Company shall deliver to Jefferson a letter agreeing that the Company shall not offer to sell or otherwise dispose of such Shares in violation of applicable federal and state law or the provisions of this Agreement.

       (d) In addition to any other legend that is required by applicable law, certificates for the Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

              THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF AN OPTION AGREEMENT DATED AS OF MARCH 29, 1996. A COPY OF SUCH AGREEMENT WILL BE

              PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

       It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if the Company shall have delivered to Jefferson a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to Jefferson and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

       4. REPRESENTATIONS AND WARRANTIES OF JEFFERSON. Jefferson hereby represents and warrants to the Company as follows:

       (a) Due Authorization. Jefferson has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Jefferson. This Agreement has been duly executed and delivered by Jefferson. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Jefferson with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Jefferson is a party, by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulations applicable to Jefferson or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws or regulations, is required of Jefferson in connection with the execution and delivery by Jefferson of this Agreement or the consummation by Jefferson of the transactions contemplated hereby.

       (b) Authorized Stock. Jefferson has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Common Stock necessary for the Company to exercise the Option, and Jefferson will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Common Stock to be issued upon due exercise of the Option, including all additional shares of Common Stock or other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Jefferson.

       5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Jefferson that:

       (a) Due Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company.

       (b) Purchase Not for Distribution. This Option is not being, and any Shares or other securities acquired by the Company upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

       6.     ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

       (a) In the event of any change in Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that the Company shall receive, upon exercise of the Option, the number and class of shares or other securities or property that the Company would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Common Stock are issued after the date of this Agreement (other than pursuant to employee stock options or an event described in the first sentence of this Section 6(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with all shares of Common Stock previously issued pursuant hereto, equals 9.99% of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

       (b) In the event that Jefferson shall enter into an agreement: (i) to consolidate with or merge into any person, other than the Company or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than the Company or one of its subsidiaries, to merge into Jefferson and Jefferson shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of Jefferson or any other person or cash or any other property or the outstanding shares of Jefferson Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than the Company or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Company shall receive for each Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Common Stock less the Purchase Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of Common Stock for which the Option is then exercisable).

       7.     REGISTRATION OF THE SHARES.

       (a) If the Company requests Jefferson in writing to register under the Securities Act or any other applicable securities registration requirements any Shares which have been purchased by the Company hereunder, Jefferson will use its best efforts to cause the Shares so specified in such request to be registered as soon as practicable so as to permit the sale or other distribution by the Company of such Shares (and to keep such registration in effect for a period of at least 180 days) and in connection therewith shall prepare and file as promptly as reasonably possible (but in no event later than 45 days from receipt of the Company's request) a registration statement under the Securities Act to effect such registration on an appropriate form, which would permit the sale of the Shares by the Company in the manner specified by the Company in its request. In connection with such registration, Jefferson shall use its best efforts to cause to be delivered to the Company (and any other holder whose Shares are the subject of such registration) such certificates, opinions, accountants' letters and other documents as the Company (or any such other holder) shall reasonably request and are customarily rendered in connection with the registration of securities under the Securities Act. The Company shall provide all information reasonably requested by Jefferson for inclusion in any documents to be prepared hereunder. All expenses incurred by Jefferson in complying with the provisions of this Section 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Jefferson and blue sky fees and expenses shall be paid by Jefferson. Underwriting discounts and commissions to brokers and dealers relating to the Shares, fees and disbursements of counsel to the Company any other expenses incurred by the Company in connection with such registration shall be borne by the Company. Jefferson shall not be obligated to make effective more than one registration statement pursuant to this Section 7(a).

       (b) Jefferson shall notify the Company in writing not less than ten business days prior to filing a registration statement under the Securities Act with respect to any Common Stock (other than a filing on Form S-8) of Jefferson's intention so to file. If the Company wishes to have any portion of its Shares purchased hereunder included in such registration statement, it shall advise Jefferson in writing to that effect within five business days following receipt of such notice from Jefferson pursuant to the preceding sentence, and Jefferson will thereupon include the number of shares indicated by the Company under such registration statement, provided, however, that if the managing underwriter determines and advises Jefferson and the Company in writing that the inclusion in the registration statement of the number of shares indicated by the Company would be likely to materially and adversely affect the successful marketing of the Common Stock proposed to be registered and sold by Jefferson, then the number of shares indicated by the Company to be included in the underwriting shall be reduced or eliminated pro rata among all holders of shares of Common Stock requesting such registration, and further provided, however, that nothing herein shall prevent Jefferson from, at any time, abandoning or delaying any registration.

       (c) The rights provided under this Section 7 shall expire upon the third annual anniversary of the first acquisition of Shares by the Company hereunder.

       8.     INDEMNIFICATION.

       (a)    In connection with any registration under the provisions of
Section 7 hereof, Jefferson shall indemnify and hold harmless the Company and any underwriter (as defined in the Securities Act) for the Company and each person who controls the Company or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which the Company or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary or final offering prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Jefferson will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue or alleged untrue statement or omission so made in conformity with information furnished by the Company such underwriter or such controlling persons in writing specifically for use in the preparation thereof.

       (b) The Company will indemnify and hold harmless Jefferson, any underwriter for Jefferson and each person who controls Jefferson or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which Jefferson or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary or final offering prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue or allegedly untrue statement or omission was so made in conformity with information furnished by the Company in writing specifically for use therein.

       (c) Promptly after receipt by an indemnified party pursuant to the provisions of Section 8(a) or (b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of Section 8(a) or (b), promptly notify the indemnifying party of the commencement thereof; except to the extent of any actual prejudice to the indemnifying party, the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 8(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

       (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative fault, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

       9. QUOTATION. If the Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq Stock Market's National Market or any securities exchange, Jefferson, upon the request of the Company after the occurrence of a Purchase Event, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq Stock Market's National Market or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

       10. DIVISION OF OPTION. Upon the occurrence of and following a Purchase Event, this Agreement (and the Option granted hereby) shall be exchangeable, without expense, at the option of the Company, upon presentation and surrender of this Agreement at the principal office of Jefferson, for other agreements providing for options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Jefferson of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and in the case of loss, theft or destruction of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Jefferson will execute and deliver a new agreement of like tenor and date.

       11. FURTHER ASSURANCES. Jefferson agrees to execute and deliver such documents and instruments and take such further actions as may be necessary or appropriate or the Company may reasonably request in order to ensure that the Company receives the full benefits of this Agreement (including, without limitation, the prompt filing of any required notice or application for approval with any applicable federal or state regulatory agency and the expeditious processing of the same). Prior to the Termination Date, Jefferson will refrain from taking any action which would have the effect of preventing or interfering with the delivery by Jefferson of the Shares (or other securities deliverable pursuant to Section 6 hereof) to the Company upon any exercise of the Option or from otherwise performing its obligations under this Agreement.

       12. REMEDIES. The parties agree that the Company would be irreparably damaged if for any reason Jefferson failed to issue any of the Shares (or other securities deliverable pursuant to Section 6 hereof) upon exercise of the Option or to perform any of its other obligations under this Agreement, and that the Company would not have an adequate remedy at law in such event. Accordingly, the Company shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Jefferson. This provision is without prejudice to any other rights that the Company may have against Jefferson for any failure to perform its obligations under this Agreement.

       13.    MISCELLANEOUS.

       (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

       (b) Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telecopy or telex addressed as follows:

              (i)    If to the Company, to:

                     ISB Financial Corporation
                     1101 E. Admiral Doyle Drive
                     New Iberia, Louisiana 70560
                          ATTN:       Larrey G. Mouton
                                      President and Chief Executive Officer

                     Copy to:

                     Elias, Matz, Tiernan & Herrick L.L.P.
                     734 15th Street, N.W.
                     Washington, DC 20005
                     ATTN:       Hugh T. Wilkinson, Esq.



              (ii)   If to Jefferson, to:

                     Jefferson Bancorp, Inc.
                     1011 Fourth Street
                     Gretna, Louisiana 70053
                     ATTN:       Karen L. Knight
                                 President and Chief Executive Officer

                     Copy to:

                     Housley, Kantarian & Bronstein, P.C.
                     Suite 700
                     1220 19th Street, N.W.
                     Washington, D.C. 20036
                     ATTN:       Leonard Volin, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         (c) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         If for any reason any court or regulatory agency determines that the Option will not permit the holder to acquire the full number of Shares, it is the express intention of Jefferson to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof, and any such delivery or deliveries of Shares by Jefferson shall be in full satisfaction of Jefferson's obligation to deliver Shares hereunder.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without giving effect to the principles of conflicts of laws thereof.

         (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (f) Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

         (g) Assignment. The Company may assign this Agreement to any wholly owned subsidiary of the Company or ISB. The Company may not, without the prior written consent of Jefferson, assign this Agreement to any other person in whole or in part, provided that upon the occurrence of and following a Purchase Event, the Company may sell, transfer, assign or otherwise dispose of its rights and obligations hereunder in whole or in part without such consent. In the case of any permitted sale, transfer, assignment or disposition in part of this Option, Jefferson shall do all things necessary to facilitate the same and the person to whom this Option is sold, transferred assigned or disposed of shall agree in writing to the terms and conditions hereof. This Agreement shall not be assignable by Jefferson except by operation of law. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (h) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than an assignee or transferee of the Company pursuant to Section 13(g) hereof) any rights or remedies of any nature whatsoever under or by any reason of this Agreement.

         14. ENTIRE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                         ISB FINANCIAL CORPORATION

Attest:



/s/Wayne L. Robideaux                    By:   /s/Larrey G. Mouton
- - ------------------------------------           --------------------------------
                                               Larrey G. Mouton
                                               President and Chief Executive
                                                 Officer


                                         JEFFERSON BANCORP, INC.

Attest:



/s/G. Robert Murphy, Jr.                 By:   /s/Karen L. Knight
- - ------------------------------------           --------------------------------
                                               Karen L. Knight
                                               President and Chief Executive
                                                 Officer

                                                                      APPENDIX C



                           [Charles Webb letterhead]





August 19, 1996


Board of Directors
Jefferson Bancorp, Inc.
1011 Fourth Street
Gretna, Louisiana  70053

Dear Ladies and Gentlemen:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Jefferson Bancorp, Inc. ("Jefferson"), of the consideration to be received by such stockholders in the merger (the "Merger") between Jefferson and a wholly owned subsidiary of ISB Financial Corporation, a Louisiana Corporation ("ISBF"). We have not been requested to opine as to, and our opinion does not in any matter address, Jefferson's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger and Reorganization, dated May 24, 1996, by and among Jefferson and its wholly owned subsidiary, Jefferson Federal Savings Bank ("Jefferson Federal"), and ISBF and its wholly owned subsidiary, Iberia Savings Bank (the "Agreement"), at the effective time of the Merger, ISBF will acquire all of Jefferson's issued and outstanding shares of common stock (2,195,635) shares as of the date of the Agreement, which includes 24,130 shares that, while allocated to Jefferson's Management and Recognition Plan, have not been granted) and the holders of such shares of common stock will receive $23.00 in cash in exchange for each share of Jefferson common stock.
In addition, the holders of unexercised and outstanding options awarded pursuant to Jefferson's 1994 Directors' Stock Option Plan, 1994 Key Employee Stock Compensation Program and the 1992 Stock Incentive Plan will receive, for each share subject to such option, the difference between $23.00 and the price the holder was required to pay for such share upon the exercise of the option (127,336 unexercised options outstanding as of the date of the Agreement). The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Jefferson Bancorp, Inc.
August 19, 1996
Page 2


Charles Webb & Company, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by Jefferson, including (i) the prospectus dated July 7, 1994 for Jefferson's offering of common stock in connection with the reorganization of Jefferson Federal from the mutual holding company to the stock holding company structure, (ii) Annual Reports, Proxy Statements and Form 10-Ks for the years ended December 31, 1994 and 1995, (iii) Form 10-Qs for the quarters ended March 31, 1995, June 30, 1995, September 30, 1995, and March 31, 1996, and (iv) certain other information we deemed relevant. We discussed with senior management and the Boards of Directors of Jefferson and its wholly owned subsidiary, Jefferson Federal, the current position and prospective outlook for Jefferson. We considered historical quotations and the prices of recorded transactions in Jefferson's common stock since its public offering in August 1994. We reviewed financial and stock market data of other savings institutions, particularly in the southern region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

For ISBF, we reviewed the audited financial statements for the year ended December 31, 1995, quarterly financial statements (unaudited) for the preceding quarters since its initial public offering in April 1995, and certain other information deemed relevant.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by Jefferson and ISBF and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from Jefferson, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of Jefferson's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, or of potential and/or contingent liabilities of Jefferson or ISBF. We have further relied on the assurances of management of Jefferson and ISBF that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

Jefferson Bancorp, Inc.
August 19, 1996
Page 3

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to Jefferson or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to Jefferson in connection with the Merger and will receive a fee for such services, a majority of which is contingent upon the consummation of the Merger. In addition, Jefferson has agreed to indemnify us for certain liabilities arising out of our engagement by Jefferson in connection with the Merger. We have also performed various investment banking services for Jefferson in the past and have received customary fees for such services.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be received by the stockholders of Jefferson in the Merger is fair, from a financial point of view, to the stockholders of Jefferson.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of Jefferson used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of Jefferson in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,


Charles Webb & Company

                                                                      APPENDIX D

                          STATUTORY DISSENTERS' RIGHTS
                  UNDER THE LOUISIANA BUSINESS CORPORATION LAW


         12:     131 RIGHTS OF SHAREHOLDER DISSENTING FROM CERTAIN CORPORATE
ACTIONS. - A. Except as provided in subsection B of this Section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

         B. The right to dissent provided by this Section shall not exist in the case of:

                 (1) A sale pursuant to an order of a court having jurisdiction in the premises.

                 (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

                 (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

         C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty per cent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgement of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgement aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the Secretary of State, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgement of the escrow bank or trust company as hereinabove prescribed.

         D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgement, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

         E. In the case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this Section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

         F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

         G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

         H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this Section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this Section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

JEFFERSON BANCORP, INC.                                         REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JEFFERSON BANCORP, INC. FOR USE ONLY AT A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 19, 1996 AND ANY ADJOURNMENT THEREOF.

         The undersigned, being a stockholder of Jefferson Bancorp, Inc. ("Jefferson"), hereby authorizes Karen L. Knight and Dr. G. Robert Murphy, Jr., or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders of Jefferson to be held at Jefferson's office located at 1011 Fourth Street, Gretna, Louisiana 70053 on September 19, 1996, at 10:00 a.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

         1. To approve and adopt the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated as of May 24, 1996, by and among ISB Financial Corporation ("ISBF"), Iberia Savings Bank ("ISB"), Jefferson and Jefferson Federal Savings Bank, and a related Plan of Merger (the "Plan of Merger"), pursuant to which (i) ISB Acquisition Corp. will be merged into Jefferson (the "Merger"), with Jefferson as the surviving corporation; and
(ii) each share of common stock of Jefferson, par value $.01 per share, outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Louisiana law, and shares held by ISBF or ISB in other than a fiduciary capacity) shall be converted into and represent the right to receive $23.00 in cash.

         / / FOR              / / AGAINST           / / ABSTAIN


         2. To adjourn the Special Meeting, if necessary, to solicit additional proxies.

         / / FOR              / / AGAINST           / / ABSTAIN

         In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.



                   (Continued and to be signed on other side)

         THIS PROXY, IF EXECUTED, WILL BE VOTED FOR PROPOSALS 1 AND 2 IF NO CHOICE IS MADE HEREIN. PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT IN THE ENCLOSED ENVELOPE.

         The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Stockholders of Jefferson Bancorp, Inc. called for September 19, 1996 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.


                           Date:                                         , 1996
                                -----------------------------------------


                                -----------------------------------------
                                                 Signature


                                -----------------------------------------
                                                 Signature


                                    Note: Please sign exactly your name(s)
                                    appear(s) on this Proxy.  Only one
                                    signature is required in the case of a
                                    joint account.  When signing in a
                                    representative capacity, please give title.


PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.